Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
dated as of
July 2, 2009
among
NEW QUEST HOLDINGS CORP.,
QUEST RESOURCE CORPORATION,
QUEST MIDSTREAM PARTNERS, L.P.,
QUEST ENERGY PARTNERS, L.P.,
QUEST MIDSTREAM GP, LLC,
QUEST ENERGY GP, LLC,
QUEST RESOURCE ACQUISITION CORP.,
QUEST ENERGY ACQUISITION, LLC,
QUEST MIDSTREAM HOLDINGS CORP.
and
QUEST MIDSTREAM ACQUISITION, LLC

v

Exhibit Number	Document
2.2.1	Form of Restated Certificate of Incorporation of Holdco

2.2.2	Form of Bylaws of Holdco

8.17	Form of Registration Rights Agreement

9.1(e)	List of Bank Consents

GLOSSARY OF DEFINED TERMS

Action	Section 8.13(a)
affiliate	Section 11.9(b)
Agreement	Preamble
Antitrust Laws	Section 8.6(b)
Applicable Laws	Section 5.5(a)
Book-Entry Shares	Section 4.2(b)
Business Day	Section 11.9(e)
Cawley	Section 5.26(c)
Certificates	Section 4.2(b)
Certificates of Conversion	Section 1.5(b)
Certificates of Merger	Section 1.7(b)
Class A QMLP Subordinated Units	Section 5.4(b)
Class B QMLP Subordinated Units	Section 5.4(b)
Closing	Section 1.8
Closing Date	Section 1.8
Code	Recitals
Conversions	Section 1.5(a)
Delaware LLC Act	Section 1.2(a)
Delaware LP Act	Section 1.2(a)
DGCL	Section 1.1(a)
Effective Time	Section 1.1(b)
Environmental Laws	Section 5.14(a)
ERISA	Section 5.12(a)
ERISA Affiliate	Section 5.12(a)
Exchange Act	Section 4.4
Exchange Agent	Section 4.2(a)
Excluded QRC Assets	Article 5
Excluded Shares/Units	Section 4.1(a)
Existing D&O Insurance	Section 8.13(b)
Expenses	Section 10.6(d)
FERC	Section 7.26(a)
Form S-4	Section 5.24
GAAP	Section 5.6(c)
good and defensible title	Section 5.26(e)
Hazardous Materials	Section 5.14(b)
Holdco	Preamble
Holdco Bylaws	Section 2.2
Holdco Charter	Section 2.2
Holdco Common Stock	Section 1.1(c)

Hydrocarbons	Section 5.26(b)
Indemnified Party or Indemnified Parties	Section 8.13(a)
Investment Company Act	Section 5.29
Letter of Transmittal	Section 4.2(b)
Liens	Section 5.4(a)
Merger Sub or Merger Subs	Preamble
Mergers	Section 1.7(a)
Modified Terms	Section 8.2(d)
NASDAQ	Section 5.6(b)
Nevada Act	Section 1.1(a)
Oil and Gas Properties	Section 5.26(b)
Party or Parties	Section 11.9(a)
Permitted Liens	Section 11.9(d)
Proxy Statement/Prospectus	Section 5.24
QEGP	Preamble
QEGP Certificate of Merger	Section 1.7(b)
QEGP Effective Time	Section 1.7(b)
QEGP Merger	Section 1.7(a)
QEGP Operating Agreement	Section 8.1(v)
QELLC	Section 1.4(a)
QELP	Preamble
QELP Alternative Proposal	Section 8.3(h)
QELP Benefit Plans	Section 6.12(a)
QELP Certificate of Conversion	Section 1.4(b)
QELP Certificate of Merger	Section 1.2(b)
QELP Change in Board Recommendation	Section 8.3(d)
QELP Common Units	Section 1.2(c)
QELP Conversion	Section 1.4(a)
QELP Conversion Time	Section 1.4(b)
QELP Disclosure Letter	Article 6
QELP Entities	Section 6.1(c)
QELP Exchange Ratio	Section 1.2(c)
QELP GP Units	Section 1.2(d)
QELP Incentive Distribution Rights	Section 5.4(b)
QELP LTIP	Section 4.1(c)(i)
QELP Material Adverse Effect	Section 6.1(b)
QELP Material Contracts	Section 6.21(a)
QELP Merger	Section 1.2(a)
QELP Merger Sub	Preamble
QELP Parties	Article 6

QELP Partnership Agreement	Section 6.3(a)
QELP Permits	Section 6.5(b)
QELP Proposing Party	Section 8.3(d)
QELP Real Property	Section 6.5(c)
QELP Recommendation	Section 6.19
QELP Reports	Section 6.7(a)
QELP Reserve Report	Section 6.26(c)
QELP Restricted Award	Section 4.1(c)(ii)
QELP Specified Warranties	Section 9.2(a)
QELP Subordinated Units	Section 5.4(b)
QELP Superior Proposal	Section 8.3(i)
QELP Surviving Entity	Section 1.2(a)
QELP Termination Amount	Section 10.6(b)(i)
QELP Unitholder Approval	Section 6.20
QMGP	Preamble
QMGP Certificate of Merger	Section 1.6(b)
QMGP Effective Time	Section 1.6(b)
QMGP Merger	Section 1.6(a)
QMGP Operating Agreement	Section 8.1(v)
QMGP Units	Recitals
QMHC	Preamble
QMLLC	Section 1.5(a)
QMLP	Preamble
QMLP Alternative Proposal	Section 8.4(h)
QMLP Benefit Plans	Section 7.12(a)
QMLP Certificate of Conversion	Section 1.5(b)
QMLP Certificate of Merger	Section 1.3(b)
QMLP Change in Board Recommendation	Section 8.4(d)
QMLP Common Units	Section 1.3(c)
QMLP Conversion	Section 1.5(a)
QMLP Conversion Time	Section 1.5(b)
QMLP Disclosure Letter	Article 7
QMLP Entities	Section 7.1(b)
QMLP Exchange Ratio	Section 1.3(c)
QMLP GP Exchange Ratio	Section 1.3(d)
QMLP GP Units	Section 1.3(d)
QMLP Incentive Distribution Rights	Section 5.4(b)
QMLP Investors	Recitals
QMLP Material Adverse Effect	Section 7.1(b)
QMLP Material Contracts	Section 7.21(a)

QMLP Merger	Section 1.3(a)
QMLP Merger Sub	Preamble
QMLP Parties	Article 7
QMLP Partnership Agreement	Section 7.3(a)
QMLP Permits	Section 7.5(b)
QMLP Proposing Party	Section 8.4(d)
QMLP Ratios	Section 1.3(d)
QMLP Real Property	Section 7.5(c)
QMLP Recommendation	Section 7.19
QMLP Restricted Award	Section 4.1(d)
QMLP Specified Warranties	Section 9.2(b)
QMLP Subordinated Units	Section 5.4(b)
QMLP Superior Proposal	Section 8.4(i)
QMLP Surviving Entity	Section 1.3(a)
QMLP Termination Amount	Section 10.6(c)(i)
QMLP Unitholder Approval	Section 7.20
QRC	Preamble
QRC Alternative Proposal	Section 8.2(h)
QRC Benefit Plans	Section 5.12(a)
QRC Certificate of Merger	Section 1.1(b)
QRC Change in Board Recommendation	Section 8.2(d)
QRC Common Stock	Section 1.1(c)
QRC Disclosure Letter	Article 5
QRC Entities	Section 5.1(b)
QRC Exchange Ratio	Section 1.1(c)
QRC Material Adverse Effect	Section 5.1(b)
QRC Material Contracts	Section 5.21(a)
QRC Merger	Section 1.1(a)
QRC Merger Sub	Preamble
QRC Option	Section 4.1(b)(ii)
QRC Parties	Article 5
QRC Permits	Section 5.5(b)
QRC Preferred Stock	Section 5.3(a)
QRC Proposing Party	Section 8.2(d)
QRC Real Property	Section 5.5(c)
QRC Recommendation	Section 5.19
QRC Reports	Section 5.7(a)
QRC Reserve Report	Section 5.26(c)
QRC Restricted Award	Section 4.1(b)(ii)
QRC Rights	Section 5.3(a)

x

QRC Rights Agreement	Section 5.23(b)
QRC Specified Warranties	Section 9.3(a)
QRC Stock Plans	Section 4.1(b)(i)
QRC Stockholder Approval	Section 5.20
QRC Superior Proposal	Section 8.2(i)
QRC Surviving Entity	Section 1.1(a)
QRC Termination Amount	Section 10.6(a)(i)
Registration Rights Agreement	Section 8.17
Regulatory Filings	Section 5.6(b)
Representatives	Section 8.2(a)
Returns	Section 5.11(a)(i)
rights-of-way	Section 5.25(d)
Sarbanes-Oxley Act	Section 5.8(a)
SEC	Section 4.4
Stifel	Section 6.18
STP Newco	Article 6
Subsidiary	Section 11.9(c)
Support Agreement	Recitals
Surviving Entities	Section 1.3(a)
Takeover Statutes	Section 5.23(a)
Tax or Taxes	Section 5.11(j)
Termination Date	Section 10.2(a)
Transaction Documents	Section 5.2
Treasury Regulations	Recitals

AGREEMENT AND PLAN OF MERGER
     AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of July 2, 2009, is by and among New Quest Holdings Corp., a Delaware corporation (“Holdco”), Quest Resource Corporation, a Nevada corporation (“QRC”), Quest Midstream Partners, L.P., a Delaware limited partnership (“QMLP”), Quest Energy Partners, L.P., a Delaware limited partnership (“QELP”), Quest Midstream GP, LLC, a Delaware limited liability company (“QMGP”), Quest Energy GP, LLC, a Delaware limited liability company (“QEGP”), Quest Resource Acquisition Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QRC Merger Sub”), Quest Energy Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of Holdco (“QELP Merger Sub”), Quest Midstream Holdings Corp., a Delaware corporation that is a wholly owned direct subsidiary of Holdco (“QMHC”), and Quest Midstream Acquisition, LLC, a Delaware limited liability company that is a wholly-owned direct subsidiary of QMHC (“QMLP Merger Sub”). QMHC, QRC Merger Sub, QELP Merger Sub and QMLP Merger Sub are sometimes referred to herein collectively as the “Merger Subs” and each a “Merger Sub.”
RECITALS
     WHEREAS, QRC, QELP and QMLP desire to combine their businesses on the terms and conditions set forth in this Agreement;
     WHEREAS, for federal income tax purposes, it is intended by the parties hereto that (i) the QRC Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “Treasury Regulations”), (ii) this Agreement constitute a plan of reorganization within the meaning of Section 368 of the Code and such Treasury Regulations with respect to the QRC Merger, and (iii) the QELP Merger and the QMLP Merger constitute taxable exchanges;
     WHEREAS, the board of directors of QEGP, acting upon the unanimous recommendation of its Conflicts Committee, has (i) determined that this Agreement and the QELP Merger are advisable, fair to and in the best interests of QELP and the holders of QELP Common Units (other than QEGP and its affiliates), (ii) approved the execution and delivery of this Agreement by QELP and QEGP and the execution and delivery of the Support Agreement by QELP, (iii) recommended approval and adoption of this Agreement and the QELP Merger by the holders of QELP Common Units (other than QEGP and its affiliates), as a class, and the holders of the QELP Subordinated Units, as a class, and (iv) determined that the QELP Conversion is in the best interests of QELP and QEGP and that the QEGP Merger is in the best interests of QEGP, approved the QELP Conversion and the QEGP Merger and recommended approval of the QELP Conversion by Holdco, as sole holder of common units of the QELP Surviving Entity immediately following the Effective Time;
     WHEREAS, the board of directors of QMGP, acting upon the unanimous recommendation of its Conflicts Committee, has (i) determined that this Agreement and the QMLP Merger are advisable, fair to and in the best interests of QMLP and the holders of QMLP Common Units (other than QMGP and its affiliates), (ii) approved the execution and delivery of this Agreement by QMLP and QMGP and the execution and delivery of the Support Agreement by QMLP, (iii) recommended approval and adoption of this Agreement and the QMLP Merger by the holders of QMLP Common Units (other than QMGP and its affiliates), as a class, and the holders of the QMLP Subordinated Units, as a class, and (iv) determined that the QMLP Conversion and the QMGP Merger are in the best interests of QMGP, approved the QMLP Conversion and the QMGP Merger and recommended approval of the QMLP Conversion by QMHC, as sole holder of common units of the QMLP Surviving Entity immediately following the Effective Time, and approval of the QMGP Merger by the holders of the outstanding QMGP Units;
     WHEREAS, the board of directors of QRC, acting on the unanimous recommendation of the Special Committee thereof, has (i) determined that this Agreement and the QRC Merger are advisable, fair to and in the best interests of QRC and the holders of QRC Common Stock and adopted this Agreement and the QRC Merger, (ii) approved the execution and delivery of this Agreement by QRC, (iii) recommended approval of this Agreement and the QRC Merger by the holders of QRC Common Stock, and (iv) determined that the QEGP Merger and the QMGP Merger are in the best interest of QRC, approved the QEGP Merger and the QMGP Merger and recommended approval of this Agreement by Holdco, as the sole stockholder of the QRC Surviving Entity immediately following the Effective Time;
     WHEREAS, QRC, QELP, QMLP and certain holders of QMLP Common Units (the “QMLP Investors”) are parties to a Support Agreement, dated as of the date hereof (the “Support Agreement”), pursuant to which, among other things, during the term of this Agreement, (i) QRC has agreed to vote (or cause to be voted) the QELP Common Units, the QELP Subordinated Units and the QMLP Subordinated Units of which QRC is the record and beneficial owner to approve and adopt this Agreement, the QELP Merger, the QMLP Merger and the other transactions contemplated by this Agreement, (ii) the QMLP Investors have agreed to vote (or cause to be voted) the QMLP Common Units of which they are the record and beneficial owners to approve and adopt this Agreement and the QMLP Merger, (iii) certain QMLP Investors who are also holders of units of QMGP (the “QMGP Units”) have agreed to approve, authorize and consent to the QMGP Merger, and (iv) the QMLP Investors have agreed not to exercise their right to effect a sale of QMLP under Section 3(a) of the Amended and Restated Investors’ Rights Agreement, dated as of November 1, 2007, by and among QMLP, QMGP, QRC, the QMLP Investors and certain other unitholders of QMLP; and
     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and the other transactions contemplated by this Agreement and also to prescribe certain conditions to the Mergers as specified herein.
     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE 1
THE MERGERS
     Upon the terms and subject to the conditions set forth in this Agreement, each of the QRC Merger, the QELP Merger and the QMLP Merger shall occur simultaneously at the

Effective Time, but the transactions contemplated by this Article 1 shall, for Tax purposes, be deemed to occur in the order set forth below (it being understood that, notwithstanding the foregoing, certain of the transactions contemplated by this Article 1 shall be effective at the time specified in this Article 1).
     Section 1.1 The QRC Merger.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”) and the Nevada Revised Statutes (the “Nevada Act”), at the Effective Time, QRC Merger Sub shall be merged with and into QRC (the “QRC Merger”), and the separate corporate existence of QRC Merger Sub shall thereupon cease. QRC shall be the surviving entity in the QRC Merger (sometimes referred to herein as the “QRC Surviving Entity”). The QRC Merger shall have the effects specified herein and in the DGCL and the Nevada Act.
          (b) As soon as practicable following the satisfaction or waiver (subject to Applicable Laws) of the conditions set forth in this Agreement, at the Closing, QRC and QRC Merger Sub shall cause a properly executed certificate of merger and articles of merger (collectively, the “QRC Certificate of Merger”) meeting the requirements of Section 252 of the DGCL and the requirements of Section 92A.200 of the Nevada Act, respectively, to be filed in accordance with such sections. The QRC Merger shall become effective at the time that QRC, QELP and QMLP shall have agreed upon and designated in the QRC Certificate of Merger as the effective time of the QRC Merger (the “Effective Time”).
          (c) At the Effective Time, subject to Section 4.1(b)(ii) with respect to shares subject to QRC Restricted Awards, the holders of shares of common stock, par value $0.001 per share, of QRC (“QRC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of QRC Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.1) shall, by virtue of the QRC Merger, have the right to receive 0.0575 (the “QRC Exchange Ratio”) validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of Holdco (“Holdco Common Stock”) in exchange for each such share of QRC Common Stock. Each such share of QRC Common Stock shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of any such share of QRC Common Stock shall thereafter cease to have any rights with respect to such share of QRC Common Stock, except the right to receive, without interest, certificates for shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation in accordance with Section 4.2(b) and any unpaid dividends and distributions on shares of Holdco Common Stock in accordance with Section 4.2(c). Any fractional share of Holdco Common Stock that would otherwise be issued in the QRC Merger shall be rounded up to the nearest whole share of Holdco Common Stock.
          (d) At the Effective Time, each issued and outstanding share of common stock of QRC Merger Sub shall be converted, by virtue of the QRC Merger, into one share of common stock of the QRC Surviving Entity.
          (e) Each of the QRC Surviving Entity and Holdco shall be entitled to deduct and withhold from any consideration otherwise payable to any person pursuant to Article 4 such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the applicable governmental taxing authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of QRC Common Stock in respect of which such deduction and withholding was made.
     Section 1.2 The QELP Merger.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), at the Effective Time, QELP Merger Sub shall be merged with and into QELP (the “QELP Merger”), and the separate existence of QELP Merger Sub shall thereupon cease. QELP shall be the surviving entity in the QELP Merger (sometimes referred to herein as the “QELP Surviving Entity”). The QELP Merger shall have the effects specified herein and in the Delaware LP Act and the Delaware LLC Act.
          (b) As soon as practicable following the satisfaction or waiver (subject to Applicable Laws) of the conditions set forth in this Agreement, at the Closing, QELP shall cause a properly executed certificate of merger (the “QELP Certificate of Merger”) meeting the requirements of Section 17-211 of the Delaware LP Act and Section 18-209 of the Delaware LLC Act to be filed in accordance with such sections. The QELP Merger shall become effective at the Effective Time, which shall be designated in the QELP Certificate of Merger as the effective time of the QELP Merger.
          (c) At the Effective Time, subject to Section 4.1(c)(ii) with respect to units subject to QELP Restricted Awards, the holders of common units of QELP (the “QELP Common Units”) issued and outstanding immediately prior to the Effective Time (other than QELP Common Units to be canceled without payment of any consideration therefor pursuant to Section 4.1) shall, by virtue of the QELP Merger, have the right to receive 0.2859 (the “QELP Exchange Ratio”) validly issued, fully paid and nonassessable shares of Holdco Common Stock in exchange for each such QELP Common Unit. Each such QELP Common Unit shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of any such QELP Common Unit shall thereafter cease to have any rights with respect to such QELP Common Unit, except the right to receive, without interest, certificates for shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation in accordance with Section 4.2(b) and any unpaid dividends and distributions on shares of Holdco Common Stock in accordance with Section 4.2(c). Any fractional share of Holdco Common Stock that would otherwise be issued in the QELP Merger shall be rounded up to the nearest whole share of Holdco Common Stock. Upon the Effective Time, all rights with respect to distributions in respect of QELP Common Units, including any right to receive the Minimum Quarterly Distribution (as defined in the QELP Partnership Agreement) and any arrearages thereon, shall terminate.
          (d) At the Effective Time, by virtue of the QELP Merger, (i) the issued and outstanding general partner units of QELP (the “QELP GP Units”) held by QEGP shall be converted into one general partner unit of the QELP Surviving Entity and (ii) the issued and outstanding membership interests of QELP Merger Sub shall be converted into an aggregate of 9,999,999 common units of the QELP Surviving Entity.
          (e) Each of the QELP Surviving Entity and Holdco shall be entitled to deduct and withhold from any consideration otherwise payable to any person pursuant to Article 4 such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the applicable governmental taxing authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the QELP Common Units in respect of which such deduction and withholding was made.
     Section 1.3 The QMLP Merger.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware LP Act and the Delaware LLC Act, at the Effective Time, QMLP Merger Sub shall be merged with and into QMLP (the “QMLP Merger”), and the separate existence of QMLP Merger Sub shall thereupon cease. QMLP shall be the surviving entity in the QMLP Merger (sometimes referred to herein as the “QMLP Surviving Entity” and, together with the QRC Surviving Entity and the QELP Surviving Entity, the “Surviving Entities”). The QMLP Merger shall have the effects specified herein and in the Delaware LP Act and the Delaware LLC Act.
          (b) As soon as practicable following the satisfaction or waiver (subject to Applicable Laws) of the conditions set forth in this Agreement, at the Closing, QMLP shall cause a properly executed certificate of merger (the “QMLP Certificate of Merger”) meeting the requirements of Section 17-211 of the Delaware LP Act and Section 18-209 of the Delaware LLC Act to be filed in accordance with such sections. The QMLP Merger shall become effective at the Effective Time, which shall be designated in the QMLP Certificate of Merger as the effective time of the QMLP Merger.
          (c) At the Effective Time, subject to Section 4.1(d) with respect to units subject to QMLP Restricted Awards, the holders of common units of QMLP (the “QMLP Common Units”) issued and outstanding immediately prior to the Effective Time and QMLP Common Units issuable at the Effective Time upon the vesting of outstanding awards or other contract rights set forth in Section 7.3 of the QMLP Disclosure Letter (other than QMLP Common Units to be canceled without payment of any consideration therefore pursuant to Section 4.1) shall, by virtue of the QMLP Merger, have the right to receive 0.4033 (the “QMLP Exchange Ratio”) validly issued, fully paid and nonassessable shares of Holdco Common Stock in exchange for each such QMLP Common Unit. Each such QMLP Common Unit shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of any such QMLP Common Unit shall thereafter cease to have any rights with respect to such QMLP Common Unit, except the right to receive, without interest, certificates for shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation in accordance with Section 4.2(b) and any unpaid dividends and distributions on shares of Holdco Common Stock in accordance with Section 4.2(c). Any fractional share of Holdco Common

Stock that would otherwise be issued in the QMLP Merger shall be rounded up to the nearest whole share of Holdco Common Stock. Upon the Effective Time, all rights with respect to distributions in respect of QMLP Common Units, including any right to receive the Minimum Quarterly Distribution (as defined in the QMLP Partnership Agreement) and any arrearages thereon, shall terminate.
          (d) At the Effective Time, by virtue of the QMLP Merger, (i) the issued and outstanding general partner units of QMLP (the “QMLP GP Units”) held by QMGP shall be converted into one general partner unit of the QMLP Surviving Entity and a number of validly issued, fully paid and nonassessable shares of Holdco Common Stock equal to the product obtained by multiplying (x) the number of shares of Holdco Common Stock issuable pursuant to Section 1.3(c) by (y) 0.30612% (the “QMLP GP Exchange Ratio” and, together with the QMLP Exchange Ratio, the “QMLP Ratios”), rounded up to the nearest whole share of Holdco Common Stock, and (ii) the issued and outstanding membership interests of QMLP Merger Sub shall be converted into an aggregate of 9,999,999 common units of the QMLP Surviving Entity.
          (e) Each of the QMLP Surviving Entity, QMHC and Holdco shall be entitled to deduct and withhold from any consideration otherwise payable to any person pursuant to Article 4 such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the applicable governmental taxing authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the QMLP Common Units in respect of which such deduction and withholding was made.
     Section 1.4 The QELP Conversion.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware LLC Act and the Delaware LP Act, at the QELP Conversion Time, Holdco and QEGP shall cause the QELP Surviving Entity to be converted (the “QELP Conversion”) into a Delaware limited liability company with the name New Quest Oil & Gas, LLC or such other name as shall be agreed upon by the Parties prior to the Closing (“QELLC”). The QELP Conversion shall have the effects specified herein and in the Delaware LP Act and the Delaware LLC Act.
          (b) At the Closing, QELP shall cause a properly executed certificate of conversion (the “QELP Certificate of Conversion”) meeting the requirements of Section 18-214 of the Delaware LLC Act to be filed in accordance with such section. The QELP Conversion shall become effective at the time designated in the QELP Certificate of Conversion as the effective time of the QELP Conversion, which shall be on the Closing Date and promptly following the Effective Time (the “QELP Conversion Time”).
          (c) At the QELP Conversion Time, by virtue of the QELP Conversion, (i) the issued and outstanding general partner unit of the QELP Surviving Entity shall cease to be issued and shall be canceled without payment of any consideration therefor, and no units of QELLC or other consideration shall be delivered in exchange therefor, and (ii) the issued and outstanding common units of the QELP Surviving Entity shall be converted into the sole issued and outstanding membership interests of QELLC.
     Section 1.5 The QMLP Conversion.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware LLC Act and the Delaware LP Act, at the QMLP Conversion Time, QMHC and QMGP shall cause the QMLP Surviving Entity to be converted (the “QMLP Conversion” and, together with the QELP Conversion, the “Conversions”) into a Delaware limited liability company with the name New Quest Pipeline, LLC or such other name as shall be agreed upon by the Parties prior to the Closing (“QMLLC”). The QMLP Conversion shall have the effects specified herein and in the Delaware LP Act and the Delaware LLC Act.
          (b) At the Closing, QMLP shall cause a properly executed certificate of conversion (the “QMLP Certificate of Conversion” and, together with the QELP Certificate of Conversion, the “Certificates of Conversion”) meeting the requirements of Section 18-214 of the Delaware LLC Act to be filed in accordance with such section. The QMLP Conversion shall become effective at the time designated in the QMLP Certificate of Conversion as the effective time of the QMLP Conversion, which shall be on the Closing Date and promptly following the Effective Time (the “QMLP Conversion Time”).
          (c) At the QMLP Conversion Time, by virtue of the QMLP Conversion, (i) the issued and outstanding general partner unit of the QMLP Surviving Entity shall cease to be issued and shall be canceled without payment of any consideration therefor, and no units of QMLLC or other consideration shall be delivered in exchange therefor, and (ii) the issued and outstanding common units of the QMLP Surviving Entity shall be converted into the sole issued and outstanding membership interests of QMLLC.
     Section 1.6 The QMGP Merger.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware LLC Act and the Nevada Act, at the QMGP Effective Time, QMGP shall be merged with and into the QRC Surviving Entity (the “QMGP Merger”), and the separate existence of QMGP shall thereupon cease. The QRC Surviving Entity shall be the surviving entity in the QMGP Merger. The QMGP Merger shall have the effects specified herein and in the Delaware LLC Act and the Nevada Act.
          (b) At the Closing, the QRC Surviving Entity shall cause a properly executed certificate of merger and articles of merger (collectively, the “QMGP Certificate of Merger”) meeting the requirements of Section 18-209 of the Delaware LLC Act and the requirements of Section 92A.200 of the Nevada Act, respectively, to be filed in accordance with such sections. The QMGP Merger shall become effective at the time designated in the QMGP Certificate of Merger as the effective time of the QMGP Merger, which shall be on the Closing Date and promptly following the QMLP Conversion Time (the “QMGP Effective Time”).
          (c) At the QMGP Effective Time, the holders of QMGP Units issued and outstanding immediately prior to the QMGP Effective Time (other than QMGP Units to be canceled without payment of any consideration therefor pursuant to Section 4.1) shall, by virtue of the QMGP Merger, have the right to receive, in exchange for each such QMGP Unit, a number of validly issued, fully paid and nonassessable shares of Holdco Common Stock receivable by QMGP in the QMLP Merger pursuant to Section 1.3(d) equal to the quotient obtained by dividing (i) the number of such shares of Holdco Common Stock so receivable by QMGP by (ii) the total number of such QMGP Units outstanding immediately prior to the QMGP Effective Time. Each such QMGP Unit shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of any such QMGP Unit shall thereafter cease to have any rights with respect to such QMGP Unit, except the right to receive, without interest, certificates for shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation in accordance with Section 4.2(b) and any unpaid dividends and distributions on shares of Holdco Common Stock in accordance with Section 4.2(c). Any fractional share of Holdco Common Stock that would otherwise be issued in the QMGP Merger shall be rounded down to the nearest whole share of Holdco Common Stock.
          (d) Each of the QRC Surviving Entity and Holdco shall be entitled to deduct and withhold from any consideration otherwise payable to any person pursuant to Article 4 such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the applicable governmental taxing authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the QMGP Units in respect of which such deduction and withholding was made.
     Section 1.7 The QEGP Merger.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware LLC Act and the Nevada Act, at the QEGP Effective Time, QEGP shall be merged with and into the QRC Surviving Entity (the “QEGP Merger” and, together with the QRC Merger, the QELP Merger, the QMLP Merger and the QMGP Merger, the “Mergers”), and the separate existence of QEGP shall thereupon cease. The QRC Surviving Entity shall be the surviving entity in the QEGP Merger with the name New Quest Energy Corp. or such other name as shall be agreed upon by the Parties prior to the Closing. The QEGP Merger shall have the effects specified herein and in the Delaware LLC Act and the Nevada Act.
          (b) At the Closing, the QRC Surviving Entity shall cause a properly executed certificate of merger and articles of merger (collectively, the “QEGP Certificate of Merger” and, together with the QRC Certificate of Merger, the QELP Certificate of Merger, the QMLP Certificate of Merger and the QMGP Certificate of Merger, the “Certificates of Merger”) meeting the requirements of Section 18-209 of the Delaware LLC Act and the requirements of Section 92A.200 of the Nevada Act, respectively, to be filed in accordance with such sections. The QEGP Merger shall become effective at the time designated in the QEGP Certificate of Merger as the effective time of the QEGP Merger, which shall be on the Closing Date and promptly following the QELP Conversion Time (the “QEGP Effective Time”).

          (c) At the QEGP Effective Time, the membership interests of QEGP issued and outstanding immediately prior to the QEGP Effective Time shall, by virtue of the QEGP Merger, cease to be issued and shall be canceled without payment of any consideration therefor.
     Section 1.8 The Closing. The closing of the Mergers and the other transactions described in this Article 1 (the “Closing”) shall take place at the offices of Baker Botts L.L.P. at 910 Louisiana Street, Houston, Texas at 10:00 a.m., local time, on a date to be specified by the Parties (the “Closing Date”), which date shall be no later than the third Business Day after the satisfaction or waiver (to the extent permitted by Applicable Laws) of the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Parties may agree in writing.
ARTICLE 2
ORGANIZATIONAL DOCUMENTS
     Section 2.1 Limited Liability Company Agreements of the Converted Entities. On or prior to the Closing Date, each of QRC, QELP and QMLP shall agree on the form of limited liability company agreement to be used for each of QELLC and QMLLC in the Conversions, such agreement not to be unreasonably withheld.
     Section 2.2 Certificate of Incorporation and Bylaws of Holdco. On or prior to the Closing Date, the Board of Directors of Holdco shall take, and shall cause Holdco to take, all requisite action to cause (i) the certificate of incorporation of Holdco to be amended and restated in accordance with Applicable Laws to be in the form set forth on Exhibit 2.2.1 (except that the name of Holdco shall be changed to a name to be mutually agreed upon by the Parties prior to the mailing of the Proxy Statement/Prospectus to the stockholders of QRC and the unitholders of QELP) (as so amended and restated, the “Holdco Charter”), and (ii) the bylaws of Holdco to be amended and restated in accordance with Applicable Laws to be in the form set forth on Exhibit 2.2.2 (as so amended, the “Holdco Bylaws”).
ARTICLE 3
DIRECTORS OF HOLDCO
     Section 3.1 Board of Directors of Holdco. Prior to the Closing, Holdco will take all action necessary to cause (a) the Board of Directors of Holdco as of the Effective Time to consist of nine (9) members, two (2) of whom shall consist of persons designated by the Board of Directors of QRC (which shall be William H. Damon III and John H. Rateau or, if either of them are not able or elect not to serve, another person designated by the Board of Directors of QRC), three (3) of whom shall consist of persons designated by the Conflicts Committee of the Board of Directors of QEGP (which shall be Gary Pittman, Mark Stansberry and J. Phillip McCormick or, if any of them are not able or elect not to serve, another person designated by the Conflicts Committee of the Board of Directors of QEGP), three (3) of whom shall consist of persons designated by the Board of Directors of QMGP (which shall be Daniel Spears, Duke R. Ligon and Edward Russell or, if any of them are not able or elect not to serve, another person designated by the Conflicts Committee of the Board of Directors of QMGP), and one (1) of

whom shall be the principal executive officer of Holdco (which shall be David Lawler or, if he is not to be the principal executive officer of Holdco as of the Effective Time, the person designated to be such principal executive officer as of the Effective Time) and (b) Gary Pittman to be designated as the Chairman of the Board of Directors of Holdco (or, if he is not able or elects not to serve, another person designated by the Holdco Board of Directors following the Effective Time). From and after the Closing, each person so designated shall serve as a director of Holdco until such person’s successor shall be elected and qualified or such person’s earlier death, resignation or removal in accordance with the Holdco Charter and the Holdco Bylaws.
     Section 3.2 Board of Directors of QRC, QEGP and QMGP. Each of QRC, QEGP and QMGP shall use its reasonable best efforts to cause the members of its respective Board of Directors in office immediately prior to the Effective Time to tender his or her resignation as a director of the applicable Board of Directors, to be effective at the Effective Time.
ARTICLE 4
CONVERSION OF SECURITIES
     Section 4.1 Conversion of Certain Equity.
          (a) At the Effective Time, (i) each share of QRC Common Stock, each QELP Common Unit and each QMLP Common Unit issued and held in treasury and each share of QRC Common Stock, each QELP Common Unit and each QMLP Common Unit owned immediately prior to the Effective Time by any Party, any Merger Sub or Holdco (or any of their respective direct or indirect wholly owned Subsidiaries) shall, by virtue of the QRC Merger, the QELP Merger or the QMLP Merger, respectively, cease to be issued and shall be canceled without payment of any consideration therefor, and no shares of Holdco Common Stock or other consideration shall be delivered in exchange therefor; (ii) each issued and outstanding incentive distribution right of QELP and each issued and outstanding subordinated unit of QELP shall, by virtue of the QELP Merger, cease to be issued and shall be canceled without payment of any consideration therefor, and no shares of Holdco Common Stock or other consideration shall be delivered in exchange therefor; and (iii) each issued and outstanding incentive distribution right of QMLP and each issued and outstanding Class A subordinated unit and Class B subordinated unit of QMLP shall, by virtue of the QMLP Merger, cease to be issued and shall be canceled without payment of any consideration therefor, and no shares of Holdco Common Stock or other consideration shall be delivered in exchange therefor. At the QMGP Effective Time, the issued and outstanding QMGP Units held by the QRC Surviving Entity, Holdco or any of their respective Subsidiaries shall, by virtue of the QMGP Merger, cease to be issued and shall be canceled without payment of any consideration therefor, and no shares of Holdco Common Stock or other consideration shall be delivered in exchange therefor. The shares of QRC Common Stock, the QELP Common Units, the QMLP Common Units and the QMGP Units to be cancelled pursuant to this Section 4.1(a) shall be collectively referred to hereinafter as the “Excluded Shares/Units.”
          (b) (i) Prior to the Effective Time, QRC shall take such action as necessary to vest immediately prior to the Effective Time all unvested restricted stock or bonus share awards of shares of QRC Common Stock outstanding under QRC’s 2005 Omnibus Stock Award Plan and any other QRC equity plans (collectively, the “QRC Stock Plans”) as of the date of this Agreement and identified in Section 4.1(b)(i) of the QRC Disclosure Letter.
               (ii) At the Effective Time and without any action on the part of the holders thereof, (A) all unexercised options to acquire shares of QRC Common Stock outstanding at such time (whether or not vested) and identified in Section 4.1(b)(ii) of the QRC Disclosure Letter (individually, a “QRC Option” and collectively, the “QRC Options”) and (B) all unvested restricted stock or bonus share awards of shares of QRC Common Stock outstanding at such time and not vested pursuant to Section 4.1(b)(i) (individually, a “QRC Restricted Award” and collectively, the “QRC Restricted Awards”) under the QRC Stock Plans shall remain outstanding following the Effective Time, subject to the modifications described in this Section 4.1(b)(ii). Prior to the Effective Time, Holdco and QRC shall take all actions (if any) as may be required to cause the assumption of the QRC Options and QRC Restricted Awards by Holdco pursuant to this Section 4.1(b)(ii) so that, as of the Effective Time, the QRC Stock Plans shall be assumed by Holdco (with such adjustments thereto as may be required to reflect the QRC Merger, including the substitution of Holdco Common Stock for QRC Common Stock thereunder), and the QRC Options and the QRC Restricted Awards shall be assumed and adjusted by Holdco, subject to the same terms and conditions as under the applicable QRC Stock Plan and the applicable option or award agreement entered into pursuant thereto. In addition, Holdco, QRC and the QRC Surviving Entity shall take all actions (if any) as may be required to cause, as of the Effective Time, the conversion of (1) each such assumed QRC Option into an option to purchase the number of whole shares of Holdco Common Stock that is equal to the product (rounded down to the nearest whole share) of (a) the number of shares of QRC Common Stock subject to such QRC Option immediately prior to the Effective Time and (b) the QRC Exchange Ratio, at an exercise price per share of Holdco Common Stock equal to the quotient (rounded up to the nearest whole cent) obtained from dividing (c) the exercise price for each such share of QRC Common Stock subject to such QRC Option immediately prior to the Effective Time by (d) the QRC Exchange Ratio, and otherwise on the same terms and conditions as applied to each such QRC Option immediately prior to the Effective Time; provided, however, that in no event shall the exercise price be less than the par value of Holdco Common Stock; and (2) each such assumed QRC Restricted Award into a restricted share award or bonus share award, as applicable, with respect to the number of whole shares of Holdco Common Stock that is equal to the product (rounded down to the nearest whole share) of (a) the number of restricted shares or bonus shares of QRC Common Stock subject to such QRC Restricted Award immediately prior to the Effective Time and (b) the QRC Exchange Ratio, and otherwise on the same terms and conditions as applied to each such QRC Restricted Award immediately prior to the Effective Time. The adjustments provided herein with respect to any QRC Stock Options shall be and are intended to be effected in a manner which is consistent with Sections 409A and 424 of the Code and the applicable Treasury Regulations and other guidance issued by the Internal Revenue Service thereunder.
          (c) (i) Prior to the Effective Time, QELP shall take such action as necessary to vest immediately prior to the Effective Time all unvested restricted awards of shares of QELP common units outstanding under the Quest Energy Partners, L.P. Long-Term Incentive Plan (the “QELP LTIP”) as of the date of this Agreement and identified in Section 4.1(c)(i) of the QELP Disclosure Letter.

               (ii) At the Effective Time and without any action on the part of the holders thereof, all unvested restricted awards of QELP common units outstanding at such time and not vested pursuant to Section 4.1(c)(i) (individually, a “QELP Restricted Award” and collectively, the “QELP Restricted Awards”) under the QELP LTIP shall remain outstanding following the Effective Time, subject to the modifications described in this Section 4.1(c)(ii). Prior to the Effective Time, Holdco and QELP shall take all actions (if any) as may be required to cause the assumption of the QELP Restricted Awards by Holdco pursuant to this Section 4.1(c)(ii) so that as of the Effective Time the QELP LTIP shall be assumed by Holdco (with such adjustments thereto as may be required to reflect the QELP Merger, including the substitution of Holdco Common Stock for QELP Common Units thereunder), and the QELP Restricted Awards shall be assumed and adjusted by Holdco, subject to the same terms and conditions as under the applicable QELP LTIP and the applicable award agreement entered into pursuant thereto. In addition, Holdco, QELP and the QELP Surviving Entity shall take all actions (if any) as may be required to cause, as of the Effective Time, the conversion of each such assumed QELP Restricted Award into a restricted share award with respect to the number of whole shares of Holdco Common Stock that is equal to the product (rounded down to the nearest whole share) of (A) the number of restricted units of QELP Common Units subject to such QELP Restricted Award immediately prior to the Effective Time and (B) the QELP Exchange Ratio, and otherwise on the same terms and conditions as applied to each such QELP Restricted Award immediately prior to the Effective Time.
          (d) At the Effective Time and without any action on the part of the holders thereof, all unvested restricted awards of QMLP common units outstanding at such time and not vested pursuant to the terms of such awards (individually, a “QMLP Restricted Award” and collectively, the “QMLP Restricted Awards”) shall remain outstanding following the Effective Time, subject to the modifications described in this Section 4.1(d). Prior to the Effective Time, Holdco and QMLP shall take all actions (if any) as may be required to cause the assumption of the QMLP Restricted Awards by Holdco pursuant to this Section 4.1(d) so that as of the Effective Time the QMLP Restricted Awards shall be assumed and adjusted by Holdco, subject to the same terms and conditions as under the applicable award agreement. In addition, Holdco, QMLP and the QMLP Surviving Entity shall take all actions (if any) as may be required to cause, as of the Effective Time, the conversion of each such assumed QMLP Restricted Award into a restricted share award with respect to the number of whole shares of Holdco Common Stock that is equal to the product (rounded down to the nearest whole share) of (A) the number of restricted units of QMLP Common Units subject to such QMLP Restricted Award immediately prior to the Effective Time and (B) the QMLP Exchange Ratio, and otherwise on the same terms and conditions as applied to each such QMLP Restricted Award immediately prior to the Effective Time.
          (e) Except as otherwise provided under this Agreement or required under the applicable award agreement as in effect on the date of this Agreement, from and after the date of this Agreement, none of Holdco, QRC, the QRC Surviving Entity or any of their respective Subsidiaries shall take any action to provide for the acceleration of the exercisability or vesting of any QRC Option or QRC Restricted Award, as applicable, in connection with the QRC Merger. Except as otherwise provided under this Agreement or required under the applicable award agreement as in effect on the date of this Agreement, from and after the date of this Agreement, none of Holdco, QELP, the QELP Surviving Entity or any of their respective

Subsidiaries shall take any action to provide for the acceleration of the exercisability or vesting of any QELP Restricted Award in connection with the QELP Merger. Except as otherwise provided under this Agreement or required under the applicable award agreement as in effect on the date of this Agreement, from and after the date of this Agreement, none of Holdco, QMLP, the QMLP Surviving Entity or any of their respective Subsidiaries shall take any action to provide for the acceleration of the exercisability or vesting of any QMLP Restricted Award in connection with the QMLP Merger.
          (f) Promptly following the Closing, Holdco shall file with the SEC a Registration Statement on Form S-8 (or any successor form) covering the shares of Holdco Common Stock issuable upon exercise of the QRC Options or vesting of the QRC Restricted Awards, QELP Restricted Awards and QMLP Restricted Awards after the Effective Time to be assumed pursuant to Section 4.1(b), Section 4.1(c) and Section 4.1(d) and shall use its reasonable best efforts to cause such registration statement to remain effective for as long as there are outstanding any such options and awards. Except as otherwise specifically provided by Section 4.1(b), Section 4.1(c) and Section 4.1(d), the terms of the QRC Options and QRC Restricted Awards and the relevant QRC Stock Plans, as in effect at the Effective Time, the terms of the QELP Restricted Awards and the QELP LTIP, as in effect at the Effective Time, and the terms of the QMLP Restricted Awards, as in effect at the Effective Time, shall remain in full force and effect with respect to QRC Options and QRC Restricted Awards and the QELP Restricted Awards and the QMLP Restricted Awards, respectively, after giving effect to the QRC Merger, QELP Merger and QMLP Merger and the assumptions by Holdco as set forth above.
          (g) As soon as practicable following the Effective Time, Holdco shall deliver to the holders of QRC Options, QRC Restricted Awards, QELP Restricted Awards and QMLP Restricted Awards appropriate notices setting forth such holders’ rights pursuant to the respective QRC Stock Plans, QELP LTIP and QMLP Restricted Awards and the agreements evidencing the grants of such options and awards and stating that such QRC Options, QRC Restricted Awards, QELP Restricted Awards and QMLP Restricted Awards and such agreements shall be assumed by Holdco and shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 4.1(b), Section 4.1(c) and Section 4.1(d)).
     Section 4.2 Exchange of Certificates Representing QRC Common Stock, QELP Common Units, QMLP Common Units and QMGP Units.
          (a) Prior to the mailing of the Proxy Statement/Prospectus, Holdco shall appoint a bank or trust company, reasonably satisfactory to each of QRC, QELP and QMLP, to act as exchange agent (the “Exchange Agent”). Holdco shall, at or promptly following the Closing, deposit, or cause to be deposited with the Exchange Agent, for the benefit of the holders of shares of QRC Common Stock, QELP Common Units, QMLP Common Units, and QMGP Units, for exchange in accordance with this Article 4, certificates representing the shares of Holdco Common Stock or shares of Holdco Common Stock represented by book entry to be issued pursuant to Article 1 and delivered pursuant to this Section 4.2 in exchange for such outstanding shares of QRC Common Stock, QELP Common Units, QMLP Common Units or QMGP Units. Holdco shall make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of dividends or other distributions in accordance with Section 4.2(c).
          (b) Promptly after the Effective Time, but in no event later than three Business Days following the Closing Date, Holdco shall cause the Exchange Agent to mail to each holder of record of one or more certificates (“Certificates”) or book-entry notations (“Book-Entry Shares”) (other than holders of a Certificate or Book-Entry Shares in respect of Excluded Shares/Units) that immediately prior to the Effective Time represented shares of QRC Common Stock, QELP Common Units, QMLP Common Units or QMGP Units: (A) a letter of transmittal (the “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, and which shall be in such form and have such other provisions as QRC, QELP and QMLP may reasonably agree and (B) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender thereof, in exchange for certificates representing shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation, and any unpaid dividends and distributions on shares of Holdco Common Stock in accordance with Section 4.2(c). Subject to the second sentence of Section 4.2(d), upon surrender of a Certificate or Book-Entry Shares for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may customarily be required by the Exchange Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation that such holder is entitled to receive and (y) a check representing the amount of unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, after giving effect to any required withholding Tax, and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount (dividends or otherwise) payable to holders of Certificates or Book-Entry Shares. In the event of a transfer of ownership of QRC Common Stock that occurred prior to the Effective Time but is not registered in the transfer records of QRC, a transfer of ownership of QELP Common Units that occurred prior to the Effective Time but is not registered in the transfer records of QELP, a transfer of ownership of QMLP Common Units that occurred prior to the Effective Time but is not registered in the transfer records of QMLP or a transfer of ownership of QMGP Units that occurred prior to the QMGP Effective Time but is not registered in the transfer records of QMGP, a certificate representing the proper number of shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation may be issued to such a transferee if the Certificate or Book-Entry Shares representing such QRC Common Stock, QELP Common Units, QMLP Common Units or QMGP Units, respectively, is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock or unit transfer Taxes have been paid. If any certificate for shares of Holdco Common Stock or any non-certificated shares of Holdco Common Stock represented by book-entry notation are to be issued in a name other than that in which the Certificate or Book-Entry Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Holdco Common Stock or non-certificated shares of Holdco

Common Stock represented by book entry notation in a name other than that of the registered holder of the Certificate or Book-Entry Shares surrendered, or shall establish to the reasonable satisfaction of Holdco or the Exchange Agent that such tax has been paid or is not applicable.
          (c) Whenever a dividend or other distribution is declared by Holdco in respect of Holdco Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Holdco Common Stock issuable pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, no dividends or other distributions so declared with respect to such Holdco Common Stock shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Holdco Common Stock issuable upon surrender of such Certificate or Book-Entry Share as a result of the conversion provided in this Article 4 until such Certificate or Book-Entry Share is surrendered as provided herein. Subject to the effect of Applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be paid to the holder of the Certificate or Book-Entry Share so surrendered, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date prior to surrender payable with respect to the number of shares of Holdco Common Stock issued pursuant to Article 1, less the amount of any withholding Taxes, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Holdco Common Stock, less the amount of any withholding Taxes.
          (d) If, after the Closing, Certificates or Book-Entry Shares are presented to Holdco, the presented Certificates or Book-Entry Shares shall be canceled and exchanged for certificates representing shares of Holdco Common Stock or non-certificated shares of Holdco Common Stock represented by book-entry notation deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.
          (e) Any shares of Holdco Common Stock and any portion of the dividends or other distributions with respect to the Holdco Common Stock deposited by Holdco with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the former stockholders of QRC or the former unitholders of QELP, QMLP or QMGP one year after the Effective Time shall be transferred to Holdco. Any former stockholders of QRC and any former unitholders of QELP, QMLP or QMGP who have not complied with this Article 4 before the first anniversary of the Closing Date shall thereafter look only to Holdco for delivery of certificates representing their shares of Holdco Common Stock or their non-certificated shares of Holdco Common Stock represented by book-entry notation and cash for any unpaid dividends and distributions on the shares of Holdco Common Stock deliverable to such former stockholder or unitholder pursuant to this Agreement, without any interest thereon.
          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such person of a bond in such reasonable amount as Holdco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate certificates representing the shares of Holdco Common Stock or non-

certificated shares of Holdco Common Stock represented by book-entry notation and unpaid dividends and distributions on shares of Holdco Common Stock, as provided in Section 4.2(c), deliverable in respect thereof pursuant to this Agreement and without interest thereon.
          (g) None of Holdco, QRC, QELP, QMLP or the Exchange Agent or any other person shall be liable to any person in respect of any capital stock, partnership interests or membership interest to be surrendered in the transactions pursuant to this Agreement or Holdco Common Stock properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates or Book-Entry Shares shall not have been surrendered prior to such date on which any such capital stock, partnership interest, membership interest or Holdco Common Stock in respect of such Certificate or Book-Entry Shares would escheat to or become the property of any governmental authority, any such shares in respect of such Certificates or Book-Entry Shares shall, to the extent permitted by Applicable Laws, become the property of Holdco, free and clear of all claims or interest of any person previously entitled thereto.
     Section 4.3 Adjustment of Exchange Ratios. If, between the date of this Agreement and the Effective Time (to the extent permitted by Section 8.1), the outstanding shares of QRC Common Stock, QELP Common Units, QMLP Common Units or QMGP Units shall have been increased, decreased, changed into or exchanged for a different number of shares or units or different class, in each case, by reason of any reclassification, recapitalization, stock or unit split, split-up, combination or exchange of shares or units or a stock or unit dividend or dividend payable in other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable QRC Exchange Ratio, QELP Exchange Ratio or QMLP Ratio shall be appropriately adjusted to provide to Holdco and the holders of QRC Common Stock, QELP Common Units, QMLP Common Units or QMGP Units, as applicable, the same economic effect as contemplated by this Agreement prior to such event.
     Section 4.4 Rule 16b-3 Approval. Prior to the Closing, Holdco, QRC and QELP, and their respective Boards of Directors or qualified committees thereof, shall use their reasonable best efforts to take all actions to cause any dispositions of QRC Common Stock or QELP Common Units (including derivative securities with respect to QRC Common Stock or QELP Common Units) or acquisitions of Holdco Common Stock (including derivative securities with respect to Holdco Common Stock) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act in accordance with the terms and conditions set forth in no-action letters issued by the Securities and Exchange Commission (“SEC”) in similar transactions.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF QRC, HOLDCO AND MERGER SUBS
     Except as set forth (i) in the QRC Reports or QELP Reports filed on or after December 31, 2008 and prior to the date of this Agreement (excluding any disclosures included in any risk factor section of such documents and any other disclosures in such documents to the extent that they are cautionary, predictive or forward-looking in nature) or (ii) in the disclosure letter delivered to QELP and QMLP by QRC at or prior to the execution of this Agreement (the “QRC Disclosure Letter”) and making reference to the particular section of this Article 5 to which exception is being taken (provided that any information set forth in one section or subsection of the QRC Disclosure Letter shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent), QRC, Holdco and each Merger Sub (collectively, the “QRC Parties”), jointly and severally but subject to Section 11.1, represent and warrant to QELP and QMLP that (it being understood and agreed that the representations and warranties in this Article 5 shall not cover the assets listed in Section 5 of the QRC Disclosure Letter (the “Excluded QRC Assets”)):
     Section 5.1 Existence and Good Standing.
          (a) QRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Holdco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of QRC and Holdco is duly registered or qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect. Each of QRC and Holdco has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Holdco has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing, will not own or lease any properties or transact any business other than in connection with the transactions contemplated by this Agreement. The copies of the articles or certificate of incorporation and bylaws of each of QRC and Holdco previously provided to QELP and QMLP are true and correct and contain all amendments as of the date of this Agreement.
          (b) As used in this Agreement, “QRC Material Adverse Effect” means, with respect to QRC and each of its direct or indirect Subsidiaries, other than QEGP and QMGP and their Subsidiaries (collectively, the “QRC Entities”), any change, effect, event, occurrence, state of facts or development that individually or in the aggregate has a material adverse effect on or change in (i) the business, assets, properties, liabilities, financial condition or results of operations of the QRC Entities, taken as a whole, except to the extent that any such change or effect arises or results from (A) changes in general economic, capital market, regulatory or political conditions or changes in law or accounting policies or the interpretation thereof, (B) changes that affect generally the industries in which the QRC Entities are engaged, (C) any change in the trading prices or trading volume of the QRC Common Stock (but not any change or effect underlying such change in prices or volume to the extent such change or effect would otherwise constitute a QRC Material Adverse Effect), (D) any changes or fluctuations in the prices of oil, natural gas or any other commodity, (E) the announcement or pendency of this Agreement, including any loss of sales or loss of employees or labor disputes or employee strikes, slowdowns, job actions or work stoppages or labor union activities, (F) any war, act of terrorism, civil unrest, acts of God or similar events occurring after the date of this Agreement, (G) any action taken or not taken by a QRC Party with the consent or at the direction of QELP or QMLP or in order to comply with this Agreement or (H) the Excluded QRC Assets, or (ii) the ability of the QRC Entities to consummate the transactions contemplated by this Agreement or fulfill the conditions to the Closing.
          (c) Section 5.1(c) of the QRC Disclosure Letter sets forth, as of the date hereof, a true and complete list of the QRC Entities, together with (i) the nature of the legal organization of such person, (ii) the jurisdiction of organization or formation of such person, (iii) the name of each QRC Entity that owns beneficially or of record any equity or similar interest in such person, and (iv) the percentage interest owned by each such QRC Entity in such other persons.
     Section 5.2 Authorization, Validity and Effect of Agreements. Each of the QRC Parties has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and, if a party thereto, the Support Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) and, upon receipt of the QRC Stockholder Approval, to consummate the transactions contemplated by the Transaction Documents. The execution of the Transaction Documents to which it is party and the consummation by each of the QRC Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited liability company action on behalf of each of them, other than the receipt of the QRC Stockholder Approval. Each of the QRC Parties has duly executed and delivered this Agreement and, if a party thereto, the Support Agreement and, at Closing, Holdco will have duly executed and delivered the Registration Rights Agreement. Assuming the Transaction Documents constitute (or will constitute) the valid and legally binding obligations of the other parties hereto and thereto, each of the Transaction Documents to which a QRC Party is (or will be) party constitutes (or will constitute) the valid and legally binding obligation of such QRC Party, enforceable against such QRC Party in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 5.3 Capitalization.
          (a) The authorized capital stock of QRC consists of 200,000,000 shares of QRC Common Stock and 50,000,000 shares of preferred stock, par value $0.001 per share (“QRC Preferred Stock”), of which 500,000 shares have been designated as Series A Convertible Preferred Stock and 100,000 shares have been designated as Series B Junior Participating Preferred Stock. As of the date of this Agreement, there were (i) 32,111,244 outstanding shares of QRC Common Stock, 169,761 of which are shares of restricted stock subject to unvested QRC Restricted Awards, (ii) 782,287 shares of QRC Common Stock reserved for issuance upon exercise of outstanding QRC Options or to be issued upon vesting of outstanding equity awards, and (iii) no outstanding shares of QRC Preferred Stock, including the Series A Convertible Preferred Stock and the Series B Junior Participating Preferred Stock, which Series B Junior Participating Preferred Stock has been reserved for issuance upon the exercise of the preferred stock purchase rights (the “QRC Rights”) issued under the QRC Rights Agreement. All such issued and outstanding shares of QRC Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth above or in Section 5.3 of the QRC Disclosure Letter, there are no outstanding shares of capital stock of QRC and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate any QRC Entity to issue, transfer, sell or register any shares of capital stock or other voting securities of any QRC Entity. QRC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of QRC on any matter.
          (b) As of the date of this Agreement and immediately prior to the Effective Time, Holdco has and will have 1,000 outstanding shares of its common stock, par value $0.01 per share, which shares are and will be validly issued, fully paid, nonassessable and free of preemptive rights.
     Section 5.4 Subsidiaries.
          (a) Each of QRC’s Subsidiaries (other than QEGP and QMGP and their Subsidiaries), including the Merger Subs, is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of QRC’s Subsidiaries (other than QEGP and QMGP and their Subsidiaries) is duly registered or qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect. Each of QRC’s Subsidiaries (other than QEGP and QMGP and their Subsidiaries) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the organizational documents of QRC’s Subsidiaries (other than QEGP and QMGP and their Subsidiaries) previously made available to QELP and QMLP are true and correct and contain all amendments as of the date of this Agreement. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of QRC’s Subsidiaries (other than QEGP and QMGP and their Subsidiaries) are duly authorized, validly issued, fully paid (to the extent required by such Subsidiary’s organizational documents) and nonassessable (except as such nonassessability may be affected by Applicable Laws) and free of preemptive rights, and are owned, directly or indirectly, by QRC free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and other encumbrances (“Liens”), other than Permitted Liens. Each Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.
          (b) On the date of this Agreement, QRC owns 3,201,521 QELP Common Units, 8,857,981 subordinated units in QELP (the “QELP Subordinated Units”), 35,134 Class A subordinated units in QMLP (the “Class A QMLP Subordinated Units”), 4,900,000 Class B subordinated units in QMLP (the “Class B QMLP Subordinated Units,” and together with the Class A QMLP Subordinated Units, the “QMLP Subordinated Units”), all of the QEGP Units and 85% of the QMGP Units. QEGP in turn owns all 431,827 QELP GP Units and all the incentive distribution rights in QELP (the “QELP Incentive Distribution Rights”). QMGP in

turn owns 276,531 QMLP GP Units and all the incentive distribution rights in QMLP (the “QMLP Incentive Distribution Rights”).
          (c) QRC does not have any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of such partnership or membership interests referred to in clause (b) above.
     Section 5.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect and except for matters related to compliance with SEC rules (which are provided for in Section 5.7), internal controls and procedures (which are provided for in Section 5.8), Taxes (which are provided for in Section 5.11), employee benefit matters (which are provided for in Section 5.12), labor matters (which are provided for in Section 5.13), Environmental Laws (which are provided for in Section 5.14), improper payments (which are provided for in Section 5.22) and gas regulatory matters (which are provided for in Section 5.28):
          (a) No QRC Entity is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Applicable Laws”), and no claim is pending or threatened in writing with respect to any such matters.
          (b) Each QRC Entity holds all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the lawful conduct of its business (collectively, the “QRC Permits”). All QRC Permits are in full force and effect and there exists no default thereunder or breach thereof, and QRC has not received written notice that such QRC Permits will not be renewed in the ordinary course after the Closing.
          (c) Each QRC Entity possesses all permits, licenses, operating authority, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds (collectively, the “QRC Real Property”).
     Section 5.6 No Conflicts.
          (a) Neither the execution and delivery by each QRC Party of any Transaction Document to which it is party nor the consummation by such QRC Party of the transactions contemplated hereby or thereby will (i) conflict with or result in a breach of any provisions of the organizational documents of any QRC Entity; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of any QRC Entity under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to any QRC Entity under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which any QRC Entity is a party, or by which any QRC Entity or any of its properties may be bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to any QRC Entity, except as, in the case of matters described in clause (ii) or (iii), individually or in the aggregate, that have not had and are not reasonably likely to have a QRC Material Adverse Effect.
          (b) Neither the execution and delivery by each QRC Party of any Transaction Document to which it is party nor the consummation by such QRC Party of the transactions contemplated hereby or thereby will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than filings required under the Exchange Act, the Securities Act or applicable state securities and “Blue Sky” laws (collectively, the “Regulatory Filings”), (ii) the filing of a listing application with the NASDAQ Stock Market, LLC (“NASDAQ”) in connection with the initial listing of the Holdco Common Stock pursuant to Section 8.10, and (iii) the filing of the Certificates of Merger with the appropriate governmental authorities in connection with any of the Mergers, except for any consent, approval, qualification or authorization the failure to obtain which, and for any filing or registration the failure to make which, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect.
          (c) The Transaction Documents, the Mergers and the other transactions contemplated hereby and thereby do not, and will not, upon consummation of such transactions in accordance with their terms, result in any “change of control” or similar event or circumstance under (i) the terms of any QRC Material Contract or (ii) any contract or plan under which any employees, officers or directors of any QRC Entity are entitled to payments or benefits, which, in the case of either clause (i) or (ii), gives rise to rights or benefits not otherwise available absent such change of control or similar event and requires either a cash payment or an accounting charge in accordance with generally accepted accounting principles in the United States of America (“GAAP”), or (iii) any material QRC Permit, except for any event or circumstance the occurrence of which, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect.
     Section 5.7 SEC Documents and Financial Statements.
          (a) QRC has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 2009 (each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed after January 1, 2009 and prior to the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC, collectively, the “QRC Reports”). As of its respective date, each QRC Report (i) complied when filed in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for any statements in any QRC Report that have been modified by an amendment to such report filed with the SEC prior to the date hereof.

          (b) There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the QRC Reports. No enforcement action has been initiated against QRC relating to disclosures contained in any QRC Report.
          (c) Each of the consolidated balance sheets included in or incorporated by reference into the QRC Reports (including related notes and schedules) complied when filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the consolidated financial position of QRC and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the QRC Reports (including any related notes and schedules) complied when filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of QRC and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal, recurring year-end audit adjustments which are not material in the aggregate), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
          (d) Except (i) as and to the extent set forth on the consolidated balance sheet of QRC and its Subsidiaries included in the most recent QRC Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, and (ii) for liabilities and obligations incurred since December 31, 2008 in the ordinary course of business consistent with past practice, QRC and its Subsidiaries have not had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of QRC and its Subsidiaries or in the notes thereto prepared in accordance with GAAP consistently applied, other than liabilities or obligations which, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect.
     Section 5.8 Internal Controls and Procedures.
          (a) Except as disclosed in the QRC Reports, the chief executive officer and chief financial officer of QRC have made all certifications (without qualification or exceptions to the matters certified) required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to be made since December 31, 2008, and the statements contained in any such certifications are complete and correct; neither QRC nor its officers have received written notice from any governmental authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. Except as disclosed in the QRC Reports, QRC has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Except as disclosed in the QRC Reports, QRC’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by QRC in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of QRC as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of QRC has completed its assessment of the effectiveness of QRC’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2008, and as disclosed in the QRC Reports, such assessment concluded that such controls were ineffective as of such date. QRC has disclosed, based on its most recent evaluations, to QRC’s outside auditors and the audit committee of the board of directors of QRC (A) all significant deficiencies in the design or operation of internal controls and any material weaknesses, which have more than a remote chance to materially adversely affect QRC’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in QRC’s internal control over financial reporting.
          (b) Since January 1, 2009, no QRC Entity nor any director, officer, employee, auditor, accountant or representative of any QRC Entity has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any QRC Entity, including any material complaint, allegation, assertion or claim that any QRC Entity has a “significant deficiency” or “material weakness” (as such terms are defined in the Public Accounting Oversight Board’s Auditing Standard No. 2, as in effect on the date hereof) in internal controls.
          (c) No QRC Entity has, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of QRC. No loan or extension of credit is maintained by any QRC Entity to which the second sentence of Section 13(k)(1) of the Exchange Act applies.
          (d) Except as disclosed in the QRC Reports, the QRC Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of QRC’s consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     Section 5.9 Litigation. There are no actions, suits, investigations or proceedings pending or threatened in writing against any QRC Entity at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal or state court, commission, board, bureau, agency or instrumentality or any arbitral or other dispute resolution body, that, individually or in the aggregate, have had or are reasonably likely to have a QRC Material Adverse Effect.
     Section 5.10 Absence of Certain Changes. Since December 31, 2008, (a) except as otherwise required or expressly provided for in this Agreement, the businesses of the QRC

Entities have been conducted, in all material respects, in the ordinary course of business consistent with past practice and (b) there has not been a QRC Material Adverse Effect.
     Section 5.11 Taxes.
          (a) Except to the extent such matters, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect:
          (i) all Tax returns, statements, reports, declarations, estimates and forms (“Returns”) required to be filed by or with respect to QRC or any of its Subsidiaries (including any Return required to be filed by an affiliated, consolidated, combined, unitary or similar group that included QRC or any of its Subsidiaries) have been properly filed on a timely basis with the appropriate governmental authorities and all such Returns are accurate and complete in all respects;
          (ii) all Taxes that have or will become due on or before the Closing Date (regardless of whether reflected on any Return) have been or will be duly paid or deposited in full on a timely basis or adequately reserved for in accordance with GAAP;
          (iii) no audit or other administrative proceeding or court proceeding is presently pending or threatened in writing with regard to any Tax or Return of QRC or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim;
          (iv) no governmental authority is now proposing or asserting in writing any investigation, proceeding, deficiency or claim for Taxes or any adjustment to Taxes with respect to which QRC or any of its Subsidiaries may be liable, and no currently pending issues have been raised by any governmental authority that could, if determined adversely to QRC or any of its Subsidiaries, adversely affect the liability of QRC or such Subsidiary, respectively, for Taxes;
          (v) neither QRC nor any of its Subsidiaries have any outstanding request for any extension of time within which to pay any Taxes or file any Returns with respect to any Taxes;
          (vi) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of QRC or any of its Subsidiaries;
          (vii) none of QRC or any of its Subsidiaries has entered into any written agreement or arrangement with any Tax authority that requires QRC or any of its Subsidiaries to take any action or refrain from taking any action;
          (viii) each of QRC and its Subsidiaries has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;
          (ix) neither QRC nor any of its Subsidiaries have been a member of an affiliated group filing a consolidated federal income tax Return or has any liability for the

Taxes of any person (other than QRC or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and
          (x) to the extent required by GAAP, the consolidated balance sheets and financial statements prepared by QRC and its Subsidiaries for the year ended December 31, 2008 accrue all material liabilities for Taxes payable after the date of such financial statements with respect to all transactions and events occurring on or prior to such date; and no material Tax liability since the date of such financial statements has been incurred by QRC or any of its Subsidiaries other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement.
          (b) Neither QRC nor any of its Subsidiaries is party to any closing agreement described in Section 7121 of the Code or any similar agreement under any Tax law.
          (c) Neither QRC nor any of its Subsidiaries is party to, is bound by or has any obligation under any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement other than with respect to any such agreement or arrangement among QRC and its Subsidiaries.
          (d) Since December 31, 2008, QRC has not made or rescinded any material election relating to Taxes or settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to any material Taxes, or, except as may be required by Applicable Laws, made any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal Returns.
          (e) Neither QRC nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law) (i) occurring during the two-year period ending on the date hereof or (ii) that otherwise constitutes part of a “plan” or “series of related transactions”(within the meaning of Section 355(e) of the Code) that includes the Mergers.
          (f) There are no requests for rulings, outstanding subpoenas or unsatisfied written requests from any governmental authority for information with respect to Taxes of QRC or any of its Subsidiaries. No claim has been made that QRC or any of its Subsidiaries is subject to income, franchise, sales, use, payroll, unemployment, or similar Taxation by a governmental authority in any state or locality where QRC or any of its Subsidiaries did not either (i) file any income, franchise, sales, use, payroll, unemployment, or similar Returns or (ii) pay income, franchise, sales, use, payroll, unemployment, or similar Taxes. No Return filed by QRC or any of its Subsidiaries with respect to any taxable period ending on or after December 31, 2004 contains a disclosure statement under Section 6662 of the Code or any predecessor provision or comparable provision of state, local or foreign law, and no Return has been filed by QRC or any of its Subsidiaries with respect to which the preparer of such Return advised consideration of inclusion of such a disclosure statement, which disclosure statement was not included. No QRC Entity has at any time participated in a “reportable transaction” within the meaning of Treasury

Regulations Section 1.6011-4(b) that was or is required to be disclosed under Treasury Regulations Section 1.6011-4 or participated in a transaction that has been disclosed pursuant to IRS Announcement 2002-2, 2002-2 I.R.B. 304.
          (g) None of QRC or any of its Subsidiaries knows of any fact or has taken or failed to take any action that could reasonably be expected to prevent the QRC Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.
          (h) There are no Liens for Taxes upon any property or assets of QRC or any of its Subsidiaries, except for Taxes not yet due and payable.
          (i) Neither QRC nor any of its Subsidiaries have bought back its (or any affiliate’s) debt.
          (j) For purposes of this Agreement, “Tax” or “Taxes” means all U.S. federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, alternative or add-on minimum tax, value added, net worth, capital, unemployment, transaction, goods and services, unclaimed property, escheatment claims, license, production, environmental, disability, capital stock or windfall profits taxes, custom, duty or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.
     Section 5.12 Employee Benefit Plans.
          (a) Section 5.12(a) of the QRC Disclosure Letter contains a list of all QRC Benefit Plans. The term “QRC Benefit Plans” means all employee benefit plans and other benefit arrangements, including all “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not U.S.-based plans, and all other material employee benefit, bonus, vacation, incentive, deferred compensation, stock option (or other equity-based), severance, termination, retention, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices, programs or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by any QRC Entity or any of its ERISA Affiliates or to which any QRC Entity or any of its ERISA Affiliates is a party or is required to provide benefits or with respect to which any QRC Entity or any of its ERISA Affiliates have any liability. For purposes of this Agreement, “ERISA Affiliate” means with respect to any person or entity, any corporation, trade or business which, together with such person or entity, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 (b), (c), (m) or (o) of the Code. For purposes of this Section 5.12, ERISA Affiliates shall exclude QELP, QMLP and their Subsidiaries. QRC has made available to QELP and QMLP true and complete copies of the QRC Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports, actuarial reports and Internal Revenue Service determination or opinion letters for each such plan.

          (b) Except to the extent such matters, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect: (i) all applicable reporting and disclosure requirements have been met with respect to the QRC Benefit Plans; (ii) to the extent applicable, the QRC Benefit Plans comply with the requirements of ERISA and the Code and other Applicable Laws, and any QRC Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or is entitled to rely upon a favorable opinion letter issued by the Internal Revenue Service) which covers all amendments to such QRC Benefit Plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code) has expired as of the date of such letter; (iii) the QRC Benefit Plans have been maintained and operated in accordance with their terms and Applicable Laws, and there are no breaches of fiduciary duty in connection with the QRC Benefit Plans; (iv) there are no claims pending or threatened in writing against or otherwise involving any QRC Benefit Plan, and no suit, action or other litigation (excluding routine claims for benefits incurred in the ordinary course of QRC Benefit Plan activities) has been brought against or with respect to any QRC Benefit Plan; and (v) all material contributions required to be made as of the date of this Agreement to the QRC Benefit Plans have been made or provided for.
          (c) No QRC Benefit Plan (including for such purpose, any employee benefit plan described in Section 3(3) of ERISA which any QRC Entity or any of its ERISA Affiliates maintained, sponsored or contributed to within the six-year period preceding the Effective Time) is (i) a “multiemployer plan”(as defined in Section 4001(a)(3) of ERISA), (ii) a “multiple employer plan”(within the meaning of Section 413(c) of the Code) or (iii) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause any payments or benefits to any employee, officer or director of any QRC Entity to be either subject to an excise Tax or non-deductible to QRC under Sections 4999 and 280G of the Code, respectively, whether or not some other subsequent action or event would be required to cause such payment or benefit to be triggered. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of any QRC Entity.
          (d) No QRC Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any QRC Entity for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by Applicable Laws, (ii) death benefits under any “pension plan” or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).
          (e) From January 1, 2009 to the date of this Agreement, except in the ordinary course of business consistent with past practice or as described in the QRC Reports filed prior to the date of this Agreement, there has not been (i) any granting, or any commitment or promise to grant, by any QRC Entity to any officer of any QRC Entity of (A) any increase in compensation or (B) any increase in severance or termination pay (other than increases in severance or termination pay as a result of an increase in compensation in accordance with

Section 5.12(e)(i)(A)), (ii) any entry by any QRC Entity into any employment, severance or termination agreement with any person who is an employee of any QRC Entity, (iii) any increase in, or any commitment or promise to increase, benefits payable or available under any pre-existing QRC Benefit Plan, except in accordance with the pre-existing terms of that QRC Benefit Plan, (iv) any establishment of, or any commitment or promise to establish, any new QRC Benefit Plan, (v) any amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards or (vi) except in accordance with and under pre-existing compensation policies, any grant, or any commitment or promise to grant, any stock options, stock appreciation rights, performance awards, or restricted stock awards.
     Section 5.13 Labor Matters.
          (a) No QRC Entity is party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect, (i) no QRC Entity has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, any QRC Entity or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee-related complaints against any QRC Entity pending or threatened in writing before any governmental authority by or concerning the employees working in their respective businesses.
     Section 5.14 Environmental Matters.
          (a) Each QRC Entity has been and is in compliance with all applicable orders of any court, governmental authority or arbitration board or tribunal and any Applicable Laws, ordinance, rule, regulation or other legal requirement (including common law) related to human health, worker safety, process safety and stewardship, use and management or hazardous, toxic or radioactive substances or wastes, the environment or climate (collectively, “Environmental Laws”) except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or threatened in writing against any QRC Entity that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current or former businesses, assets or properties of any QRC Entity, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts and exploration and production wastes (“Hazardous Materials”) which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.
          (c) No QRC Entity has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of or other obligation with respect to any Hazardous Materials, except for any such matters as have not had and are not reasonably likely to have a QRC Material Adverse Effect.
     Section 5.15 Intellectual Property. The QRC Entities own or possess adequate licenses or other valid rights to use all patents, patent rights, know-how, trade secrets, trademarks, trademark rights and other proprietary information and other proprietary intellectual property rights used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect. The conduct of the QRC Entities’ respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others, except for such conflicts that, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to any QRC Entity, except for such infringements that, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect.
     Section 5.16 Decrees, Etc. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against any QRC Entity that continues to be in effect that materially affects the ownership or operation of any of their respective assets, and (b) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against any QRC Entity.
     Section 5.17 Insurance.
          (a) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect, the QRC Entities maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the industries in which the QRC Entities operate on the date of this Agreement.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect, no event relating specifically to any QRC Entity has occurred that could reasonably be expected, after the date of this Agreement, to result in material upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date of this Agreement, and no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of any QRC Entity during the period of one year prior to the date of this Agreement. Prior to the date of this Agreement, no event has occurred, including the failure by any QRC Entity to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of any QRC Entity under any such excess liability or protection and indemnity insurance policies.
     Section 5.18 No Brokers. QRC has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of QRC to pay any finder’s fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that QRC has retained Tudor, Pickering, Holt & Co. Securities Inc. and Mitchell Energy Advisors, LLC as its financial advisors.
     Section 5.19 Opinion of Financial Advisor and Board Approval. The Board of Directors of QRC has received the opinion of Mitchell Energy Advisors, LLC to the effect that, subject to the assumptions, qualifications and limitations relating to such opinion, the consideration to be received by the holders of QRC Common Stock in the QRC Merger is fair, from a financial point of view, as of the date of this Agreement, to such holders of QRC Common Stock. QRC shall provide QELP and QMLP (solely for informational purposes) a true, correct and complete copy of such opinion promptly following the date of this Agreement. QRC’s Board of Directors, at a meeting duly called and held, acting on the unanimous recommendation of the Special Committee thereof, has (i) determined that this Agreement and the QRC Merger are advisable, fair to and in the best interests of QRC and the holders of QRC Common Stock and adopted this Agreement and the QRC Merger, (ii) approved the execution and delivery of this Agreement by QRC, (iii) recommended approval of this Agreement and the QRC Merger by the holders of QRC Common Stock (collectively, the determination, approval and recommendation described in clauses (i), (ii) and (iii), the “QRC Recommendation”), and (iv) determined that the QEGP Merger and the QMGP Merger are in the best interest of QRC, approved the QEGP Merger and the QMGP Merger and recommended approval of this Agreement by Holdco, as the sole stockholder of the QRC Surviving Entity immediately following the Effective Time.
     Section 5.20 Vote Required. The only vote of the holders of any class or series of QRC capital stock necessary to approve (a) the QRC Merger is the affirmative vote in favor of the approval of this Agreement by the holders of at least a majority of the outstanding shares of QRC Common Stock entitled to vote (the “QRC Stockholder Approval”) and (b) the QEGP

Merger and the QMGP Merger is the approval of this Agreement by Holdco, as the sole stockholder of the QRC Surviving Entity immediately following the Effective Time.
     Section 5.21 Certain Contracts.
          (a) Except for this Agreement and except as filed or incorporated by reference as an exhibit to QRC’s Annual Report on Form 10-K for the year ended December 31, 2008 or to a QRC Report filed thereafter and prior to the date of this Agreement, no QRC Entity is party to or bound by any “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 5.21(a) being referred to herein as the “QRC Material Contracts”).
          (b) Each QRC Material Contract is valid and binding on the QRC Entities parties thereto and is in full force and effect, and the QRC Entities have in all material respects performed all obligations required to be performed by them to date under each QRC Material Contract to which they are party, except where such failure to be in full force and effect or such failure to perform, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect, none of the QRC Entities (x) knows of, or has received written notice of, any breach of or violation or default under any QRC Material Contract or any condition which with the passage of time or the giving of notice or both would result in such a violation or default under any QRC Material Contract or (y) has received written notice of the desire of the other party or parties to any such QRC Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each QRC Material Contract is enforceable by the QRC Entity party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and general principles of equity, except where such unenforceability does not constitute, individually or in the aggregate, a QRC Material Adverse Effect.
     Section 5.22 Improper Payments. No bribes, kickbacks or other similar payments have been made in violation of Applicable Laws by any QRC Entity or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and no QRC Entity nor any agent of any of them has received any such payments from vendors, suppliers or other persons.
     Section 5.23 Takeover Statutes; Rights Plans.
          (a) The Board of Directors of QRC has taken all action necessary to render the provisions of Sections 78.378 to 78.3793, inclusive, and 78.411 to 78.444, inclusive, of the Nevada Act inapplicable to this Agreement, the Mergers and the other transactions contemplated by this Agreement, including the Support Agreement. Except for Sections 78.438 and 78.439 of the Nevada Act (which have been rendered inapplicable by action of the Board of Directors of QRC), no “control share,” “business combinations” or other takeover or similar laws (together, the “Takeover Statutes”) are applicable to the Mergers and the other transactions contemplated by this Agreement.

          (b) QRC has taken all necessary action so that the execution and delivery of the Transaction Documents and the consummation of the Mergers and the other transactions contemplated hereby and thereby do not and will not result in (i) the QRC Rights separating from the shares of QRC Common Stock to which they are attached or becoming triggered, exercisable or unredeemable under the Rights Agreement between QRC and Computershare Trust Company, N.A., as successor rights agent to UMB Bank, N.A., dated as of May 31, 2006 (the “QRC Rights Agreement”), (ii) Holdco, QMLP, QELP, QMGP, QEGP or any Merger Sub or any of their respective Subsidiaries, affiliates, associates, unitholders or stockholders to be deemed an “Acquiring Person”(as defined in the QRC Rights Agreement), (iii) the provisions of Section 11 or Section 13 of the QRC Rights Agreement to become applicable to any such event or (iv) the “Distribution Date” or the “Stock Acquisition Date” (each as defined in the QRC Rights Agreement) to occur upon any such event.
     Section 5.24 Proxy Statement. None of the information to be supplied by QRC for inclusion in (a) the joint proxy statement relating to QRC Stockholder Approval and QELP Unitholder Approval (also constituting the prospectus in respect of the Holdco Common Stock to be issued in the Mergers) (the “Proxy Statement/Prospectus”), to be filed by QRC and QELP with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the “Form S-4”) to be filed by Holdco with the SEC in connection with the Mergers, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to QRC stockholders and QELP unitholders, at the time of QRC Stockholder Approval and the QELP Unitholder Approval and at the Effective Time, and, in the case of the Form S-4, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein (in the case of the Proxy Statement/Prospectus, in the light of the circumstances under which they are made) not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the Exchange Act.
     Section 5.25 Title, Ownership and Related Matters.
          (a) The QRC Entities have good and marketable title to all real property owned in fee by the QRC Entities and good title to all personal property as necessary to permit the QRC Entities to conduct their respective businesses as currently conducted in all material respects, free and clear of all Liens other than Permitted Liens, except (i) as would not, individually or in the aggregate, have a QRC Material Adverse Effect, or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future. With respect to any real property and buildings held under lease by the QRC Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions (i) as would not, individually or in the aggregate, have a QRC Material Adverse Effect, (ii) as do not materially interfere with the use of such properties by the QRC Entities taken as a whole as they have been used in the past in the ordinary course of business, and (iii) as have been created by the fee owner of such property and buildings and have not, as of the date of this Agreement, materially interfered with the use of such property and buildings by the QRC Entities taken as a whole as they have been used in the past in the ordinary course of business.

          (b) Each QRC Entity has complied in all material respects with the terms of all leases to which it is party and which are necessary for the ordinary conduct of the business of such QRC Entity and under which it is in occupancy, except for such incidences of non-compliance as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect and the material leases to which any QRC Entity is party or under which it is in occupancy are in full force and effect. No QRC Entity has assigned any interest in, or subleased any portion of the premises leased under, any material lease to which it is party to any non-affiliated third party except (i) as would not, individually or in the aggregate, have a QRC Material Adverse Effect, or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future, and there are no uncured, material breaches or defaults by the landlords under such leases. As used in this Section 5.25(b), the term “leases” does not include Oil and Gas Properties.
          (c) No QRC Entity has received any written notice from any person disputing or challenging its ownership of the fee interests, easements or rights-of-way through which any of its pipeline or gathering systems extend, other than disputes or challenges that have not had or are not reasonably likely to have a QRC Material Adverse Effect.
          (d) Each of the QRC Entities has, subject to the Permitted Liens, such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner currently conducted, except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a QRC Material Adverse Effect. Each of the QRC Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a QRC Material Adverse Effect. None of such rights-of-way contains any restriction that is materially burdensome to the QRC Entities, taken as a whole.
     Section 5.26 Properties; Oil and Gas Matters.
          (a) All major items of operating equipment owned or leased by any QRC Entity in connection with the operation of its Oil and Gas Properties are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated, except as have not had and are not reasonably likely to have, individually or in the aggregate, a QRC Material Adverse Effect.
          (b) Except for goods and other property sold, used or otherwise disposed of since the date of the QRC Reserve Report in the ordinary course of business or reflected as having been sold, used or otherwise disposed of in the QRC Reports, as of the date of this Agreement, the QRC Entities have good title to, or valid leases or contractual rights to, all equipment and other personal property used or necessary for use in the operation of their Oil and Gas Properties in the manner in which such properties were operated prior to the date hereof. For purposes of this Agreement, “Oil and Gas Properties” means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-

working interests and non-operating interests; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, “Hydrocarbons”) and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.
          (c) Except for property sold or otherwise disposed of since the date of the QRC Reserve Report in the ordinary course of business or reflected as having been sold or otherwise disposed of in the QRC Reports, as of the date of this Agreement, the QRC Entities have good and defensible title to all Oil and Gas Properties forming the basis for the reserves owned by QRC (but not QELP) and reflected in the reserve table under “Business-Oil and Gas Data” in QRC’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the report of Cawley, Gillespie & Associates, Inc. (“Cawley”) relating to QRC’s interests referred to therein as of December 31, 2008 (the “QRC Reserve Report”), and in each case as attributable to interests owned by the QRC Entities, free and clear of any liens, except: (a) liens reflected in the QRC Reserve Report or in a QRC Report filed prior to the date of this Agreement, and (b) such imperfections of title, easements, liens, government or tribal approvals or other matters and failures of title as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect. Except as have not had and are not reasonably likely to have, individually or in the aggregate, a QRC Material Adverse Effect, all material proceeds from the sale of hydrocarbons produced from the Oil and Gas Properties of the QRC Entities are being received by them in a timely manner and are not being held in suspense for any reason. The gross and net undeveloped acreage of the QRC Entities as most recently reported in a QRC Report was correct in all material respects as of the date of such QRC Report, and there have been no changes in such gross and net undeveloped acreage since such date which have had or are reasonably likely to have a QRC Material Adverse Effect.
          (d) The leases and other agreements pursuant to which the QRC Entities lease or otherwise acquire or obtain operating rights affecting any real or personal property given value in the QRC Reserve Report are in good standing, valid and effective, and the rentals due by any QRC Entity to any lessor of any such oil and gas leases have been properly paid, except in each case as, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect. The QRC Entities have paid all royalties, overriding royalties and other burdens on production due by the QRC Entities with respect to their Oil and Gas Properties, except for any non-payment of which, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect.

          (e) For the purposes of this Agreement, “good and defensible title” means title that is free from reasonable doubt to the end that a reasonable person engaged in the business of purchasing and owning, developing, and operating producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the material facts and their legal bearing, would be willing to accept the same in a transaction involving interests of comparable magnitude to those of the QRC Entities or the QELP Entities reflected in the QRC Reserve Report or the QELP Reserve Report, respectively, taken as a whole, which title (i) entitles the QRC Entities or the QELP Entities, as the case may be, to receive a percentage of the hydrocarbons produced, saved and marketed from the respective oil, gas and mineral lease, unit or well throughout the duration of the productive life of such lease, unit or well, which is not less than the “net revenue interest” shown on the QRC Reserve Report or the QELP Reserve Report, as the case may be, for such lease, unit or well, except for decreases in connection with those operations in which the QRC Entities or the QELP Entities, as applicable, may be or hereafter become a non-consenting co-owner; (ii) obligates the QRC Entities or the QELP Entities, as the case may be, to bear a percentage of the costs and expenses associated with the ownership, operation, maintenance and repair of any oil, gas and mineral lease, unit or well which is not greater than the “working interest” shown on the QRC Reserve Report or the QELP Reserve Report, as the case may be, with respect to such lease, unit or well, without increase throughout the life of such lease, unit or well other than (x) increases accompanied by at least a proportionate interest in the net revenue interest, (y) increases reflected in the QRC Reserve Report or the QELP Reserve Report, as applicable, and (z) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements that are accompanied by at least a proportionate increase in the net revenue interest.
          (f) All information (excluding assumptions and estimates but including the statement of the percentage of reserves from the oil and gas wells and other interests evaluated therein to which any QRC Entity is entitled and the percentage of the costs and expenses related to such wells or interests to be borne by any QRC Entity) supplied to Cawley relating to QRC’s interests referred to in the QRC Reserve Report as of December 31, 2008, by or on behalf of the QRC Entities that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of the QRC Entities in connection with the preparation of the QRC Reserve Report was (at the time supplied or as modified or amended prior to the issuance of the QRC Reserve Report) accurate in all material respects and there are no material errors in such information that existed at the time of such issuance.
          (g) Except as has not had and is not reasonably likely to have, individually or in the aggregate, a QRC Material Adverse Effect, all Oil and Gas Properties operated by any QRC Entity have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable oil and gas leases and Applicable Laws.
          (h) No QRC Entity has produced hydrocarbons from its Oil and Gas Properties in excess of regulatory allowances or other applicable limits on production that could result in curtailment of production from any such property, except any such violations which, individually or in the aggregate, have not had and are not reasonably likely to have a QRC Material Adverse Effect.

          (i) None of the material Oil and Gas Properties of any QRC Entity is subject to any preferential purchase, consent or similar right which would become operative as a result of the transactions contemplated by this Agreement.
          (j) None of the Oil and Gas Properties of any QRC Entity are subject to any Tax partnership agreement or provisions requiring a partnership income Tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.
     Section 5.27 Hedging. Section 5.27 of the QRC Disclosure Letter sets forth for the periods shown all obligations of each QRC Entity for the delivery of Hydrocarbons attributable to any of the properties of any QRC Entity in the future on account of prepayment, advance payment, take-or-pay, forward sale or similar obligations without then or thereafter being entitled to receive full value therefor. As of the date of this Agreement, no QRC Entity is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.
     Section 5.28 Gas Regulatory Matters. No QRC Entity is a gas utility under Applicable Laws.
     Section 5.29 Investment Company Act. No QRC Entity is, or upon the Closing will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF QELP PARTIES
     Except as set forth (i) in the QELP Reports or QRC Reports filed on or after December 31, 2008 and prior to the date of this Agreement (excluding any disclosures included in any risk factor section of such documents and any other disclosures in such documents to the extent that they are cautionary, predictive or forward-looking in nature) or (ii) in the disclosure letter delivered to QRC and QMLP by QELP at or prior to the execution of this Agreement (the “QELP Disclosure Letter”) and making reference to the particular section of this Article 6 to which exception is being taken (provided that any information set forth in one section or subsection of the QELP Disclosure Letter shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent), QELP and QEGP (collectively, the “QELP Parties”), jointly and severally but subject to Section 11.1, represent and warrant to QRC and QMLP that (it being understood and agreed that the representations and warranties in this Article 6 shall not cover STP Newco, Inc., an Oklahoma corporation (“STP Newco”)):
     Section 6.1 Existence and Good Standing.
          (a) QELP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. QEGP is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of the QELP Parties is duly registered or qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect. Each of the QELP Parties has all requisite limited partnership or limited liability company power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the organizational documents of each of the QELP Parties previously provided to QRC and QMLP are true and correct and contain all amendments as of the date of this Agreement.
          (b) As used in this Agreement, “QELP Material Adverse Effect” means, with respect to the QELP Parties and each of their direct or indirect Subsidiaries (collectively, the “QELP Entities”), any change, effect, event, occurrence, state of facts or development that individually or in the aggregate has a material adverse effect on or change in (i) the business, assets, properties, liabilities, financial condition or results of operations of the QELP Entities, taken as a whole, except to the extent that any such change or effect arises or results from (A) changes in general economic, capital market, regulatory or political conditions or changes in law or accounting policies or the interpretation thereof, (B) changes that affect generally the industries in which the QELP Entities are engaged, (C) any change in the trading prices or trading volume of the QELP Common Units (but not any change or effect underlying such change in prices or volume to the extent such change or effect would otherwise constitute a QELP Material Adverse Effect), (D) any changes or fluctuations in the prices of oil, natural gas or any other commodity, (E) the announcement or pendency of this Agreement, including any loss of sales or loss of employees or labor disputes or employee strikes, slowdowns, job actions or work stoppages or labor union activities, (F) any war, act of terrorism, civil unrest, acts of God or similar events occurring after the date of this Agreement, (G) any action taken or not taken by a QELP Party with the consent or at the direction of QRC or QMLP or in order to comply with this Agreement or (H) STP Newco, or (ii) the ability of the QELP Entities to consummate the transactions contemplated by this Agreement or fulfill the conditions to the Closing.
          (c) Section 6.1(c) of the QELP Disclosure Letter sets forth, as of the date hereof, a true and complete list of the QELP Entities, together with (i) the nature of the legal organization of such person, (ii) the jurisdiction of organization or formation of such person, (iii) the name of each QELP Entity that owns beneficially or of record any equity or similar interest in such person, and (iv) the percentage interest owned by each such QELP Entity in such other persons.
     Section 6.2 Authorization, Validity and Effect of Agreements. Each of the QELP Parties has the requisite limited partnership or limited liability company power and authority to execute and deliver the Transaction Documents to which it is party and, upon receipt of the QELP Unitholder Approval, to consummate the transactions contemplated by the Transaction Documents. The execution of the Transaction Documents to which it is party and the consummation by each of the QELP Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited partnership or limited liability company action on behalf of each of them, other than the receipt of the QELP Unitholder Approval. Each of the QELP Parties has duly executed and delivered this Agreement and, if a party thereto, the Support Agreement. Assuming the Transaction Documents constitute the valid and legally binding obligations of the other parties hereto and thereto, each of the Transaction Documents to which a QELP Party is a party constitutes the valid and legally binding obligation of such QELP Party, enforceable against such QELP Party in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 6.3 Capitalization.
          (a) As of the date of this Agreement, the issued and outstanding partnership interests of QELP consisted of 12,301,521 QELP Common Units, 8,857,981 QELP Subordinated Units, 431,827 QELP General Partner Units and the QELP Incentive Distribution Rights. All of the QELP Common Units, QELP Subordinated Units and QELP Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of Quest Energy Partners, L.P., dated effective November 15, 2007, as amended by Amendment No. 1 effective as of January 1, 2008 (the “QELP Partnership Agreement”) and are fully paid (to the extent required under the QELP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act). The general partner interest in QELP represented by the QELP General Partner Units has been duly authorized and validly issued in accordance with the QELP Partnership Agreement. As of the date of this Agreement, except as set forth above or in Section 6.3 of the QELP Disclosure Letter, there are no outstanding partnership interests of QELP and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate any QELP Entity to issue, transfer, sell or register any partnership interests or other voting securities of any QELP Entity. QELP has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the unitholders of QELP on any matter.
          (b) QEGP is the sole general partner of QELP. QEGP is the record and beneficial owner of all of the 2.0% general partner interest in QELP and all of the QELP Incentive Distribution Rights, and QEGP owns the 2.0% general partner interest in QELP and the QELP Incentive Distribution Rights free and clear of all Liens, other than Permitted Liens.
          (c) QRC is the sole member of QEGP and owns of record 100% of the outstanding membership interests of QEGP. All of the outstanding membership interests of QEGP have been duly authorized, validly issued, fully paid (to the extent required by the limited liability company agreement of QEGP), nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and free of preemptive rights.
     Section 6.4 Subsidiaries.
          (a) QEGP does not have any Subsidiaries other than QELP and its Subsidiaries. Each of QELP’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of QELP’s Subsidiaries is duly registered or qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect. Each of QELP’s Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the organizational documents of QELP’s Subsidiaries previously made available to QRC and QMLP are true and correct and contain all amendments as of the date of this Agreement. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of QELP’s Subsidiaries are duly authorized, validly issued, fully paid (to the extent required by such Subsidiary’s organizational documents) and nonassessable (except as such nonassessability may be affected by Applicable Laws) and free of preemptive rights, and are owned, directly or indirectly, by QELP free and clear of all Liens, other than Permitted Liens.
          (b) On the date of this Agreement, none of the QELP Entities own any shares of capital stock of QRC or any other securities convertible into or otherwise exercisable to acquire shares of capital stock of QRC or has the right to acquire or vote such shares under any agreement, arrangement or understanding, whether or not in writing.
          (c) QELP does not have any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of such shares or other such securities referred to in clause (b) above.
     Section 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect and except for matters related to compliance with SEC rules (which are provided for in Section 6.7), internal controls and procedures (which are provided for in Section 6.8), Taxes (which are provided for in Section 6.11), employee benefit matters (which are provided for in Section 6.12), labor matters (which are provided for in Section 6.13), Environmental Laws (which are provided for in Section 6.14), improper payments (which are provided for in Section 6.22) and gas regulatory matters (which are provided for in Section 6.28):
          (a) No QELP Entity is in violation of any Applicable Laws, and no claim is pending or threatened in writing with respect to any such matters.
          (b) Each QELP Entity holds all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the lawful conduct of its business (collectively, the “QELP Permits”). All QELP Permits are in full force and effect and there exists no default thereunder or breach thereof, and the QELP Parties have not received written notice that such QELP Permits will not be renewed in the ordinary course after the Closing.
          (c) Each QELP Entity possesses all permits, licenses, operating authority, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds (collectively, the “QELP Real Property”).

     Section 6.6 No Conflicts.
          (a) Neither the execution and delivery by each QELP Party of any Transaction Document to which it is party nor the consummation by such QELP Party of the transactions contemplated hereby or thereby will (i) conflict with or result in a breach of any provisions of the organizational documents of any QELP Entity; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of any QELP Entity under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to any QELP Entity under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which any QELP Entity is a party, or by which any QELP Entity or any of its properties may be bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to any QELP Entity, except as, in the case of matters described in clause (ii) or (iii), individually or in the aggregate, that have not had and are not reasonably likely to have a QELP Material Adverse Effect.
          (b) Neither the execution and delivery by each QELP Party of any Transaction Document to which it is party nor the consummation by such QELP Party of the transactions contemplated hereby or thereby will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than (i) the Regulatory Filings, (ii) the filing of a listing application with NASDAQ in connection with the initial listing of the Holdco Common Stock pursuant to Section 8.10, and (iii) the filing of the Certificates of Merger with the appropriate governmental authorities in connection with any of the Mergers, except for any consent, approval, qualification or authorization the failure to obtain which, and for any filing or registration the failure to make which, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect.
          (c) The Transaction Documents, the Mergers and the other transactions contemplated hereby and thereby do not, and will not, upon consummation of such transactions in accordance with their terms, result in any “change of control” or similar event or circumstance under (i) the terms of any QELP Material Contract or (ii) any contract or plan under which any employees, officers or directors of any QELP Entity are entitled to payments or benefits, which, in the case of either clause (i) or (ii), gives rise to rights or benefits not otherwise available absent such change of control or similar event and requires either a cash payment or an accounting charge in accordance with GAAP, or (iii) any material QELP Permit, except for any event or circumstance the occurrence of which, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect.
     Section 6.7 SEC Documents and Financial Statements.
          (a) QELP has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 2009 (each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed after January 1, 2009 and prior to the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC, collectively, the “QELP Reports”). As of its respective date, each QELP Report (i) complied when filed in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for any statements in any QELP Report that have been modified by an amendment to such report filed with the SEC prior to the date hereof.
          (b) There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the QELP Reports. No enforcement action has been initiated against QELP relating to disclosures contained in any QELP Report.
          (c) Each of the consolidated balance sheets included in or incorporated by reference into the QELP Reports (including related notes and schedules) complied when filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the consolidated financial position of the QELP Entities as of its date, and each of the consolidated statements of operations, cash flows and changes in unitholders’ equity included in or incorporated by reference into the QELP Reports (including any related notes and schedules) complied when filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the results of operations, cash flows or changes in unitholders’ equity, as the case may be, of the QELP Entities for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal, recurring year-end audit adjustments which are not material in the aggregate), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
          (d) Except (i) as and to the extent set forth on the consolidated balance sheet of the QELP Entities included in the most recent QELP Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, and (ii) for liabilities and obligations incurred since December 31, 2008 in the ordinary course of business consistent with past practice, the QELP Entities have not had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the QELP Entities or in the notes thereto prepared in accordance with GAAP consistently applied, other than liabilities or obligations which, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect.
     Section 6.8 Internal Controls and Procedures.
          (a) Except as disclosed in the QELP Reports, the chief executive officer and chief financial officer of QEGP have made all certifications (without qualification or exceptions to the matters certified) required by the Sarbanes-Oxley Act to be made since December 31,

2008, and the statements contained in any such certifications are complete and correct; neither QELP nor its officers have received written notice from any governmental authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. Except as disclosed in the QELP Reports, QELP has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Except as disclosed in the QELP Reports, QELP’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by QELP in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of QELP as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of QELP has completed its assessment of the effectiveness of QELP’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2008, and as disclosed in the QELP Reports, such assessment concluded that such controls were ineffective as of such date. QELP has disclosed, based on its most recent evaluations, to QELP’s outside auditors and the audit committee of the board of directors of QELP (A) all significant deficiencies in the design or operation of internal controls and any material weaknesses, which have more than a remote chance to materially adversely affect QELP’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in QELP’s internal control over financial reporting.
          (b) Since January 1, 2009, no QELP Entity nor any director, officer, employee, auditor, accountant or representative of any QELP Entity has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any QELP Entity, including any material complaint, allegation, assertion or claim that any QELP Entity has a “significant deficiency” or “material weakness” (as such terms are defined in the Public Accounting Oversight Board’s Auditing Standard No. 2, as in effect on the date hereof) in internal controls.
          (c) No QELP Entity has, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of QEGP. No loan or extension of credit is maintained by any QELP Entity to which the second sentence of Section 13(k)(1) of the Exchange Act applies.
          (d) Except as disclosed in the QELP Reports, the QELP Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of QELP’s consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     Section 6.9 Litigation. There are no actions, suits, investigations or proceedings pending or threatened in writing against any QELP Entity at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal or state court, commission, board, bureau, agency or instrumentality or any arbitral or other dispute resolution body, that, individually or in the aggregate, have had or are reasonably likely to have a QELP Material Adverse Effect.
     Section 6.10 Absence of Certain Changes. Since December 31, 2008, (a) except as otherwise required or expressly provided for in this Agreement, the businesses of the QELP Entities have been conducted, in all material respects, in the ordinary course of business consistent with past practice and (b) there has not been a QELP Material Adverse Effect.
     Section 6.11 Taxes.
          (a) Except to the extent such matters, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect:
          (i) all Returns required to be filed by or with respect to any QELP Entity (including any Return required to be filed by an affiliated, consolidated, combined, unitary or similar group that included any QELP Entity) have been properly filed on a timely basis with the appropriate governmental authorities and all such Returns are accurate and complete in all respects;
          (ii) all Taxes that have or will become due on or before the Closing Date (regardless of whether reflected on any Return) have been or will be duly paid or deposited in full on a timely basis or adequately reserved for in accordance with GAAP;
          (iii) no audit or other administrative proceeding or court proceeding is presently pending or threatened in writing with regard to any Tax or Return of any QELP Entity as to which any taxing authority has asserted in writing any claim;
          (iv) no governmental authority is now proposing or asserting in writing any investigation, proceeding, deficiency or claim for Taxes or any adjustment to Taxes with respect to which any QELP Entity may be liable, and no currently pending issues have been raised by any governmental authority that could, if determined adversely to any QELP Entity, adversely affect the liability of such QELP Entity for Taxes;
          (v) no QELP Entity has any outstanding request for any extension of time within which to pay any Taxes or file any Returns with respect to any Taxes;
          (vi) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of any QELP Entity;
          (vii) no QELP Entity has entered into any written agreement or arrangement with any Tax authority that requires any QELP Entity to take any action or refrain from taking any action;

          (viii) each QELP Entity has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;
          (ix) no QELP Entity has been a member of an affiliated group filing a consolidated federal income tax Return or has any liability for the Taxes of any person (other than a QELP Entity) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and
          (x) to the extent required by GAAP, the consolidated balance sheets and financial statements prepared by QELP and its Subsidiaries for the year ended December 31, 2008 accrue all material liabilities for Taxes payable after the date of such financial statements with respect to all transactions and events occurring on or prior to such date; and no material Tax liability since the date of such financial statements has been incurred by QELP or any of its Subsidiaries other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement.
          (b) No QELP Entity is party to any closing agreement described in Section 7121 of the Code or any similar agreement under any Tax law.
          (c) No QELP Entity is party to, is bound by or has any obligation under any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement other than with respect to any such agreement or arrangement among the QELP Entities.
          (d) Since December 31, 2008, QELP has not made or rescinded any material election relating to Taxes or settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to any material Taxes, or, except as may be required by Applicable Laws, made any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal Returns.
          (e) There are no requests for rulings, outstanding subpoenas or unsatisfied written requests from any governmental authority for information with respect to Taxes of any QELP Entity. No claim has been made that any QELP Entity is subject to income, franchise, sales, use, payroll, unemployment, or similar Taxation by a governmental authority in any state or locality where any such QELP Entity did not either (i) file any income, franchise, sales, use, payroll, unemployment, or similar Returns or (ii) pay income, franchise, sales, use, payroll, unemployment, or similar Taxes. No Return filed by any QELP Entity with respect to any taxable period ending on or after December 31, 2004 contains a disclosure statement under Section 6662 of the Code or any predecessor provision or comparable provision of state, local or foreign law, and no Return has been filed by any QELP Entity with respect to which the preparer of such Return advised consideration of inclusion of such a disclosure statement, which disclosure statement was not included. No QELP Entity has at any time participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) that was or is required to be disclosed under Treasury Regulations Section 1.6011-4 or participated in a transaction that has been disclosed pursuant to IRS Announcement 2002-2, 2002-2 I.R.B. 304.

          (f) QELP has at all times since its formation been, and will be at the Effective Time, properly classified as a partnership for federal income tax purposes and, for the portion of the taxable year of QELP that ends at the Effective Time, 90 percent or more of the gross income of QELP will consist of “qualifying income,” as defined in Section 7704(d) of the Code. No QELP Entity has elected to be treated as a corporation for U.S. federal income tax purposes.
          (g) There are no Liens for Taxes upon any property or assets of QELP or any of its Subsidiaries, except for Taxes not yet due and payable.
          (h) No QELP Entity has bought back its (or any affiliate’s) debt.
     Section 6.12 Employee Benefit Plans.
          (a) Section 6.12(a) of the QELP Disclosure Letter contains a list of all QELP Benefit Plans. The term “QELP Benefit Plans” means all employee benefit plans and other benefit arrangements, including all “employee benefit plans” as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other material employee benefit, bonus, vacation, incentive, deferred compensation, stock option (or other equity-based), severance, termination, retention, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices, programs or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by any QELP Entity or any of its ERISA Affiliates or to which any QELP Entity or any of its ERISA Affiliates is a party or is required to provide benefits or with respect to which any QELP Entity or any of its ERISA Affiliates have any liability, other than the QRC Benefit Plans and the QMLP Benefit Plans. For purposes of this Section 6.12, ERISA Affiliates shall exclude QRC, QMLP and their Subsidiaries. QELP has made available to QRC and QMLP true and complete copies of the QELP Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports, actuarial reports and Internal Revenue Service determination or opinion letters for each such plan.
          (b) Except to the extent such matters, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect: (i) all applicable reporting and disclosure requirements have been met with respect to the QELP Benefit Plans; (ii) to the extent applicable, the QELP Benefit Plans comply with the requirements of ERISA and the Code and other Applicable Laws, and any QELP Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or is entitled to rely upon a favorable opinion letter issued by the Internal Revenue Service), which covers all amendments to such QELP Benefit Plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code) has expired as of the date of such letter; (iii) the QELP Benefit Plans have been maintained and operated in accordance with their terms and Applicable Laws, and there are no breaches of fiduciary duty in connection with the QELP Benefit Plans; (iv) there are no claims pending or threatened in writing against or otherwise involving any QELP Benefit Plan, and no suit, action or other litigation (excluding routine claims for benefits incurred in the ordinary course of QELP Benefit Plan activities) has been brought against or with respect to any QELP Benefit Plan; and (v) all material contributions required to be made as of the date of this Agreement to the QELP Benefit Plans have been made or provided for.
          (c) No QELP Benefit Plan (including for such purpose, any employee benefit plan described in Section 3(3) of ERISA which any QELP Entity or any of its ERISA Affiliates maintained, sponsored or contributed to within the six-year period preceding the Effective Time) is (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code) or (iii) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause any payments or benefits to any employee, officer or director of any QELP Entity to be either subject to an excise Tax or non-deductible to QELP under Sections 4999 and 280G of the Code, respectively, whether or not some other subsequent action or event would be required to cause such payment or benefit to be triggered. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of any QELP Entity.
          (d) No QELP Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any QELP Entity for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by Applicable Laws, (ii) death benefits under any “pension plan” or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).
          (e) From January 1, 2009 to the date of this Agreement, except in the ordinary course of business consistent with past practice or as described in the QELP Reports filed prior to the date of this Agreement, there has not been (i) any granting, or any commitment or promise to grant, by any QELP Entity to any officer of any QELP Entity of (A) any increase in compensation or (B) any increase in severance or termination pay (other than increases in severance or termination pay as a result of an increase in compensation in accordance with Section 6.12(e)(i)(A)), (ii) any entry by any QELP Entity into any employment, severance or termination agreement with any person who is an employee of any QELP Entity, (iii) any increase in, or any commitment or promise to increase, benefits payable or available under any pre-existing QELP Benefit Plan, except in accordance with the pre-existing terms of that QELP Benefit Plan, (iv) any establishment of, or any commitment or promise to establish, any new QELP Benefit Plan, (v) any amendment of any existing unit options, unit appreciation rights, performance awards or restricted unit awards or (vi) except in accordance with and under pre-existing compensation policies, any grant, or any commitment or promise to grant, any unit options, unit appreciation rights, performance awards, or restricted unit awards.

     Section 6.13 Labor Matters.
          (a) No QELP Entity is party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect, (i) no QELP Entity has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, any QELP Entity or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee-related complaints against any QELP Entity pending or threatened in writing before any governmental authority by or concerning the employees working in their respective businesses.
     Section 6.14 Environmental Matters.
          (a) Each QELP Entity has been and is in compliance with all Environmental Laws except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or threatened in writing against any QELP Entity that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current or former businesses, assets or properties of any QELP Entity, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.
          (c) No QELP Entity has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of or other obligation with respect to any Hazardous Materials, except for any such matters as have not had and are not reasonably likely to have a QELP Material Adverse Effect.

     Section 6.15 Intellectual Property. The QELP Entities own or possess adequate licenses or other valid rights to use all patents, patent rights, know-how, trade secrets, trademarks, trademark rights and other proprietary information and other proprietary intellectual property rights used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect. The conduct of the QELP Entities’ respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others, except for such conflicts that, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to any QELP Entity, except for such infringements that, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect.
     Section 6.16 Decrees, Etc. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against any QELP Entity that continues to be in effect that materially affects the ownership or operation of any of their respective assets, and (b) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against any QELP Entity.
     Section 6.17 Insurance.
          (a) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect, the QELP Entities maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the industries in which the QELP Entities operate on the date of this Agreement.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect, no event relating specifically to any QELP Entity has occurred that could reasonably be expected, after the date of this Agreement, to result in material upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date of this Agreement, and no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of any QELP Entity during the period of one year prior to the date of this Agreement. Prior to the date of this Agreement, no event has occurred, including the failure by any QELP Entity to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of any QELP Entity under any such excess liability or protection and indemnity insurance policies.

     Section 6.18 No Brokers. QELP has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of QELP to pay any finder’s fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that QELP has retained Stifel, Nicolaus & Company, Incorporated (“Stifel”) as its financial advisor.
     Section 6.19 Opinion of Financial Advisor and Board Approval. The Board of Directors of QEGP has received the opinion of Stifel to the effect that, subject to the assumptions, qualifications and limitations relating to such opinion, the QELP Exchange Ratio to be utilized in the QELP Merger pursuant to this Agreement is fair, from a financial point of view, as of the date of Stifel’s opinion, to the holders of QELP Common Units (other than QRC, QEGP and their respective affiliates). QELP shall provide QRC and QMLP (solely for informational purposes and subject to the terms of Stifel’s engagement letter with QELP and the Conflicts Committee of the Board of Directors of QEGP) a true, correct and complete copy of such opinion promptly following the date of this Agreement. QEGP’s Board of Directors, at a meeting duly called and held, acting upon the unanimous recommendation of its Conflicts Committee, has (i) determined that this Agreement and the QELP Merger are advisable, fair to and in the best interests of QELP and the holders of QELP Common Units (other than QEGP and its affiliates), (ii) approved the execution and delivery of this Agreement by QELP and QEGP and the execution and delivery of the Support Agreement by QELP, (iii) recommended approval and adoption of this Agreement and the QELP Merger by the holders of QELP Common Units (other than QEGP and its affiliates), as a class, and the holders of the QELP Subordinated Units, as a class (collectively the determination, approval and recommendation described in clauses (i), (ii) and (iii), the “QELP Recommendation”), and (iv) determined that the QELP Conversion is in the best interests of QELP and QEGP and that the QEGP Merger is in the best interests of QEGP, approved the QELP Conversion and the QEGP Merger and recommended approval of the QELP Conversion by Holdco, as sole holder of common units of the QELP Surviving Entity immediately following the Effective Time.
     Section 6.20 Vote Required. The only vote of the holders of any class or series of QELP units (other than the approval by QEGP) necessary to approve (a) the QELP Merger is the affirmative vote in favor of the approval and adoption of this Agreement and the QELP Merger by (i) the holders of at least a majority of the outstanding QELP Common Units (other than QELP Common Units owned by QEGP and its affiliates), voting as a class, present, in person or by proxy, at a meeting of the holders of QELP Common Units duly called and held, and (ii) the holders of at least a majority of the outstanding QELP Subordinated Units, voting as a class, present, in person or by proxy, at a meeting of the holders of QELP Subordinated Units duly called and held or by written consent (collectively the approvals in clauses (i) and (ii), the “QELP Unitholder Approval”), and (b) the QELP Conversion is the approval of the QELP Conversion by QEGP and Holdco, as sole holder of common units of the QELP Surviving Entity immediately following the Effective Time.
     Section 6.21 Certain Contracts.
          (a) Except for this Agreement and except as filed or incorporated by reference as an exhibit to QELP’s Annual Report on Form 10-K for the year ended December 31, 2008 or to a QELP Report filed thereafter and prior to the date of this Agreement, no QELP Entity is party to or bound by any “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 6.21(a)being referred to herein as the “QELP Material Contracts”).
          (b) Each QELP Material Contract is valid and binding on the QELP Entities parties thereto and is in full force and effect, and the QELP Entities have in all material respects performed all obligations required to be performed by them to date under each QELP Material Contract to which they are party, except where such failure to be in full force and effect or such failure to perform, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect, none of the QELP Entities (x) knows of, or has received written notice of, any breach of or violation or default under any QELP Material Contract or any condition which with the passage of time or the giving of notice or both would result in such a violation or default under any QELP Material Contract or (y) has received written notice of the desire of the other party or parties to any such QELP Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each QELP Material Contract is enforceable by the QELP Entity party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and general principles of equity, except where such unenforceability does not constitute, individually or in the aggregate, a QELP Material Adverse Effect.
     Section 6.22 Improper Payments. No bribes, kickbacks or other similar payments have been made in violation of Applicable Laws by any QELP Entity or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and no QELP Entity nor any agent of any of them has received any such payments from vendors, suppliers or other persons.
     Section 6.23 Takeover Statutes; Rights Plans. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause to be applicable to the Mergers the restrictions in any Takeover Statute. QELP does not have any preferred share purchase rights plan or similar rights plan in effect.
     Section 6.24 Proxy Statement. None of the information to be supplied by QELP for inclusion in (a) the Proxy Statement/Prospectus, to be filed by QRC and QELP with the SEC, and any amendments or supplements thereto, or (b) the Form S-4 to be filed by Holdco with the SEC in connection with the Mergers, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to QRC stockholders and QELP unitholders, at the time of QRC Stockholder Approval and the QELP Unitholder Approval and at the Effective Time, and, in the case of the Form S-4, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein (in the case of the Proxy Statement/Prospectus, in the light of the circumstances under which they are made) not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the Exchange Act.

     Section 6.25 Title, Ownership and Related Matters.
          (a) The QELP Entities have good and marketable title to all real property owned in fee by the QELP Entities and good title to all personal property as necessary to permit the QELP Entities to conduct their respective businesses as currently conducted in all material respects, free and clear of all Liens other than Permitted Liens, except (i) as would not, individually or in the aggregate, have a QELP Material Adverse Effect, or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future. With respect to any real property and buildings held under lease by the QELP Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions (i) as would not, individually or in the aggregate, have a QELP Material Adverse Effect, (ii) as do not materially interfere with the use of such properties by the QELP Entities taken as a whole as they have been used in the past in the ordinary course of business, and (iii) as have been created by the fee owner of such property and buildings and have not, as of the date of this Agreement, materially interfered with the use of such property and buildings by the QELP Entities taken as a whole as they have been used in the past in the ordinary course of business.
          (b) Each QELP Entity has complied in all material respects with the terms of all leases to which it is party and which are necessary for the ordinary conduct of the business of such QELP Entity and under which it is in occupancy, except for such incidences of non-compliance as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect, and the material leases to which any QELP Entity is a party or under which it is in occupancy are in full force and effect. No QELP Entity has assigned any interest in, or subleased any portion of the premises leased under, any material lease to which it is party to any non-affiliated third party except (i) as would not, individually or in the aggregate, have a QELP Material Adverse Effect, or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future, and there are no uncured, material breaches or defaults by the landlords under such leases. As used in this Section 6.25(b), the term “leases” does not include Oil and Gas Properties.
          (c) No QELP Entity has received any written notice from any person disputing or challenging its ownership of the fee interests, easements or rights-of-way through which any of its pipeline or gathering systems extend, other than disputes or challenges that have not had or are not reasonably likely to have a QELP Material Adverse Effect.
          (d) Each of the QELP Entities has, subject to the Permitted Liens, such rights-of-way as are necessary to conduct its business in the manner currently conducted, except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a QELP Material Adverse Effect. Each of the QELP Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a QELP Material Adverse Effect. None of such rights-of-way contains any restriction that is materially burdensome to the QELP Entities, taken as a whole.

     Section 6.26 Properties; Oil and Gas Matters.
          (a) All major items of operating equipment owned or leased by any QELP Entity in connection with the operation of its Oil and Gas Properties are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated, except as have not had and are not reasonably likely to have, individually or in the aggregate, a QELP Material Adverse Effect.
          (b) Except for goods and other property sold, used or otherwise disposed of since the date of the QELP Reserve Report in the ordinary course of business or reflected as having been sold, used or otherwise disposed of in the QELP Reports, as of the date of this Agreement, the QELP Entities have good title to, or valid leases or contractual rights to, all equipment and other personal property used or necessary for use in the operation of their Oil and Gas Properties in the manner in which such properties were operated prior to the date hereof.
          (c) Except for property sold or otherwise disposed of since the date of the QELP Reserve Report in the ordinary course of business or reflected as having been sold or otherwise disposed of in the QELP Reports, as of the date of this Agreement, the QELP Entities have good and defensible title to all Oil and Gas Properties forming the basis for the reserves owned by QELP and reflected in the reserve table under “Business—Oil and Gas Data” in QELP’s Annual Report on Form 10-K for the year ended December 31, 2008 and the report of Cawley relating to QELP’s interests referred to therein as of December 31, 2008 (the “QELP Reserve Report”), and in each case as attributable to interests owned by the QELP Entities, free and clear of any liens, except: (a) liens reflected in the QELP Reserve Report or in a QELP Report filed prior to the date of this Agreement, and (b) such imperfections of title, easements, liens, government or tribal approvals or other matters and failures of title as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect. Except as have not had and are not reasonably likely to have, individually or in the aggregate, a QELP Material Adverse Effect, all material proceeds from the sale of hydrocarbons produced from the Oil and Gas Properties of the QELP Entities are being received by them in a timely manner and are not being held in suspense for any reason. The gross and net undeveloped acreage of the QELP Entities as most recently reported in a QELP Report was correct in all material respects as of the date of such QELP Report, and there have been no changes in such gross and net undeveloped acreage since such date which have had or are reasonably likely to have a QELP Material Adverse Effect.
          (d) The leases and other agreements pursuant to which the QELP Entities lease or otherwise acquire or obtain operating rights affecting any real or personal property given value in the QELP Reserve Report are in good standing, valid and effective, and the rentals due by any QELP Entity to any lessor of any such oil and gas leases have been properly paid, except in each case as, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect. The QELP Entities have paid all royalties, overriding royalties and other burdens on production due by the QELP Entities with respect to their Oil and Gas Properties, except for any non-payment of which, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect.

          (e) All information (excluding assumptions and estimates but including the statement of the percentage of reserves from the oil and gas wells and other interests evaluated therein to which any QELP Entity is entitled and the percentage of the costs and expenses related to such wells or interests to be borne by any QELP Entity) supplied to Cawley relating to QELP’s interests referred to in the QELP Reserve Report as of December 31, 2008, by or on behalf of the QELP Entities that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of the QELP Entities in connection with the preparation of the QELP Reserve Report was (at the time supplied or as modified or amended prior to the issuance of the QELP Reserve Report) accurate in all material respects and there are no material errors in such information that existed at the time of such issuance.
          (f) Except as has not had and is not reasonably likely to have, individually or in the aggregate, a QELP Material Adverse Effect, all Oil and Gas Properties operated by any QELP Entity have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable oil and gas leases and Applicable Laws.
          (g) No QELP Entity has produced hydrocarbons from its Oil and Gas Properties in excess of regulatory allowances or other applicable limits on production that could result in curtailment of production from any such property, except any such violations which, individually or in the aggregate, have not had and are not reasonably likely to have a QELP Material Adverse Effect.
          (h) None of the material Oil and Gas Properties of any QELP Entity is subject to any preferential purchase, consent or similar right which would become operative as a result of the transactions contemplated by this Agreement.
          (i) None of the Oil and Gas Properties of any QELP Entity are subject to any Tax partnership agreement or provisions requiring a partnership income Tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.
     Section 6.27 Hedging. Section 6.27 of the QELP Disclosure Letter sets forth for the periods shown all obligations of each QELP Entity for the delivery of Hydrocarbons attributable to any of the properties of any QELP Entity in the future on account of prepayment, advance payment, take-or-pay, forward sale or similar obligations without then or thereafter being entitled to receive full value therefor. As of the date of this Agreement, no QELP Entity is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.
     Section 6.28 Gas Regulatory Matters. No QELP Entity is a gas utility under Applicable Laws.
     Section 6.29 Investment Company Act. No QELP Entity is, or upon the Closing will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF QMLP PARTIES
     Except as set forth (i) in the QRC Reports or QELP Reports filed on or after December 31, 2008 and prior to the date of this Agreement (excluding any disclosures included in any risk factor section of such documents and any other disclosures in such documents to the extent that they are cautionary, predictive or forward-looking in nature) or (ii) in the disclosure letter delivered to QRC and QELP by QMLP at or prior to the execution of this Agreement (the “QMLP Disclosure Letter”) and making reference to the particular section of this Article 7 to which exception is being taken (provided that any information set forth in one section or subsection of the QMLP Disclosure Letter shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent), QMLP and QMGP (collectively, the “QMLP Parties”), jointly and severally but subject to Section 11.1, represent and warrant to QRC and QELP that:
     Section 7.1 Existence and Good Standing.
          (a) QMLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. QMGP is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of the QMLP Parties is duly registered or qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect. Each of the QMLP Parties has all requisite limited partnership or limited liability company power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the organizational documents of each of the QMLP Parties previously provided to QRC and QELP are true and correct and contain all amendments as of the date of this Agreement.
          (b) As used in this Agreement, “QMLP Material Adverse Effect” means, with respect to the QMLP Parties and each of their direct or indirect Subsidiaries (collectively, the “QMLP Entities”), any change, effect, event, occurrence, state of facts or development that individually or in the aggregate has a material adverse effect on or change in (i) the business, assets, properties, liabilities, financial condition or results of operations of the QMLP Entities, taken as a whole, except to the extent that any such change or effect arises or results from (A) changes in general economic, capital market, regulatory or political conditions or changes in law or accounting policies or the interpretation thereof, (B) changes that affect generally the industries in which the QMLP Entities are engaged, (C) any changes or fluctuations in the prices of oil, natural gas or any other commodity, (D) the announcement or pendency of this Agreement, including any loss of sales or loss of employees or labor disputes or employee strikes, slowdowns, job actions or work stoppages or labor union activities, (E) any war, act of terrorism, civil unrest, acts of God or similar events occurring after the date of this Agreement or (F) any action taken or not taken by a QMLP Party with the consent or at the direction of QRC or QELP or in order to comply with this Agreement, or (ii) the ability of the QMLP Entities to consummate the transactions contemplated by this Agreement or fulfill the conditions to the Closing.

          (c) Section 7.1(c) of the QMLP Disclosure Letter sets forth, as of the date hereof, a true and complete list of the QMLP Entities, together with (i) the nature of the legal organization of such person, (ii) the jurisdiction of organization or formation of such person, (iii) the name of each QMLP Entity that owns beneficially or of record any equity or similar interest in such person, and (iv) the percentage interest owned by each such QMLP Entity in such other persons.
     Section 7.2 Authorization, Validity and Effect of Agreements. Each of the QMLP Parties has the requisite limited partnership or limited liability company power and authority to execute and deliver the Transaction Documents to which it is party and, upon receipt of the QMLP Unitholder Approval, to consummate the transactions contemplated by the Transaction Documents. The execution of the Transaction Documents to which it is party and the consummation by each of the QMLP Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited partnership or limited liability company action on behalf of each of them, other than the receipt of the QMLP Unitholder Approval. Each of the QMLP Parties has duly executed and delivered this Agreement and, if a party thereto, the Support Agreement. Assuming the Transaction Documents constitute the valid and legally binding obligations of the other parties hereto and thereto, each of the Transaction Documents to which a QMLP Party is party constitutes the valid and legally binding obligation of such QMLP Party, enforceable against such QMLP Party in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 7.3 Capitalization.
          (a) As of the date of this Agreement, the issued and outstanding partnership interests of QMLP consisted of 8,655,243 QMLP Common Units, 35,134 Class A QMLP Subordinated Units, 4,900,000 Class B QMLP Subordinated Units, 276,531 QMLP GP Units and the QMLP Incentive Distribution Rights. All of the QMLP Common Units, QMLP Subordinated Units and QMLP Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P., dated as of November 1, 2007, as amended by Amendment No. 1 effective as of January 1, 2008 (the “QMLP Partnership Agreement”) and are fully paid (to the extent required under the QMLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and Section 17-804 of the Delaware LP Act). The general partner interest in QMLP represented by the QMLP GP Units has been duly authorized and validly issued in accordance with the QMLP Partnership Agreement. As of the date of this Agreement, except as set forth above or in Section 7.3 of the QMLP Disclosure Letter, there are no outstanding partnership interests of QMLP and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate any QMLP Entity to issue, transfer, sell or register any partnership interests or other voting securities of any QMLP Entity. QMLP has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the unitholders of QMLP on any matter.

          (b) QMGP is the sole general partner of QMLP. QMGP is the record and beneficial owner of all of the QMLP GP Units and all of the QMLP Incentive Distribution Rights, and QMGP owns the QMLP GP Units and the QMLP Incentive Distribution Rights free and clear of all Liens, other than Permitted Liens.
          (c) The issued and outstanding equity interests of QMGP consist of 1,000 QMGP Units, which are owned of record as set forth in Section 7.3(c) of the QMLP Disclosure Letter. All of the outstanding QMGP Units have been duly authorized, validly issued, fully paid (to the extent required by the limited liability company agreement of QMGP), nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and free of preemptive rights.
     Section 7.4 Subsidiaries.
          (a) QMGP does not have any Subsidiaries other than QMLP and its Subsidiaries. Each of QMLP’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of QMLP’s Subsidiaries is duly registered or qualified to do business and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect. Each of QMLP’s Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the organizational documents of QMLP’s Subsidiaries previously made available to QRC and QELP are true and correct and contain all amendments as of the date of this Agreement. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of QMLP’s Subsidiaries are duly authorized, validly issued, fully paid (to the extent required by such Subsidiary’s organizational documents) and nonassessable (except as such nonassessability may be affected by Applicable Laws) and free of preemptive rights, and are owned, directly or indirectly, by QMLP free and clear of all Liens, other than Permitted Liens.
          (b) On the date of this Agreement, none of the QMLP Entities own any shares of capital stock of QRC or any other securities convertible into or otherwise exercisable to acquire shares of capital stock of QRC or has the right to acquire or vote such shares under any agreement, arrangement or understanding, whether or not in writing.
          (c) QMLP does not have any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of such shares or other such securities referred to in clause (b) above.
     Section 7.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect and except for matters related to financial statements (which are provided for in Section 7.7), internal controls and procedures (which are provided for in Section 7.8), Taxes (which are provided for in Section 7.11), employee benefit matters (which are provided for in Section 7.12), labor matters (which are provided for in Section 7.13),

Environmental Laws (which are provided for in Section 7.14), improper payments (which are provided for in Section 7.22) and gas regulatory matters (which are provided for in Section 7.28):
          (a) No QMLP Entity is in violation of any Applicable Laws, and no claim is pending or threatened in writing with respect to any such matters.
          (b) Each QMLP Entity holds all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the lawful conduct of its business (collectively, the “QMLP Permits”). All QMLP Permits are in full force and effect and there exists no default thereunder or breach thereof, and the QMLP Parties have not received written notice that such QMLP Permits will not be renewed in the ordinary course after the Closing.
          (c) Each QMLP Entity possesses all permits, licenses, operating authority, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds (collectively, the “QMLP Real Property”).
     Section 7.6 No Conflicts.
          (a) Neither the execution and delivery by each QMLP Party of any Transaction Document to which it is party nor the consummation by such QMLP Party of the transactions contemplated hereby or thereby will (i) conflict with or result in a breach of any provisions of the organizational documents of any QMLP Entity; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of any QMLP Entity under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to any QMLP Entity under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which any QMLP Entity is party, or by which any QMLP Entity or any of its properties may be bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to any QMLP Entity, except as, in the case of matters described in clause (ii) or (iii), individually or in the aggregate, that have not had and are not reasonably likely to have a QMLP Material Adverse Effect.
          (b) Neither the execution and delivery by each QMLP Party of any Transaction Document to which it is party nor the consummation by such QMLP Party of the transactions contemplated hereby or thereby will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than (i) the Regulatory Filings, (ii) the filing of a listing application with NASDAQ in connection with the initial listing of the Holdco Common Stock pursuant to Section 8.10, and (iii) the filing of the Certificates of Merger with the appropriate governmental authorities in connection with any of the Mergers, except for any consent, approval, qualification or authorization the failure to obtain which, and for any filing or registration the failure to make which, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect.
          (c) The Transaction Documents, the Mergers and the other transactions contemplated hereby and thereby do not, and will not, upon consummation of such transactions in accordance with their terms, result in any “change of control” or similar event or circumstance under (i) the terms of any QMLP Material Contract or (ii) any contract or plan under which any employees, officers or directors of any QMLP Entity are entitled to payments or benefits, which, in the case of either clause (i) or (ii), gives rise to rights or benefits not otherwise available absent such change of control or similar event and requires either a cash payment or an accounting charge in accordance with GAAP, or (iii) any material QMLP Permit, except for any event or circumstance the occurrence of which, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect.
     Section 7.7 Financial Statements.
          (a) At the time of execution of this Agreement, QMLP has delivered to QRC and QELP complete and accurate copies of the QMLP Entities’ consolidated balance sheet as of December 31, 2007 and 2008 and consolidated statement of operations, cash flow and partners’ equity for the two years ended December 31, 2008. Each of the consolidated balance sheets fairly presents in all material respects the consolidated financial position of the QMLP Entities as of its date, and each of the consolidated statements of operations, cash flows and changes in unitholders’ equity fairly presents in all material respects the results of operations, cash flows or changes in unitholders’ equity, as the case may be, of the QMLP Entities for the periods set forth therein (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments which are not material in the aggregate), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
          (b) Except (i) as and to the extent set forth on the consolidated balance sheet of the QMLP Entities as of December 31, 2008, including all notes thereto, and (ii) for liabilities and obligations incurred since December 31, 2008 in the ordinary course of business consistent with past practice, the QMLP Entities have not had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the QMLP Entities or in the notes thereto prepared in accordance with GAAP consistently applied, other than liabilities or obligations which, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect.
     Section 7.8 Internal Controls and Procedures.
          (a) QMLP has disclosed, based on its most recent evaluations, to QMLP’s outside auditors and the audit committee of the board of directors of QMLP (A) all significant deficiencies in the design or operation of internal controls and any material weaknesses, which have more than a remote chance to materially adversely affect QMLP’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in QMLP’s internal control over financial reporting.
          (b) Since January 1, 2009, no QMLP Entity nor any director, officer, employee, auditor, accountant or representative of any QMLP Entity has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any QMLP Entity, including any material complaint, allegation, assertion or claim that any QMLP Entity has a “significant deficiency” or “material weakness” (as such terms are defined in the Public Accounting Oversight Board’s Auditing Standard No. 2, as in effect on the date hereof) in internal controls.
          (c) No QMLP Entity has, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of QMGP. No loan or extension of credit is maintained by any QMLP Entity to which the second sentence of Section 13(k)(1) of the Exchange Act applies.
          (d) Except as disclosed in the QRC Reports, the QMLP Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of QMLP’s consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     Section 7.9 Litigation. There are no actions, suits, investigations or proceedings pending or threatened in writing against any QMLP Entity at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal or state court, commission, board, bureau, agency or instrumentality or any arbitral or other dispute resolution body, that, individually or in the aggregate, have had or are reasonably likely to have a QMLP Material Adverse Effect.
     Section 7.10 Absence of Certain Changes. Since December 31, 2008, (a) except as otherwise required or expressly provided for in this Agreement, the businesses of the QMLP Entities have been conducted, in all material respects, in the ordinary course of business consistent with past practice and (b) there has not been a QMLP Material Adverse Effect.
     Section 7.11 Taxes.
          (a) Except to the extent such matters, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect:
          (i) all Returns required to be filed by or with respect to any QMLP Entity (including any Return required to be filed by an affiliated, consolidated, combined, unitary or similar group that included any QMLP Entity) have been properly filed on a timely basis with the appropriate governmental authorities and all such Returns are accurate and complete in all respects;
          (ii) all Taxes that have or will become due on or before the Closing Date (regardless of whether reflected on any Return) have been or will be duly paid or deposited in full on a timely basis or adequately reserved for in accordance with GAAP;
          (iii) no audit or other administrative proceeding or court proceeding is presently pending or threatened in writing with regard to any Tax or Return of any QMLP Entity as to which any taxing authority has asserted in writing any claim;
          (iv) no governmental authority is now proposing or asserting in writing any investigation, proceeding, deficiency or claim for Taxes or any adjustment to Taxes with respect to which any QMLP Entity may be liable, and no currently pending issues have been raised by any governmental authority that could, if determined adversely to any QMLP Entity, adversely affect the liability of such QMLP Entity for Taxes;
          (v) no QMLP Entity has any outstanding request for any extension of time within which to pay any Taxes or file any Returns with respect to any Taxes;
          (vi) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of any QMLP Entity;
          (vii) no QMLP Entity has entered into any written agreement or arrangement with any Tax authority that requires any QMLP Entity to take any action or refrain from taking any action;
          (viii) each QMLP Entity has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;
          (ix) no QMLP Entity has been a member of an affiliated group filing a consolidated federal income tax Return or has any liability for the Taxes of any person (other than a QMLP Entity) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and
          (x) to the extent required by GAAP, the consolidated balance sheets and financial statements prepared by QMLP and its Subsidiaries for the year ended December 31, 2008 accrue all material liabilities for Taxes payable after the date of such financial statements with respect to all transactions and events occurring on or prior to such date; and no material Tax liability since the date of such financial statements has been incurred by QMLP or any of its Subsidiaries other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement.
          (b) No QMLP Entity is party to any closing agreement described in Section 7121 of the Code or any similar agreement under any Tax law.

          (c) No QMLP Entity is party to, is bound by or has any obligation under any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement other than with respect to any such agreement or arrangement among the QMLP Entities.
          (d) Since December 31, 2008, QMLP has not made or rescinded any material election relating to Taxes or settled or compromised any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to any material Taxes, or, except as may be required by Applicable Laws, made any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal Returns.
          (e) There are no requests for rulings, outstanding subpoenas or unsatisfied written requests from any governmental authority for information with respect to Taxes of any QMLP Entity. No claim has been made that any QMLP Entity is subject to income, franchise, sales, use, payroll, unemployment, or similar Taxation by a governmental authority in any state or locality where any such QMLP Entity did not either (i) file any income, franchise, sales, use, payroll, unemployment, or similar Returns or (ii) pay income, franchise, sales, use, payroll, unemployment, or similar Taxes. No Return filed by any QMLP Entity with respect to any taxable period ending on or after December 31, 2004 contains a disclosure statement under Section 6662 of the Code or any predecessor provision or comparable provision of state, local or foreign law, and no Return has been filed by any QMLP Entity with respect to which the preparer of such Return advised consideration of inclusion of such a disclosure statement, which disclosure statement was not included. No QMLP Entity has at any time participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) that was or is required to be disclosed under Treasury Regulations Section 1.6011-4 or participated in a transaction that has been disclosed pursuant to IRS Announcement 2002-2, 2002-2 I.R.B. 304.
          (f) QMLP has at all times since its formation been, and will be at the Effective Time, properly classified as a partnership for federal income tax purposes. No QMLP Entity has elected to be treated as a corporation for U.S. federal income tax purposes.
          (g) There are no Liens for Taxes upon any property or assets of QMLP or any of its Subsidiaries, except for Taxes not yet due and payable.
          (h) No QMLP Entity has bought back its (or any affiliate’s) debt.
     Section 7.12 Employee Benefit Plans.
          (a) Section 7.12(a) of the QMLP Disclosure Letter contains a list of all QMLP Benefit Plans. The term “QMLP Benefit Plans” means all employee benefit plans and other benefit arrangements, including all “employee benefit plans” as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other material employee benefit, bonus, vacation, incentive, deferred compensation, stock option (or other equity-based), severance, termination, retention, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices, programs or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by any QMLP Entity or any of its ERISA

Affiliates or to which any QMLP Entity or any of its ERISA Affiliates is a party or is required to provide benefits or with respect to which any QMLP Entity or any of its ERISA Affiliates have any liability, other than the QRC Benefit Plans and the QELP Benefit Plans. For purposes of this Section 7.12, ERISA Affiliates shall exclude QRC, QELP and their Subsidiaries. QMLP has made available to QRC and QELP true and complete copies of the QMLP Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports, actuarial reports and Internal Revenue Service determination or opinion letters for each such plan.
          (b) Except to the extent such matters, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect: (i) all applicable reporting and disclosure requirements have been met with respect to the QMLP Benefit Plans; (ii) to the extent applicable, the QMLP Benefit Plans comply with the requirements of ERISA and the Code and other Applicable Laws, and any QMLP Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or is entitled to rely upon a favorable opinion letter issued by the Internal Revenue Service), which covers all amendments to such QMLP Benefit Plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code) has expired as of the date of such letter; (iii) the QMLP Benefit Plans have been maintained and operated in accordance with their terms and Applicable Laws, and there are no breaches of fiduciary duty in connection with the QMLP Benefit Plans; (iv) there are no claims pending or threatened in writing against or otherwise involving any QMLP Benefit Plan, and no suit, action or other litigation (excluding routine claims for benefits incurred in the ordinary course of QMLP Benefit Plan activities) has been brought against or with respect to any QMLP Benefit Plan; and (v) all material contributions required to be made as of the date of this Agreement to the QMLP Benefit Plans have been made or provided for.
          (c) No QMLP Benefit Plan (including for such purpose, any employee benefit plan described in Section 3(3) of ERISA which any QMLP Entity or any of its ERISA Affiliates maintained, sponsored or contributed to within the six-year period preceding the Effective Time) is (i) a “multiemployer plan”(as defined in Section 4001(a)(3) of ERISA), (ii) a “multiple employer plan”(within the meaning of Section 413(c) of the Code) or (iii) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause any payments or benefits to any employee, officer or director of any QMLP Entity to be either subject to an excise Tax or non-deductible to QMLP under Sections 4999 and 280G of the Code, respectively, whether or not some other subsequent action or event would be required to cause such payment or benefit to be triggered. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of any QMLP Entity.
          (d) No QMLP Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any QMLP Entity for periods extending beyond their retirement or other termination of service other than

(i) coverage mandated by Applicable Laws, (ii) death benefits under any “pension plan” or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).
          (e) From January 1, 2009 to the date of this Agreement, except in the ordinary course of business consistent with past practice or as described in the QMLP Reports filed prior to the date of this Agreement, there has not been (i) any granting, or any commitment or promise to grant, by any QMLP Entity to any officer of any QMLP Entity of (A) any increase in compensation or (B) any increase in severance or termination pay (other than increases in severance or termination pay as a result of an increase in compensation in accordance with Section 7.12(e)(i)(A)), (ii) any entry by any QMLP Entity into any employment, severance or termination agreement with any person who is an employee of any QMLP Entity, (iii) any increase in, or any commitment or promise to increase, benefits payable or available under any pre-existing QMLP Benefit Plan, except in accordance with the pre-existing terms of that QMLP Benefit Plan, (iv) any establishment of, or any commitment or promise to establish, any new QMLP Benefit Plan, (v) any amendment of any existing unit options, unit appreciation rights, performance awards or restricted unit awards or (vi) except in accordance with and under pre-existing compensation policies, any grant, or any commitment or promise to grant, any unit options, unit appreciation rights, performance awards, or restricted unit awards.
     Section 7.13 Labor Matters.
          (a) No QMLP Entity is party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect, (i) no QMLP Entity has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, any QMLP Entity or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee-related complaints against any QMLP Entity pending or threatened in writing before any governmental authority by or concerning the employees working in their respective businesses.
     Section 7.14 Environmental Matters.
          (a) Each QMLP Entity has been and is in compliance with all Environmental Laws except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect.

          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or threatened in writing against any QMLP Entity that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current or former businesses, assets or properties of any QMLP Entity, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.
          (c) No QMLP Entity has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of or other obligation with respect to any Hazardous Materials, except for any such matters as have not had and are not reasonably likely to have a QMLP Material Adverse Effect.
     Section 7.15 Intellectual Property. The QMLP Entities own or possess adequate licenses or other valid rights to use all patents, patent rights, know-how, trade secrets, trademarks, trademark rights and other proprietary information and other proprietary intellectual property rights used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect. The conduct of the QMLP Entities’ respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others, except for such conflicts that, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to any QMLP Entity, except for such infringements that, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect.
          Section 7.16 Decrees, Etc. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against any QMLP Entity that continues to be in effect that materially affects the ownership or operation of any of their respective assets, and (b) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against any QMLP Entity.

     Section 7.17 Insurance.
          (a) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect, the QMLP Entities maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the industries in which the QMLP Entities operate on the date of this Agreement.
          (b) Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect, no event relating specifically to any QMLP Entity has occurred that could reasonably be expected, after the date of this Agreement, to result in material upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date of this Agreement, and no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of any QMLP Entity during the period of one year prior to the date of this Agreement. Prior to the date of this Agreement, no event has occurred, including the failure by any QMLP Entity to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of any QMLP Entity under any such excess liability or protection and indemnity insurance policies.
     Section 7.18 No Brokers. QMLP has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of QMLP to pay any finder’s fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that QMLP has retained Morgan Stanley & Co. Incorporated as its financial advisor.
     Section 7.19 Board Approval. QMGP’s Board of Directors, at a meeting duly called and held, acting upon the unanimous recommendation of its Conflicts Committee, has (i) determined that this Agreement and the QMLP Merger are advisable, fair to and in the best interests of QMLP and the holders of QMLP Common Units (other than QMGP and its affiliates), (ii) approved the execution and delivery of this Agreement by QMLP and QMGP and the execution and delivery of the Support Agreement by QMLP, (iii) recommended approval and adoption of this Agreement and the QMLP Merger by the holders of QMLP Common Units (other than QMGP and its affiliates), as a class, and the holders of the QMLP Subordinated Units, as a class (collectively the determination, approval and recommendation described in clauses (i), (ii) and (iii), the “QMLP Recommendation”), and (iv) determined that the QMLP Conversion and the QMGP Merger are in the best interests of QMGP, approved the QMLP Conversion and the QMGP Merger and recommended approval of the QMLP Conversion by QMHC, as sole holder of common units of the QMLP Surviving Entity immediately following the Effective Time, and approval of the QMGP Merger by the holders of the outstanding QMGP Units.
     Section 7.20 Vote Required. The only vote of the holders of any class or series of QMLP units (other than the approval by QMGP) necessary to approve (a) the QMLP Merger is the affirmative vote in favor of the approval and adoption of this Agreement and the QMLP

Merger by (i) the holders of at least a majority of the outstanding QMLP Common Units (other than QMLP Common Units owned by QMGP and its affiliates), voting as a class, present, in person or by proxy, at a meeting of the holders of QMLP Common Units duly called and held, and (ii) the holders of at least a majority of the outstanding QMLP Subordinated Units, voting as a class, present, in person or by proxy, at a meeting of the holders of QMLP Subordinated Units duly called and held or by written consent (collectively the approvals in clauses (i) and (ii), the “QMLP Unitholder Approval”); (b) the QMLP Conversion is the approval of the QMLP Conversion by QMGP and QMHC, as sole holder of common units of the QMLP Surviving Entity immediately following the Effective Time; and (c) the QMGP Merger is the approval of the holders of more than 50% of the outstanding QMGP Units.
     Section 7.21 Certain Contracts.
          (a) Except for this Agreement and as listed on Section 7.21(a) of the QMLP Disclosure Letter, no QMLP Entity is party to or bound by any “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 7.21(a) being referred to herein as the “QMLP Material Contracts”).
          (b) Each QMLP Material Contract is valid and binding on the QMLP Entities parties thereto and is in full force and effect, and the QMLP Entities have in all material respects performed all obligations required to be performed by them to date under each QMLP Material Contract to which they are party, except where such failure to be in full force and effect or such failure to perform, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect. Except for such matters as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect, none of the QMLP Entities (x) knows of, or has received written notice of, any breach of or violation or default under any QMLP Material Contract or any condition which with the passage of time or the giving of notice or both would result in such a violation or default under any QMLP Material Contract or (y) has received written notice of the desire of the other party or parties to any such QMLP Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each QMLP Material Contract is enforceable by the QMLP Entity party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and general principles of equity, except where such unenforceability does not constitute, individually or in the aggregate, a QMLP Material Adverse Effect.
          (c) All tolling or similar agreements between any QMLP Entity, on the one hand, and any equityholders of, or investors in, any QMLP Entity, on the other hand, that are in effect as of the date of this Agreement are set forth on Section 7.21(c) of the QMLP Disclosure Letter.
     Section 7.22 Improper Payments. No bribes, kickbacks or other similar payments have been made in violation of Applicable Laws by any QMLP Entity or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and no QMLP Entity nor any agent of any of them has received any such payments from vendors, suppliers or other persons.

     Section 7.23 Takeover Statutes; Rights Plans. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause to be applicable to the Mergers the restrictions in any Takeover Statute. QMLP does not have any preferred share purchase rights plan or similar rights plan in effect.
     Section 7.24 Proxy Statement. None of the information to be supplied by QMLP for inclusion in (a) the Proxy Statement/Prospectus, to be filed by QRC and QELP with the SEC, and any amendments or supplements thereto, or (b) the Form S-4 to be filed by Holdco with the SEC in connection with the Mergers, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to QRC stockholders and QELP unitholders, at the time of QRC Stockholder Approval and the QELP Unitholder Approval and at the Effective Time, and, in the case of the Form S-4, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein (in the case of the Proxy Statement/Prospectus, in the light of the circumstances under which they are made) not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the Exchange Act.
     Section 7.25 Title, Ownership and Related Matters.
          (a) The QMLP Entities have good and marketable title to all real property owned in fee by the QMLP Entities and good title to all personal property as necessary to permit the QMLP Entities to conduct their respective businesses as currently conducted in all material respects, free and clear of all Liens other than Permitted Liens, except (i) as would not, individually or in the aggregate, have a QMLP Material Adverse Effect, or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future. With respect to any real property and buildings held under lease by the QMLP Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions (i) as would not, individually or in the aggregate, have a QMLP Material Adverse Effect, (ii) as do not materially interfere with the use of such properties by the QMLP Entities taken as a whole as they have been used in the past in the ordinary course of business, and (iii) as have been created by the fee owner of such property and buildings and have not, as of the date of this Agreement, materially interfered with the use of such property and buildings by the QMLP Entities taken as a whole as they have been used in the past in the ordinary course of business.
          (b) Each QMLP Entity has complied in all material respects with the terms of all leases to which it is party and which are necessary for the ordinary conduct of the business of such QMLP Entity and under which it is in occupancy, except for such incidences of non-compliance as, individually or in the aggregate, have not had and are not reasonably likely to have a QMLP Material Adverse Effect, and the material leases to which any QMLP Entity is a party or under which it is in occupancy are in full force and effect. No QMLP Entity has assigned any interest in, or subleased any portion of the premises leased under, any material lease to which it is party to any non-affiliated third party except (i) as would not, individually or in the aggregate, have a QMLP Material Adverse Effect, or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future, and there are no uncured, material breaches or defaults by the landlords under such leases. As used in this Section 7.25(b), the term “leases” does not include Oil and Gas Properties.
          (c) No QMLP Entity has received any written notice from any person disputing or challenging its ownership of the fee interests, easements or rights-of-way through which any of its pipeline or gathering systems extend, other than disputes or challenges that have not had or are not reasonably likely to have a QMLP Material Adverse Effect.
          (d) Each of the QMLP Entities has, subject to the Permitted Liens, such rights-of-way as are necessary to conduct its business in the manner currently conducted, except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a QMLP Material Adverse Effect. Each of the QMLP Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a QMLP Material Adverse Effect. None of such rights-of-way contains any restriction that is materially burdensome to the QMLP Entities, taken as a whole.
     Section 7.26 FERC Matters.
          (a) No consent, approval, authorization, order, registration or qualification of or with the Federal Energy Regulatory Commission (the “FERC”) with respect to the pipeline operations of the QMLP Entities is required in connection with the transactions contemplated by this Agreement, the Mergers or the execution, delivery and performance of this Agreement.
          (b) There are no material legal or governmental proceedings relating to QMLP’s pipelines operations pending or threatened in writing against any QMLP Entity by or before the FERC or on appeal from the FERC.
          (c) FERC has issued a certificate of public convenience and necessity pursuant to Section 7(c) of the Natural Gas Act and the regulations promulgated thereunder authorizing the QMLP Entities to operate as a natural gas company, and to acquire, own, operate, and maintain the QMLP Entities’ pipeline system as an interstate natural gas pipeline. FERC has further issued blanket certificates of public convenience and necessity pursuant to (i) 18 C.F.R. Part 284, Subpart G authorizing QMLP to provide certain transportation services on an open access basis, (ii) 18 C.F.R. Part 284, Subpart J authorizing the QMLP Entities to make certain sales of natural gas, and (iii) 18 C.F.R. Part 157, Subpart F authorizing the QMLP Entities to construct, acquire, and abandon certain facilities.
          (d) The QMLP Entities have complied and are in compliance in all material respects with (i) all statutory, regulatory, certificate, and tariff requirements applicable to the QMLP Entities or its pipeline system, including requirements established by FERC order, (ii) all reporting, filing, and other requirements applicable to the construction and operation of an interstate natural gas pipeline subject to FERC’s jurisdiction, and (iii) all requirements applicable to the holders of the certificates of public convenience and necessity referenced in

Section 7.26(c). As of the date hereof and during the last three years prior to the date hereof, there are and have been no lawsuits, actions, or enforcement inquiries pending or threatened in writing that (x) challenge or challenged the QMLP Entities’ certificate authority to acquire or operate its pipeline system, (y) challenge or challenged the QMLP Entities’ tariff, rates, terms and conditions of service, contracts or practices, or (z) otherwise allege or alleged any violation or violations of any regulations or requirements related to the reporting, ownership or operation of the QMLP Entities’ pipeline system.
     Section 7.27 Hedging. Section 7.27 of the QMLP Disclosure Letter sets forth for the periods shown all obligations of each QMLP Entity for the delivery of Hydrocarbons attributable to any of the properties of any QMLP Entity in the future on account of prepayment, advance payment, take-or-pay, forward sale or similar obligations without then or thereafter being entitled to receive full value therefor. As of the date of this Agreement, no QMLP Entity is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.
     Section 7.28 Gas Regulatory Matters. No QMLP Entity is a gas utility under Applicable Laws.
     Section 7.29 Investment Company Act. No QMLP Entity is, or upon the Closing will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.
ARTICLE 8
COVENANTS
     Section 8.1 Conduct of Business. Prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article 10, except as set forth in Section 8.1 of the QRC Disclosure Letter, the QELP Disclosure Letter or the QMLP Disclosure Letter or as any other provision of this Agreement expressly permits or provides, unless the other Parties have consented in writing thereto, such consent not to be unreasonably withheld, delayed or conditioned, each of QRC, the QELP Parties and the QMLP Parties:
          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;
          (b) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and key employees and maintain satisfactory relationships with those persons having business relationships with them;
          (c) shall not, and shall cause its Subsidiaries not to, amend or propose to amend its articles or certificate of incorporation or bylaws, its certificate of formation or limited liability company agreement or its certificate of limited partnership or limited partnership agreement, as applicable;

          (d) shall not, and shall not permit any of its Subsidiaries to, (i) except pursuant to the exercise of options or upon the settlement of restricted stock or units, in each case pursuant to awards issued and outstanding on the date of this Agreement and disclosed in this Agreement or the QRC Disclosure Letter, the QELP Disclosure Letter or the QMLP Disclosure Letter, issue any shares of its capital stock, any partnership interests or other equity securities or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating any of them to issue any such capital stock, partnership interests or other equity securities, effect any stock split or otherwise change its capitalization as it existed on the date of this Agreement, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date of this Agreement to acquire or otherwise with respect to any shares of its capital stock, any partnership interests or other equity securities, or grant or issue any restricted stock or securities, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock, any partnership interests or other equity securities, as applicable, existing on the date of this Agreement, (iv) with respect to any of its former, present or future officers, directors or employees, increase any compensation or benefits, award or pay any bonuses, establish any bonus plan or arrangement or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case in the ordinary course of business consistent with past practices or as required by Applicable Laws, or (v) except as expressly permitted under this Agreement, adopt any new employee benefit plan or agreement (including any stock or unit option, stock or unit benefit or stock or unit purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect;
          (e) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of capital stock, any partnership interests or other equity securities, other than dividends or distributions by any of its direct or indirect wholly-owned Subsidiaries solely to its parent, or (ii) redeem, purchase or otherwise acquire any shares of capital stock, any partnership interests or other equity securities of any of its Subsidiaries, or make any commitment for any such action, other than the acquisition of equity securities in connection with the forfeiture of awards for no consideration;
          (f) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any shares of capital stock of QRC or partnership interests in QELP or QMLP, other than shares or common units purchased solely to satisfy withholding obligations in connection with the vesting or exercise (as applicable) of restricted stock or units, stock or unit options, stock or unit appreciation rights, restricted stock or unit units and similar awards by the grantees thereof;
          (g) shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or enter into a contract to sell, lease, license, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries), except for (i) sales of inventory or surplus or obsolete equipment for fair value in the ordinary course of business consistent with past practice, (ii) arm’s-length sales or other transfers not described in clause (i) for aggregate consideration not exceeding $250,000 for each of the QRC Entities, the QELP Entities and the QMLP Entities, or (iii) sales or transfers of assets from QELP Entities or QMLP Entities to QRC approved by QELP or QMLP, respectively;

          (h) shall not, and shall not permit any of its Subsidiaries to, make any acquisition of, capital contribution to or investment in assets or stock of any person, whether by way of merger (other than the Mergers), consolidation, tender offer, share exchange or other activity other than investments in wholly owned Subsidiaries and other than (i) acquisitions, capital contributions or investments up to an aggregate amount for each of the QRC Entities, the QELP Entities and the QMLP Entities of $250,000 in the aggregate or (ii) acquisitions of assets of, capital contributions to or investments in QELP Entities or QMLP Entities by QRC approved by QELP or QMLP, respectively;
          (i) shall not, and shall cause its Subsidiaries not to, change any of the material accounting principles or practices used by it except as may be required as a result of a change in GAAP or by Applicable Laws;
          (j) shall, and shall cause its Subsidiaries to, use reasonable best efforts to maintain in full force without interruption its present insurance policies or comparable insurance coverage;
          (k) shall not, and shall not permit any of its Subsidiaries to, make any Tax election other than in the ordinary course of business and consistent with past practice, change or revoke any material Tax election, file any amended Return, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, enter into any Tax sharing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment, except as required by Applicable Laws, enter into any agreement with any governmental authority regarding Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes, or file any Return other than on a basis consistent with past practice;
          (l) shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money in an aggregate amount in excess of $250,000, or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of that party or any of its Subsidiaries or guarantee any debt securities of others, other than (A) borrowings under that party’s or its Subsidiary’s existing credit facility in the ordinary course of business, (B) borrowings the proceeds of which are used to refinance or replace existing indebtedness (provided that such refinancing or replacement is on substantially comparable terms) of that party or its Subsidiaries or (C) borrowings in respect of intercompany debt as permitted under existing credit facilities (or replacement credit facilities permitted under this Section 8.1) or (ii) except in the ordinary course of business or with or between its Subsidiaries, enter into any material lease (whether such lease is an operating or capital lease) or create any material Liens on its property (other than Permitted Liens or Liens securing debt permitted to be incurred by this Section 8.1(l));
          (m) shall not take any action that would reasonably be expected to result in any condition in Article 9 not being satisfied;
          (n) shall not, and shall not permit any of its Subsidiaries to, except as permitted by exclusions under other clauses of this Section 8.1, other than in the ordinary course of business consistent with past practice, enter into any material contract or agreement or terminate or amend in any material respect any material contract or agreement to which it is party or waive any material rights under any material contract or agreement to which it is party;
          (o) shall not, and shall not permit any of its Subsidiaries to, (A) settle any claims, demands, lawsuits or state or federal regulatory proceedings for damages to the extent such settlements in the aggregate involve damages in excess of $250,000 (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), to the extent reserved against in the consolidated financial statements of QRC, QELP or QMLP, as applicable, prior to the date hereof or to the extent covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (B) settle any claims, demands, lawsuits or state or federal regulatory proceedings seeking an injunction or other equitable relief where such settlements would have a QRC Material Adverse Effect, a QELP Material Adverse Effect or a QMLP Adverse Effect, as applicable;
          (p) shall not, and shall not permit any of its Subsidiaries to, except (i) as set forth in Section 8.1(p) of the QRC Disclosure Letter, the QELP Disclosure Letter or the QMLP Disclosure Letter, as applicable, (ii) as required on an emergency basis or for the safety of persons or the environment or (iii) as provided in the approved 2009 annual budget for QRC, QELP or QMLP (as applicable), a copy of which budget has been provided to the other Parties, make any capital expenditure in excess of $250,000 in the aggregate;
          (q) shall not, and shall not permit any of its Subsidiaries to, fail to file on a timely basis any applications and other documents necessary to maintain, renew or extend any material permit, license, variance or any other material approval required by any governmental entity for the continuing operation of their business;
          (r) shall not, and shall not permit any of its Subsidiaries to, voluntarily dissolve or otherwise adopt or vote to adopt a plan of complete or partial dissolution or liquidation;
          (s) shall not, and shall not permit any of its Subsidiaries to, (i) do business in any country in which such party or any of its Subsidiaries is not doing business as of the date hereof or (ii) enter into any joint venture or partnership with any person in which the fair market value of such party’s or its Subsidiaries’ aggregate investments and commitments exceed $250,000;
          (t) shall not, and shall cause its Subsidiaries not to, enter into (i) any non-competition agreement or other agreement that (A) purports to limit in any material respect either the type of business in which such party or its Subsidiaries (or, after the Effective Time, Holdco or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business or (B) could require the disposition of any material assets or line of business of such party or its Subsidiaries or, after the Effective Time, Holdco or its Subsidiaries, (ii) any agreement requiring such party or its Subsidiaries to deal exclusively with a person or related group of persons or (iii) any other agreement or series of related agreements with respect to which such would be required to file a Current Report on Form 8-K pursuant to Item 1.01 or 5.02 thereof or that is reasonably likely to provide for payments to such party and its Subsidiaries, or by such party and its Subsidiaries, in excess of $250,000 in any twelve-month period or that would or would be reasonably likely to prevent, delay or impair such party’s ability to consummate the transactions contemplated by the Transaction Documents;
          (u) shall not, and shall not permit any of its Subsidiaries to, enter into any additional commodity hedge transactions not approved by a hedging committee comprising one member designated by each of the Board of Directors of QRC and the Conflicts Committees of the Boards of Directors of QEGP and QMGP; and
          (v) shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.
     Notwithstanding anything to the contrary under this Agreement, the Support Agreement, the Amended and Restated Limited Liability Company Agreement of QEGP, dated as of November 15, 2007 (the “QEGP Operating Agreement”), or the Second Amended and Restated Limited Liability Company Agreement of QMGP, dated as of September 30, 2008 (the “QMGP Operating Agreement”), or otherwise, QRC shall not, prior to the Effective Time, directly or indirectly, take or propose to take any action to remove any member of the Board of Directors of QEGP or QMGP, increase or decrease the number of members on those Boards of Directors or otherwise interfere with the management or control of QELP by the Board of Directors of QEGP or the management or control of QMLP by the Board of Directors of QMGP. In addition, without the prior written consent of each of QELP and QMLP, QRC shall not take any action to increase the number of members of its Board of Directors.
     Section 8.2 No Solicitation by QRC.
          (a) Subject to Section 8.2(b)-(g), QRC shall not, and shall cause its Subsidiaries that are QRC Entities and their respective officers, directors, employees, agents and representatives (“Representatives”) not to, directly or indirectly, (i) initiate, solicit, encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, or that could reasonably be expected to lead to, a QRC Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, QRC and its Subsidiaries, in connection with, or have any discussions with any person relating to, or that could reasonably be expected to lead to, an actual or proposed QRC Alternative Proposal, or otherwise encourage or facilitate any effort or attempt to make or implement a QRC Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any QRC Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any QRC Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any (A) standstill or similar agreement or (B) confidentiality agreement entered into in connection with a person’s consideration of a transaction involving any of the QRC Entities that would constitute a QRC Alternative Proposal, or (vi) resolve to propose or agree to do any of the foregoing. Without limiting the provisions hereof, QRC agrees and acknowledges that any violation of this Section 8.2 by any of the QRC Entities or by any of its respective Representatives shall be deemed to be a breach of this Section 8.2 by QRC.

          (b) QRC shall, and shall cause each of the QRC Entities and their respective Representatives to, immediately cease any existing solicitations, discussions or negotiations with any person (other than the parties hereto) that has made or indicated an intention to make a QRC Alternative Proposal.
          (c) Notwithstanding anything to the contrary in Section 8.2(a), prior to the receipt of QRC Stockholder Approval, QRC may, in response to an unsolicited bona fide written QRC Alternative Proposal which did not result from or arise in connection with a breach of this Section 8.2 and which the Board of Directors of QRC determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or could reasonably be expected to result in a QRC Superior Proposal, (i) furnish information with respect to QRC and its Subsidiaries to the person making such QRC Alternative Proposal and its Representatives pursuant to a customary confidentiality agreement (it being understood that such confidentiality agreement shall not be required to include a standstill or similar provision) and (ii) participate in discussions or negotiations with such person and its Representatives regarding such QRC Alternative Proposal, provided, that the Board of Directors of QRC determines (after consultation with outside counsel) that such actions described in clauses (i) and (ii) could reasonably be expected to be necessary to comply with its fiduciary duties under Applicable Laws; provided, however, that (i) QELP and QMLP shall be entitled to receive an executed copy of such confidentiality agreement prior to QRC furnishing information to the person making such QRC Alternative Proposal or its Representatives and (ii) QRC shall simultaneously provide or make available to QELP and QMLP any non-public information concerning QRC and its Subsidiaries that is provided to the person making such QRC Alternative Proposal or its Representatives which was not previously provided or made available to QELP and QMLP.
          (d) Neither the Board of Directors of QRC nor any committee thereof shall, directly or indirectly, withdraw, modify or qualify in a manner adverse to QELP or QMLP, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to QELP or QMLP, the QRC Recommendation (any of the foregoing actions, whether taken by the Board of Directors of QRC or any committee thereof, a “QRC Change in Board Recommendation”). Notwithstanding the immediately preceding sentence, prior to receipt of the QRC Stockholder Approval, the Board of Directors of QRC may, subject to the terms of this Section 8.2(d), make a QRC Change in Board Recommendation (i) in response to a QRC Superior Proposal or (ii) if the Board of Directors of QRC determines in good faith, after consultation with its outside counsel and financial advisors, that a QRC Change in Board Recommendation is necessary in order to comply with its fiduciary duties under Applicable Laws. After the Board of Directors of QRC has made a determination to make a QRC Change in Board Recommendation pursuant to the immediately preceding sentence, at least five (5) days prior to formally taking action with respect to such QRC Change in Board Recommendation, the Board of Directors of QRC shall give each of QMLP and QELP written notice of QRC’s intention to make such recommendation (including a reasonably detailed description of the circumstances related thereto) so as to allow QMLP and QELP (individually or jointly) to propose a modification to the terms of the Mergers or this Agreement that would eliminate the need to make such recommendation change. QRC may terminate this Agreement at any time after the expiration of the relevant five-day period but prior to obtaining the QRC Stockholder Approval pursuant to and in accordance with Section 10.3(d) below; provided, however, that in the event that either QMLP, QELP or both QMLP and QELP (the “QRC Proposing Party”) propose to QRC any modifications to the terms of the Mergers or this Agreement during such five-day period (the “Modified Terms”), QRC shall not be permitted to terminate this Agreement pursuant to Section 10.3(d) below, unless and until the Board of Directors of QRC (x) in good faith considers the Modified Terms and (y) the standard for effecting a QRC Change in Board Recommendation set forth in the second sentence of this Section 8.2(d) is still met.
          (e) QRC promptly (and in any event within 24 hours) shall advise QELP and QMLP orally and in writing of the receipt of (i) any QRC Alternative Proposal or indication or inquiry with respect to or that would reasonably be expected result in any QRC Alternative Proposal, (ii) any request for non-public information relating to QRC and its Subsidiaries, other than requests for information in the ordinary course of business consistent with past practice and not reasonably expected to be related to a QRC Alternative Proposal, and (iii) any inquiry or request for discussion or negotiation regarding a QRC Alternative Proposal, including in each case the identity of the person making any such QRC Alternative Proposal or indication or inquiry and the material terms and conditions of any such QRC Alternative Proposal or indication or inquiry (including copies of any document or correspondence evidencing such QRC Alternative Proposal or inquiry). QRC shall keep QELP and QMLP reasonably informed on a current basis of the status (including any material change to the terms thereof) of any such QRC Alternative Proposal or indication or inquiry.
          (f) Nothing contained in this Agreement shall prohibit QRC or the Board of Directors of QRC from disclosing to QRC’s stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or making any disclosure to the holders of QRC Common Stock if, in the good faith judgment of QRC’s Board of Directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with its duties under Applicable Laws; provided, however, that neither QRC nor the Board of Directors of QRC or any committee thereof shall in any event be entitled to disclose a position under Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act other than the QRC Recommendation, except in accordance with Section 8.2(d).
          (g) Nothing in this Section 8.2 shall permit QRC to enter into any agreement with respect to a QRC Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, QRC shall not enter into any agreement with any person that provides for, or in any way facilitates, a QRC Acquisition Proposal, other than a confidentiality agreement permitted under Section 8.2(c).
          (h) As used in this Agreement, “QRC Alternative Proposal” shall mean any inquiry, proposal or offer from any person or group of persons other than a QRC Entity, relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions, (i) a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving any of QRC or its Subsidiaries, (ii) the issuance by QELP or QMLP of any general partner interest, (iii) the issuance by QRC, QELP or QMLP of capital stock or partnership interests constituting more than 15% of such class of capital stock or partnership interests, or (iv) the acquisition in any manner, directly or indirectly, of (A) any general partner interest in QELP or QMLP, (B) capital stock of QRC or partnership interests of QELP or QMLP, in each case constituting more than 15% of such class of capital stock or partnership interests or (C) assets of

QRC and its Subsidiaries, taken as a whole, that constitute more than 15% of the consolidated total assets or revenue of QRC and its Subsidiaries, in each case other than through the Mergers.
          (i) As used in this Agreement, “QRC Superior Proposal” shall mean any written QRC Alternative Proposal which (A) if consummated would result in the purchase or acquisition of (x) more than 75% of the voting power of QRC’s capital stock or (y) more than 75% of the consolidated total assets of QRC and its Subsidiaries, taken as a whole, (B) reflects terms which the Board of Directors of QRC determines in good faith, after consultation with its outside legal counsel and financial advisors, to be, if consummated, more favorable to the holders of QRC Common Stock (excluding consideration of any interests that any holder may have other than as a QRC stockholder entitled to consideration in the QRC Merger) than the QRC Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by QELP and/or QMLP to amend the terms of this Agreement and the Mergers among other factors the Board of Directors of QRC deems relevant) and (C) is reasonably capable of being completed, taking into account all financial, regulatory and legal aspects of such proposal.
     Section 8.3 No Solicitation by QELP.
          (a) Subject to Section 8.3(b)-(g), the QELP Parties shall not, and shall cause their Subsidiaries and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, or that could reasonably be expected to lead to, a QELP Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, QELP and its Subsidiaries, in connection with, or have any discussions with any person relating to, or that could reasonably be expected to lead to, an actual or proposed QELP Alternative Proposal, or otherwise encourage or facilitate any effort or attempt to make or implement a QELP Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any QELP Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any QELP Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any (A) standstill or similar agreement or (B) confidentiality agreement entered into in connection with a person’s consideration of a transaction involving any QELP Entity that would constitute a QELP Alternative Proposal, or (vi) resolve to propose or agree to do any of the foregoing. Without limiting the provisions hereof, QELP agrees and acknowledges that any violation of this Section 8.3 by any QELP Entity or by any of its respective Representatives shall be deemed to be a breach of this Section 8.3 by the QELP Parties.
          (b) The QELP Parties shall, and shall cause each of their Subsidiaries and their respective Representatives to, immediately cease any existing solicitations, discussions or negotiations with any person (other than the parties hereto) that has made or indicated an intention to make a QELP Alternative Proposal.

          (c) Notwithstanding anything to the contrary in Section 8.3(a), prior to the receipt of QELP Unitholder Approval, the QELP Parties may, in response to an unsolicited bona fide written QELP Alternative Proposal which did not result from or arise in connection with a breach of this Section 8.3 and which the Board of Directors of QEGP determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or could reasonably be expected to result in a QELP Superior Proposal, (i) furnish information with respect to the QELP Entities to the person making such QELP Alternative Proposal and its Representatives pursuant to a customary confidentiality agreement (it being understood that such confidentiality agreement shall not be required to include a standstill or similar provision) and (ii) participate in discussions or negotiations with such person and its Representatives regarding such QELP Alternative Proposal, provided, that the Board of Directors of QEGP determines (after consultation with outside counsel) that such actions described in clauses (i) and (ii) could reasonably be expected to be necessary to comply with its fiduciary duties under Applicable Laws; provided, however, that (i) QRC and QMLP shall be entitled to receive an executed copy of such confidentiality agreement prior to the QELP Parties’ furnishing information to the person making such QELP Alternative Proposal or its Representatives and (ii) the QELP Parties shall simultaneously provide or make available to QRC and QMLP any non-public information concerning the QELP Entities that is provided to the person making such QELP Alternative Proposal or its Representatives which was not previously provided or made available to QRC and QMLP.
          (d) Neither the Board of Directors of QEGP nor any committee thereof shall, directly or indirectly, withdraw, modify or qualify in a manner adverse to QRC or QMLP, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to QRC or QMLP, the QELP Recommendation (any of the foregoing actions, whether taken by the Board of Directors of QEGP or any committee thereof, a “QELP Change in Board Recommendation”). Notwithstanding the immediately preceding sentence, prior to receipt of the QELP Unitholder Approval, the Board of Directors of QEGP may, subject to the terms of this Section 8.3(d), make a QELP Change in Board Recommendation (i) in response to a QELP Superior Proposal or (ii) if the Board of Directors of QEGP determines in good faith, after consultation with its outside counsel and financial advisors, that a QELP Change in Board Recommendation is necessary in order to comply with its fiduciary duties under Applicable Laws. After the Board of Directors of QEGP has made a determination to make a QELP Change in Board Recommendation pursuant to the immediately preceding sentence, at least five (5) days prior to formally taking action with respect to such QELP Change in Board Recommendation, the Board of Directors of QEGP shall give each of QRC and QMLP written notice of QEGP’s intention to make such recommendation (including a reasonably detailed description of the circumstances related thereto) so as to allow QRC and QMLP (individually or jointly) to propose a modification to the terms of the Mergers or this Agreement that would eliminate the need to make such recommendation change. The QELP Parties may terminate this Agreement at any time after the expiration of the relevant five-day period but prior to obtaining the QELP Unitholder Approval pursuant to and in accordance with Section 10.4(d) below; provided, however, that in the event that either QRC, QMLP or both QRC and QMLP (the “QELP Proposing Party”) propose to the QELP Parties any Modified Terms, the QELP Parties shall not be permitted to terminate this Agreement pursuant to Section 10.4(d) below, unless and until the Board of Directors of QEGP (x) in good faith considers the Modified Terms and (y) the standard for effecting a QELP Change in Board Recommendation set forth in the second sentence of this Section 8.3(d) is still met.

          (e) QELP promptly (and in any event within 24 hours) shall advise QRC and QMLP orally and in writing of the receipt of (i) any QELP Alternative Proposal or indication or inquiry with respect to or that would reasonably be expected result in any QELP Alternative Proposal, (ii) any request for non-public information relating to QELP and its Subsidiaries, other than requests for information in the ordinary course of business consistent with past practice and not reasonably expected to be related to a QELP Alternative Proposal, and (iii) any inquiry or request for discussion or negotiation regarding a QELP Alternative Proposal, including in each case the identity of the person making any such QELP Alternative Proposal or indication or inquiry and the material terms and conditions of any such QELP Alternative Proposal or indication or inquiry (including copies of any document or correspondence evidencing such QELP Alternative Proposal or inquiry). QELP shall keep QRC and QMLP reasonably informed on a current basis of the status (including any material change to the terms thereof) of any such QELP Alternative Proposal or indication or inquiry.
          (f) Nothing contained in this Agreement shall prohibit the QELP Parties or the Board of Directors of QEGP from disclosing to QELP’s unitholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or making any disclosure to the holders of QELP Common Units if, in the good faith judgment of QEGP’s Board of Directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with its duties under Applicable Laws; provided, however, that none of the QELP Parties nor the Board of Directors of QEGP or any committee thereof shall in any event be entitled to disclose a position under Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act other than the QRC Recommendation, except in accordance with Section 8.3(d).
          (g) Nothing in this Section 8.3 shall permit the QELP Parties to enter into any agreement with respect to a QELP Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, the QELP Parties shall not enter into any agreement with any person that provides for, or in any way facilitates, a QELP Acquisition Proposal, other than a confidentiality agreement permitted under Section 8.3(c).
          (h) As used in this Agreement, “QELP Alternative Proposal” shall mean any inquiry, proposal or offer from any person or group of persons other than a QELP Entity, relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions, (i) a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving any QELP Entity, (ii) the issuance by QELP of any general partner units; (iii) the issuance by QELP of partnership interests constituting more than 15% of such class of partnership interests, or (iv) the acquisition in any manner, directly or indirectly, of (A) partnership interests in QELP constituting more than 15% of such class of partnership interests or (B) assets of the QELP Entities, taken as a whole, that constitute more than 15% of the consolidated total assets or revenue of the QELP Entities, in each case other than through the Mergers.
          (i) As used in this Agreement, “QELP Superior Proposal” shall mean any written QELP Alternative Proposal which (A) if consummated would result in the purchase or acquisition of (x) more than 75% of the voting power of QELP’s partnership interests or (y) more than 75% of the consolidated total assets of the QELP Entities taken as a whole, (B)

reflects terms which the Board of Directors of QEGP determines in good faith, after consultation with its outside legal counsel and financial advisors, to be, if consummated, more favorable to the holders of QELP Common Units (excluding consideration of any interests that any holder may have other than as a QELP unitholder entitled to consideration in the QELP Merger) than the QELP Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by QRC and/or QMLP to amend the terms of this Agreement and the Mergers among other factors the Board of Directors of QEGP deems relevant) and (C) is reasonably capable of being completed, taking into account all financial, regulatory and legal aspects of such proposal.
     Section 8.4 No Solicitation by QMLP.
          (a) Subject to Section 8.4(b)-(g), the QMLP Parties shall not, and shall cause their Subsidiaries and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, or that could reasonably be expected to lead to, a QMLP Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, QMLP and its Subsidiaries, in connection with, or have any discussions with any person relating to, or that could reasonably be expected to lead to, an actual or proposed QMLP Alternative Proposal, or otherwise encourage or facilitate any effort or attempt to make or implement a QMLP Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any QMLP Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any QMLP Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any (A) standstill or similar agreement or (B) confidentiality agreement entered into in connection with a person’s consideration of a transaction involving any QMLP Entity that would constitute a QMLP Alternative Proposal, or (vi) resolve to propose or agree to do any of the foregoing. Without limiting the provisions hereof, QMLP agrees and acknowledges that any violation of this Section 8.4 by any QMLP Entity or by any of its respective Representatives shall be deemed to be a breach of this Section 8.4 by the QMLP Parties.
          (b) The QMLP Parties shall, and shall cause each of their Subsidiaries and their respective Representatives to, immediately cease any existing solicitations, discussions or negotiations with any person (other than the parties hereto) that has made or indicated an intention to make a QMLP Alternative Proposal.
          (c) Notwithstanding anything to the contrary in Section 8.4(a), prior to the receipt of QMLP Unitholder Approval, the QMLP Parties may, in response to an unsolicited bona fide written QMLP Alternative Proposal which did not result from or arise in connection with a breach of this Section 8.4 and which the Board of Directors of QMGP determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or could reasonably be expected to result in a QMLP Superior Proposal, (i) furnish information with respect to the QMLP Entities to the person making such QMLP Alternative Proposal and its Representatives pursuant to a customary confidentiality agreement (it being understood that such confidentiality agreement shall not be required to include a standstill or similar provision) and (ii) participate in discussions or negotiations with such person and its Representatives regarding such QMLP Alternative Proposal, provided, that the Board of Directors of QMGP determines (after consultation with outside counsel) that such actions described in clauses (i) and (ii) could reasonably be expected to be necessary to comply with its fiduciary duties under Applicable Laws; provided, however, that (i) QRC and QELP shall be entitled to receive an executed copy of such confidentiality agreement prior to the QMLP Parties’ furnishing information to the person making such QMLP Alternative Proposal or its Representatives and (ii) the QMLP Parties shall simultaneously provide or make available to QRC and QELP any non-public information concerning the QMLP Entities that is provided to the person making such QMLP Alternative Proposal or its Representatives which was not previously provided or made available to QRC and QELP.
          (d) Neither the Board of Directors of QMGP nor any committee thereof shall, directly or indirectly, withdraw, modify or qualify in a manner adverse to QRC or QELP, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to QRC or QELP, the QMLP Recommendation (any of the foregoing actions, whether taken by the Board of Directors of QMGP or any committee thereof, a “QMLP Change in Board Recommendation”). Notwithstanding the immediately preceding sentence, prior to receipt of the QMLP Unitholder Approval, the Board of Directors of QMGP may, subject to the terms of this Section 8.4, make a QMLP Change in Board Recommendation (i) in response to a QMLP Superior Proposal or (ii) if the Board of Directors of QMGP determines in good faith, after consultation with its outside counsel and financial advisors, that a QMLP Change in Board Recommendation is necessary in order to comply with its fiduciary duties under Applicable Laws. After the Board of Directors of QMGP has made a determination to make a QMLP Change in Board Recommendation pursuant to the immediately preceding sentence, at least five (5) days prior to formally taking action with respect to such QMLP Change in Board Recommendation, the Board of Directors of QMGP shall give each of QRC and QELP written notice of QMGP’s intention to make such recommendation (including a reasonably detailed description of the circumstances related thereto) so as to allow QRC and QELP (individually or jointly) to propose a modification to the terms of the Mergers or this Agreement that would eliminate the need to make such recommendation change. The QMLP Parties may terminate this Agreement at any time after the expiration of the relevant five-day period but prior to obtaining the QMLP Unitholder Approval pursuant to and in accordance with Section 10.5(d) below; provided, however, that in the event that either QRC, QELP or both QRC and QELP (the “QMLP Proposing Party”) propose to the QMLP Parties any Modified Terms, the QMLP Parties shall not be permitted to terminate this Agreement pursuant to Section 10.5(d) below, unless and until the Board of Directors of QMGP (x) in good faith considers the Modified Terms and (y) the standard for effecting a QMLP Change in Board Recommendation set forth in the second sentence of this Section 8.4(d) is still met.
          (e) QMLP promptly (and in any event within 24 hours) shall advise QRC and QELP orally and in writing of the receipt of (i) any QMLP Alternative Proposal or indication or inquiry with respect to or that would reasonably be expected result in any QMLP Alternative Proposal, (ii) any request for non-public information relating to QMLP and its Subsidiaries, other than requests for information in the ordinary course of business consistent with past practice and not reasonably expected to be related to a QMLP Alternative Proposal, and (iii) any inquiry or request for discussion or negotiation regarding a QMLP Alternative Proposal, including in each case the identity of the person making any such QMLP Alternative Proposal or indication or inquiry and the material terms and conditions of any such QMLP Alternative Proposal or indication or inquiry (including copies of any document or correspondence evidencing such QMLP Alternative Proposal or inquiry). QMLP shall keep QRC and QELP reasonably informed on a current basis of the status (including any material change to the terms thereof) of any such QMLP Alternative Proposal or indication or inquiry.
          (f) Nothing contained in this Agreement shall prohibit the QMLP Parties or the Board of Directors of QMGP from making any disclosure to the holders of QMLP Common Units if, in the good faith judgment of QMGP’s Board of Directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with its duties under Applicable Laws.
          (g) Nothing in this Section 8.4 shall permit the QMLP Parties to enter into any agreement with respect to a QMLP Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, the QMLP Parties shall not enter into any agreement with any person that provides for, or in any way facilitates, a QMLP Acquisition Proposal, other than a confidentiality agreement permitted under Section 8.4(c).
          (h) As used in this Agreement, “QMLP Alternative Proposal” shall mean any inquiry, proposal or offer from any person or group of persons other than a QMLP Entity, relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions, (i) a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving any QMLP Entity, (ii) the issuance by QMLP of any general partner units; (iii) the issuance by QMLP of partnership interests constituting more than 15% of such class of partnership interests, or (iv) the acquisition in any manner, directly or indirectly, of (A) partnership interests in QMLP constituting more than 15% of such class of partnership interests or (B) assets of the QMLP Entities, taken as a whole, that constitute more than 15% of the consolidated total assets or revenue of the QMLP Entities, in each case other than through the Mergers.
          (i) As used in this Agreement, “QMLP Superior Proposal” shall mean any written QMLP Alternative Proposal which (A) if consummated would result in the purchase or acquisition of (x) more than 75% of the voting power of QMLP’s partnership interests or (y) more than 75% of the consolidated total assets of the QMLP Entities taken as a whole, (B) reflects terms which the Board of Directors of QMGP determines in good faith, after consultation with its outside legal counsel and financial advisors, to be, if consummated, more favorable to the holders of QMLP Common Units (excluding consideration of any interests that any holder may have other than as a QMLP unitholder entitled to consideration in the QMLP Merger) than the QMLP Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by QRC and/or QELP to amend the terms of this Agreement and the Mergers among other factors the Board of Directors of QMGP deems relevant) and (C) is reasonably capable of being completed, taking into account all financial, regulatory and legal aspects of such proposal.

     Section 8.5 Meetings of Stockholders and Unitholders.
          (a) Subject to any delay reasonably necessary to allow QRC, QELP or QMLP to consider and effect its rights pursuant to Section 8.2, Section 8.3 or Section 8.4 (as applicable) or to avoid violation of Applicable Laws, each of QRC, QELP and QMLP shall take all action necessary, subject to and in accordance with Applicable Laws and its articles of incorporation and bylaws or its certificate of limited partnership and limited partnership agreement, as applicable, to duly call, give notice of, convene and hold a meeting of its stockholders or unitholders as promptly as practicable after the Form S-4 has been declared effective to consider and vote upon the approval of this Agreement and the Mergers. QRC, QELP and QMLP shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.
          (b) Subject to Section 8.2, Section 8.3, and Section 8.4, respectively, each of QRC, QELP and QMLP, through the Board of Directors of QRC, QEGP and QMGP, as applicable, shall recommend approval of such matters and use its reasonable best efforts to take all lawful action to solicit approval by its stockholders or unitholders in favor of such matters.
          (c) Prior to the Closing, (i) QRC, in its capacity as sole stockholder of Holdco, and Holdco shall take all action necessary to approve the Holdco Charter, in the form attached hereto as Exhibit 2.2.1, and (ii) the Board of Directors of Holdco shall take all action necessary to approve the Holdco Bylaws, in the form attached hereto as Exhibit 2.2.2.
     Section 8.6 Filings; Reasonable Best Efforts, Etc.
          (a) Subject to the terms and conditions herein provided, QRC, QELP and QMLP shall:
          (i) use their reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and other jurisdictions in connection with the execution and delivery of this Agreement, and the consummation of the Mergers and the other transactions contemplated by this Agreement; and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;
          (ii) to the extent permitted by Applicable Laws, promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that Party from any governmental or regulatory authority and permit the other Parties to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental or regulatory authority;
          (iii) not participate or agree to participate in any meeting or discussion with any governmental or regulatory authority in respect of any filing, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other Parties in advance and, to the extent permitted by such governmental or regulatory authority, gives the other Parties the opportunity to attend and participate in such meeting or discussion;
          (iv) to the extent permitted by Applicable Laws, furnish the other Parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and Representatives on the one hand, and any government or regulatory authority or members of any such authority’s staff on the other hand, with respect to this Agreement and the transactions contemplated hereby;
          (v) furnish the other Parties with such necessary information and reasonable assistance as the other Parties and their affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities; and
          (vi) upon the terms and subject to the conditions herein provided, use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective, in an expeditious manner, the transactions contemplated by this Agreement, including using reasonable best efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, to effect all necessary registrations and filings, to obtain the consents contemplated by Section 9.1(e) and to obtain the credit facilities contemplated by Section 9.1(g).
          (b) Without limiting Section 8.6(a), but subject to Section 8.6(c), QRC, QELP and QMLP shall each use reasonable best efforts:
          (i) to cause the expiration or termination of any applicable waiting period under any antitrust, competition, premerger notification or trade-regulation law, regulation or order (“Antitrust Laws”);
          (ii) to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and
          (iii) to take any and all steps necessary to obtain any consents or eliminate any impediments to the Mergers.
          (c) Nothing in this Agreement shall require QRC, QELP or QMLP to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of its assets or limits on its freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Mergers relating to the Antitrust Laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than such dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the Mergers and the transactions contemplated hereby and that in each such case, individually or in the aggregate, do not have and are not reasonably likely to have a material adverse effect on Holdco after the Mergers; provided, however, that neither QRC, QELP nor QMLP shall take or agree to any action required or permitted by this Section 8.6(c) without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed).
          (d) Each of QRC, Holdco and QRC Merger Sub shall use its reasonable best efforts to cause the QRC Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and to obtain the Tax opinions set forth in Section 9.2(c). Each of QRC, Holdco and QRC Merger Sub agrees to file all Returns consistent with the treatment of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code and in particular as a transaction described in Section 368(a)(1)(A) of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).
     Section 8.7 Inspection. From the date of this Agreement to the Effective Time, each of QRC, QELP and QMLP shall allow all designated officers, attorneys, accountants and other Representatives of QRC, QELP or QMLP, as the case may be, reasonable access, at all reasonable times, upon reasonable notice, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of QRC, QELP and QMLP and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 8.7 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no Party shall be required to provide any information which it reasonably believes it may not provide to any other Party by reason of Applicable Laws, rules or regulations, which that Party reasonably believes constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The Parties will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of QRC, QELP and QMLP agrees that it shall not, and shall cause its respective Representatives not to (a) publicly disclose any non-confidential information obtained pursuant to this Section 8.7 or (b) use any information obtained pursuant to this Section 8.7 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
     Section 8.8 Publicity. Each of QRC, QELP and QMLP will consult with each other before issuing any press release or similar public announcement pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior consent of the other Parties, except as may be required by Applicable Laws or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other Parties before issuing any such press releases or making any such public announcements.

     Section 8.9 Registration Statement on Form S-4.
          (a) Subject to any delay reasonably necessary to allow QRC, QELP or QMLP to consider and effect its rights pursuant to Section 8.2, Section 8.3 or Section 8.4 (as applicable) or to avoid violation of Applicable Laws, each of QRC, QELP, QMLP and Holdco shall cooperate and promptly prepare, and QRC, QELP and Holdco shall file with the SEC, as soon as reasonably practicable, the Form S-4 with the SEC with respect to the shares of Holdco Common Stock issuable in connection with the Mergers, a portion of which Form S-4 shall also serve as the joint proxy statement with respect to the meetings of the stockholders of QRC and the unitholders of QELP in connection with the transactions contemplated by this Agreement. The Form S-4 and the Proxy Statement/Prospectus may include items of business for action by the stockholders of QRC or the unitholders of QELP other than related to stockholder or unitholder approval of the Mergers and the other transactions contemplated hereby only if consented to by each of the Parties, which consent shall not be unreasonably withheld. The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Holdco, QRC, QELP and QMLP shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. Each of Holdco, QRC, QELP and QMLP shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or “Blue Sky” permits or approvals required to carry out the transactions contemplated by this Agreement. Each Party will advise the others, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Holdco Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the Parties shall also promptly provide each other Party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the Parties shall promptly provide each other Party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such Party the opportunity to comment thereon prior to delivery to the SEC.
          (b) Subject to any delay reasonably necessary to allow QRC or QELP to consider and effect its rights pursuant to Section 8.2, Section 8.3 or Section 8.4 (as applicable) or to avoid violation of Applicable Laws, QRC, QELP and QMLP shall each use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed or otherwise delivered to its stockholders or unitholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act.
          (c) Each of Holdco, QRC, QELP and QMLP shall furnish all information about itself and its business and operations and all necessary financial information to the others as the others may reasonably request in connection with the preparation of the Proxy Statement/Prospectus and Form S-4. Each of Holdco, QRC, QELP and QMLP shall ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of QRC and the meeting of unitholders of QELP, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time the Form S-4 becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Proxy Statement/Prospectus, in the light of the circumstances under which they are made) not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Holdco, QRC, QELP and QMLP agrees to promptly correct any information provided by it for use in the Proxy Statement/Prospectus and Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each further agrees to take all steps necessary to amend or supplement the Proxy Statement/Prospectus and Form S-4 and to cause the Proxy Statement/Prospectus and the Form S-4 as amended or supplemented to be filed with the SEC and the Proxy Statement/Prospectus to be disseminated to the QRC stockholders, QELP unitholders and QMLP unitholders, in each case as and to the extent required by applicable federal and state securities laws.
     Section 8.10 Listing Application. QRC shall use reasonable best efforts to cause Holdco to, and Holdco shall, promptly prepare and submit to NASDAQ a listing application covering the shares of Holdco Common Stock issuable in connection with the Mergers and shall use reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Holdco Common Stock on the NASDAQ Global Market.
     Section 8.11 Letters of Accountants.
          (a) QRC shall use reasonable best efforts to cause to be delivered to QELP and QMLP “comfort” letter(s) of UHY, LLP, QRC’s independent public accountants, dated as of effective date of the Form S-4 and as of the date of the meeting of stockholders of QRC contemplated by Section 8.5, respectively, and addressed to QELP and QMLP with regard to the financial statements and financial information of QRC included in the Form S-4, in form and substance reasonably satisfactory to QELP and QMLP and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.
          (b) QELP shall use reasonable best efforts to cause to be delivered to QRC and QMLP “comfort” letter(s) of UHY, LLP, QELP’s independent public accountants, dated as of the effective date of the Form S-4 and as of the date of the meeting of unitholders of QELP contemplated by Section 8.5, respectively, and addressed to QRC and QMLP, with regard to the financial statements and financial information of QELP included in the Form S-4, in form and substance reasonably satisfactory to QRC and QMLP and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.
          (c) QMLP shall use reasonable best efforts to cause to be delivered to QRC and QELP “comfort” letter(s) of UHY LLP, QMLP’s independent public accountants, dated as of the effective date of the Form S-4 and as of the date of the meeting of unitholders of QMLP contemplated by Section 8.5, respectively, and addressed to QRC and QELP, with regard to the financial statements and financial information of QMLP included in the Form S-4, in form and substance reasonably satisfactory to QRC and QELP and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.
     Section 8.12 Expenses. Subject to Section 10.6, whether or not the Mergers are consummated, all costs and expenses incurred by the parties to this Agreement in connection with this Agreement and the transactions contemplated hereby shall be paid on the basis of 10% by QRC, 45% by QELP and 45% by QMLP, except as otherwise agreed in writing by the Parties; provided, however, that (i) all costs and expenses of mailing the Proxy Statement/Prospectus to, and soliciting proxies from, QRC stockholders and QELP unitholders shall be paid one-half by QRC and one-half by QELP, and (ii) all costs and expenses of mailing the Proxy Statement/Prospectus to, and soliciting proxies from, QMLP unitholders shall be paid by QMLP.
     Section 8.13 Indemnification and Insurance. Except as provided in Section 8.13 of the QRC Disclosure Letter, the QELP Disclosure Letter or the QMLP Disclosure Letter:
          (a) For six years after the Effective Time, Holdco shall indemnify and hold harmless and advance expenses to, to the greatest extent permitted by Applicable Laws, the individuals who at or prior to the Effective Time were officers and directors of QRC, QELP and QMLP and their Subsidiaries and each person who at or prior to the Effective Time is serving or has served at the request of such Party as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to all acts or omissions (or alleged acts or omissions) by them in their capacities as such or taken at the request of QRC, QELP and QMLP at any time prior to the Effective Time (whether commenced, claimed or asserted before or after the Effective Time). Holdco will honor all indemnification agreements, expense advancement and exculpation provisions with the individuals who at or prior to the Effective Time were Indemnified Parties (including under their organizational documents) in effect as of the date hereof in accordance with the terms thereof. Each of QRC, QELP and QMLP has disclosed to the other two parties all such indemnification agreements prior to the date hereof. In the event of any such claim, action, suit, proceeding or investigation (an “Action”), (i) Holdco shall cause its Subsidiaries to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Holdco, in advance of the final disposition of any such Action to the fullest extent permitted by Applicable Laws, and, if required, upon receipt of any undertaking required by Applicable Laws, and (ii) Holdco will, and will cause its Subsidiaries to, cooperate in the defense of any such matter; provided, however, neither Holdco nor its Subsidiaries shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that neither Holdco nor its Subsidiaries shall be obligated pursuant to this Section 8.13(a) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.
          (b) For a period of six years after the Effective Time, Holdco shall cause to be maintained officers’ and directors’ liability insurance covering all officers and directors of QRC, QELP and QMLP who are, or at any time prior to the Effective Time were, covered by the existing officers’ and directors’ liability insurance policies of QRC, QELP or QMLP (“Existing D&O Insurance”) on terms substantially no less advantageous to such persons than such existing insurance, provided that Holdco shall not be required to pay annual premiums in excess of 300% of the aggregate of the last annual premium paid by QRC, QELP and QMLP prior to the date hereof (the amount of which premium is set forth in Section 8.13 of the applicable Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount. Holdco shall have the right to cause coverage to be extended under the Existing D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the Existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 8.13(b).
          (c) The rights of each person identified in Section 8.13(a) shall be in addition to any other rights such person may have under the organizational documents of QRC, QELP or QMLP or any of their Subsidiaries, under Applicable Laws or otherwise. The provisions of this Section 8.13 shall survive the consummation of the Mergers and expressly are intended to benefit each such person.
          (d) In the event Holdco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then proper provision shall be made so that the successors and assigns of Holdco shall assume the obligations set forth in this Section 8.13.
          (e) The parties agree that the rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any action or suit, in the articles or certificate of incorporation and bylaws (or similar governing documents, including partnership agreements and limited liability company agreements) and any indemnification agreement of QRC, QMLP, QELP and their Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Mergers and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification and advancement of expenses in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.
     Section 8.14 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, each of the parties hereto and the members of its Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.

     Section 8.15 Notification. Each Party shall give to the others prompt notice of (i) any representation or warranty made by it or contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
     Section 8.16 QRC Rights Agreement.
          (a) Prior to the Effective Time, the Board of Directors of QRC shall take any action (including, as necessary, amending or terminating (but with respect to termination, only as of immediately prior to the Effective Time) the QRC Rights Agreement) necessary so that (a) none of the execution and delivery of Transaction Documents and the consummation of the Mergers and the other transactions contemplated hereby and thereby will cause (i) the QRC Rights to separate from the shares of QRC Common Stock to which they are attached or to be triggered, exercisable or unredeemable under the QRC Rights Agreement, (ii) Holdco, QMLP, QELP, QMGP, QEGP or any Merger Sub or any of their respective Subsidiaries, affiliates, associates, unitholders or stockholders to be deemed an “Acquiring Person”(as defined in the QRC Rights Agreement), (iii) the provisions of Section 11 or Section 13 of the QRC Rights Agreement to become applicable to any such event or (iv) the “Distribution Date” or the “Stock Acquisition Date”(each as defined in the QRC Rights Agreement) to occur upon any such event and (b) the “Final Expiration Date”(as defined in the QRC Rights Agreement) of the QRC Rights will occur immediately prior to the Effective Time so that the QRC Rights will expire immediately prior to the Effective Time. Except as expressly provided in Section 8.16(b), without the prior written consent of QELP and QMLP, neither the Board of Directors of QRC nor QRC shall take any other action to terminate the QRC Rights Agreement, redeem the QRC Rights, cause any person not to be or become an “Acquiring Person” or otherwise amend the QRC Rights Agreement in a manner, or take any other action under the QRC Rights Agreement, adverse to QELP, QMLP or their respective Subsidiaries.
          (b) If any Distribution Date or Triggering Event occurs under the QRC Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Board of Directors of QRC shall take such actions as are necessary and permitted under the QRC Rights Agreement to provide that Rights Certificates representing an appropriate number of rights issued pursuant to the QRC Rights Agreement are issued to QELP unitholders and QMLP unitholders who will receive Holdco Common Stock pursuant to the Mergers. If QRC is not permitted under the QRC Rights Agreement to provide Rights Certificates to such unitholders, QRC, QELP and QMLP shall make such adjustment to the QRC Exchange Ratio, the QELP Exchange Ratio and the QMLP Ratios as they shall mutually agree so as to preserve the economic benefits that QRC, QELP and QMLP each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Mergers and the other transactions contemplated by this Agreement.
     Section 8.17 Registration Rights. Holdco shall enter into a Registration Rights Agreement, in substantially the form set forth on Exhibit 8.17 (the “Registration Rights Agreement”), with the persons listed on Section 8.17 of the QMLP Disclosure Letter.

     Section 8.18 QRC Guarantee. QRC agrees to take all action necessary to cause each of Holdco and the Merger Subs to perform all of their respective agreements, covenants and obligations under this Agreement and to consummate the Mergers on the terms and subject to the conditions set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, QRC hereby agrees and acknowledges that any breach of any representation or warranty or covenant hereunder by any QRC Party prior to the Effective Time shall be deemed a breach by QRC of such representation, warranty or covenant. To the extent QRC is required to cause or to not permit any of its Subsidiaries, including any QELP Entity and any QMLP Entity, to take any action hereunder, QRC’s obligations shall not extend to matters with respect to the QELP Entities and the QMLP Entities to the extent approved, authorized or taken by the Board of Directors of QEGP or a committee thereof or by the Board of Directors of QMGP or a committee thereof, respectively.
     Section 8.19 Agreement to Defend Litigation. QRC shall give QELP and QMLP the opportunity to participate in the defense or settlement of any shareholder litigation against any of QRC and its directors relating to the Mergers or any other transactions contemplated hereby and no such settlement shall in any event be agreed to without QELP’s and QMLP’s advance written consent. QELP shall give QRC and QMLP the opportunity to participate in the defense or settlement of any unitholder litigation against QELP and its directors relating to the Mergers or any other transactions contemplated hereby and no such settlement shall in any event be agreed to without QRC’s and QMLP’s advance written consent. QMLP shall give QRC and QELP the opportunity to participate in the defense or settlement of any unitholder litigation against QMLP and its directors relating to the Mergers or any other transactions contemplated hereby and no such settlement shall in any event be agreed to without QRC’s and QELP’s advance written consent.
     Section 8.20 Intercompany Agreements. Each of QRC, QELP and QMLP shall, and shall cause their respective Subsidiaries to, terminate the agreements listed on Section 8.20 of the QRC Disclosure Letter (if a party thereto) effective upon the Effective Time.
     Section 8.21 Acknowledgement by QRC. QRC hereby acknowledges and agrees that, in analyzing, considering and making decisions and recommendations with respect to the Mergers and the other transactions contemplated hereby, none of (a) the Conflicts Committee of the Board of Directors of QEGP, (b) the Board of Directors of QEGP, (c) the Conflicts Committee of the Board of Directors of QMGP or (d) the Board of Directors of QMGP had any duty (including any fiduciary duty) to consider the interests of QRC, whether as an equityholder of QELP or QMLP (as applicable), as a member of QEGP or QMGP (as applicable), or otherwise.
ARTICLE 9
CONDITIONS
     Section 9.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the fulfillment or waiver by each of the parties (subject to Applicable Laws) at or prior to the Closing Date of the following conditions:

          (a) QRC Stockholder Approval, QELP Unitholder Approval and QMLP Unitholder Approval shall have been obtained.
          (b) No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of any of the Mergers shall be in effect.
          (c) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect and no proceeding for that purpose shall have been initiated or threatened.
          (d) The shares of Holdco Common Stock to be issued pursuant to the Mergers shall have been authorized for listing on NASDAQ, subject to official notice of issuance.
          (e) Each of QRC, QELP and QMLP shall have obtained all of the consents listed under its name on Exhibit 9.1(e).
          (f) The Holdco Charter shall have been filed with the Secretary of State of the State of Delaware and shall be effective in accordance with the DGCL.
          (g) Holdco and its Subsidiaries party thereto shall have entered into one or more credit facilities, with Holdco and/or any such Subsidiary as the borrower or borrowers thereunder, in each case in the form, and with such terms, as shall be reasonably acceptable to the Board of Directors of each of QRC, QELP and QMLP, to become effective at the Effective Time.
     Section 9.2 Conditions to Obligation of QRC, Holdco and the Merger Subs to Effect the Mergers. The obligations of QRC, Holdco and the Merger Subs to effect the Mergers shall be subject to the fulfillment or waiver by QRC at or prior to the Closing Date of the following conditions:
          (a) (i) each of the QELP Parties shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and (ii) the QELP Specified Warranties shall be true and correct in all material respects (except to the extent qualified by materiality or QELP Material Adverse Effect, in which case such QELP Specified Warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of the QELP Parties set forth in this Agreement (other than those referenced in clause (ii) of this paragraph) shall be true and correct (without regard to qualifications as to materiality or QELP Material Adverse Effect contained therein) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties referred to in this clause (iii) to be true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect; and QRC shall have received a certificate of QEGP, executed on its behalf by its Chief Executive Officer or Chief Financial

Officer, dated the Closing Date, certifying to such effect. For purposes of this Agreement, “QELP Specified Warranties” shall mean the representations and warranties of the QELP Parties set forth in the last sentence of Section 6.1(a), Section 6.1(c), Section 6.2, Section 6.3, the last two sentences of Section 6.4(a), Section 6.4(b), clause (i) of Section 6.6(a), Section 6.10, Section 6.19, Section 6.23, Section 6.24 and Section 6.29.
          (b) (i) each of the QMLP Parties shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and (ii) the QMLP Specified Warranties shall be true and correct in all material respects (except to the extent qualified by materiality or QMLP Material Adverse Effect, in which case such QMLP Specified Warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of the QMLP Parties set forth in this Agreement (other than those referenced in clause (ii) of this paragraph) shall be true and correct (without regard to qualifications as to materiality or QMLP Material Adverse Effect contained therein) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties referred to in this clause (iii) to be true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect; and QRC shall have received a certificate of QMGP, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect. For purposes of this Agreement, “QMLP Specified Warranties” shall mean the representations and warranties of the QMLP Parties set forth in the last sentence of Section 7.1(a), Section 7.1(c), Section 7.2, Section 7.3, the last two sentences of Section 7.4(a), Section 7.4(b), clause (i) of Section 7.6(a), Section 7.10, Section 7.19, Section 7.21(c), Section 7.23, Section 7.24 and Section 7.29.
          (c) QRC and Holdco shall have received the opinion of Stinson Morrison Hecker LLP, counsel to QRC, in form and substance reasonably satisfactory to QRC and Holdco, dated as of the Closing Date and, a copy of which shall have been furnished to QELP and QMLP, to the effect that for U.S. federal income tax purposes (i) the QRC Merger constitutes a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and (ii) no gain or loss shall be recognized by a holder of QRC Common Stock upon the transfer of QRC Common Stock to Holdco solely in exchange for Holdco Common Stock pursuant to the QRC Merger. In rendering such opinions, such counsel shall be entitled to receive and rely upon representations of QRC and Holdco which are customarily given in connection with the rendering of opinions under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.
          (d) At any time after the date of this Agreement, there shall not have occurred and be continuing as of the Closing Date any change, event, occurrence, state of facts or development that individually or in the aggregate has had or is reasonably likely to have a QELP Material Adverse Effect or a QMLP Material Adverse Effect.

     Section 9.3 Conditions to Obligation of QELP to Effect the Mergers. The obligation of QELP to effect the Mergers shall be subject to the fulfillment or waiver by QELP at or prior to the Closing Date of the following conditions:
          (a) (i) each of QRC, Holdco and the Merger Subs shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and (ii) the QRC Specified Warranties shall be true and correct in all material respects (except to the extent qualified by materiality or QRC Material Adverse Effect, in which case such QRC Specified Warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of the QRC, Holdco and the Merger Subs set forth in this Agreement (other than those referenced in clause (ii) of this paragraph) shall be true and correct (without regard to qualifications as to materiality or QRC Material Adverse Effect contained therein) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties referred to in this clause (iii) to be true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect; and QELP shall have received a certificate of QRC, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect. For purposes of this Agreement, “QRC Specified Warranties” shall mean the representations and warranties of QRC, Holdco and the Merger Subs set forth in the last two sentences of Section 5.1(a). Section 5.1(c), Section 5.2, Section 5.3, the last three sentences of Section 5.4(a), Section 5.4(b), clause (i) of Section 5.6(a), Section 5.10, Section 5.19, Section 5.23, Section 5.24 and Section 5.29.
          (b) (i) each of the QMLP Parties shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and (ii) the QMLP Specified Warranties shall be true and correct in all material respects (except to the extent qualified by materiality or QMLP Material Adverse Effect, in which case such QMLP Specified Warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of the QMLP Parties set forth in this Agreement (other than those referenced in clause (ii) of this paragraph) shall be true and correct (without regard to qualifications as to materiality or QMLP Material Adverse Effect contained therein) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties referred to in this clause (iii) to be true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a QMLP Material Adverse Effect; and QELP shall have received a certificate of QMGP, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect.
          (c) At any time after the date of this Agreement, there shall not have occurred and be continuing as of the Closing Date any change, event, occurrence, state of facts or development that individually or in the aggregate has had or is reasonably likely to have a QRC Material Adverse Effect or a QMLP Material Adverse Effect.
          (d) The agreements set forth on Section 9.3(d) of the QMLP Disclosure Letter shall have terminated and be of no further force or effect.
     Section 9.4 Conditions to Obligation of QMLP to Effect the Mergers. The obligation of QMLP to effect the Mergers shall be subject to the fulfillment or waiver by QMLP at or prior to the Closing Date of the following conditions:
          (a) (i) each of QRC, Holdco and the Merger Subs shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and (ii) the QRC Specified Warranties shall be true and correct in all material respects (except to the extent qualified by materiality or QRC Material Adverse Effect, in which case such QRC Specified Warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of the QRC, Holdco and the Merger Subs set forth in this Agreement (other than those referenced in clause (ii) of this paragraph) shall be true and correct (without regard to qualifications as to materiality or QRC Material Adverse Effect contained therein) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties referred to in this clause (iii) to be true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a QRC Material Adverse Effect; and QMLP shall have received a certificate of QRC, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect.
          (b) (i) each of the QELP Parties shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and (ii) the QELP Specified Warranties shall be true and correct in all material respects (except to the extent qualified by materiality or QELP Material Adverse Effect, in which case such QELP Specified Warranties shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (iii) the representations and warranties of the QELP Parties set forth in this Agreement (other than those referenced in clause (ii) of this paragraph) shall be true and correct (without regard to qualifications as to materiality or QELP Material Adverse Effect contained therein) as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of the representations and warranties referred to in this clause (iii) to be true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a QELP Material Adverse Effect; and QMLP shall have received a certificate of QEGP, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect.

          (c) At any time after the date of this Agreement, there shall not have occurred and be continuing as of the Closing Date any change, event, occurrence, state of facts or development that individually or in the aggregate has had or is reasonably likely to have a QRC Material Adverse Effect or a QELP Material Adverse Effect.
ARTICLE 10
TERMINATION
     Section 10.1 Termination by Mutual Consent. This Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time, whether before or after QRC Stockholder Approval, QELP Unitholder Approval or QMLP Unitholder Approval has been obtained, by the mutual written consent of QRC, QELP and QMLP, through action of their respective Boards of Directors.
     Section 10.2 Termination by QRC, QELP or QMLP. This Agreement may be terminated at any time prior to the Effective Time, whether before or after QRC Stockholder Approval, QELP Unitholder Approval or QMLP Unitholder Approval has been obtained, by any of QRC, QELP or QMLP if:
          (a) any of the Mergers shall not have been consummated by March 31, 2010 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any Party whose failure (or whose affiliates’ failure, which in the case of QRC shall not include failure by any QELP Entity or QMLP Entity except to the extent such failure would also constitute a failure by QRC as provided in Section 8.18) to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of such Merger to occur on or before such date;
          (b) a meeting (including adjournments and postponements) of QRC’s stockholders for the purpose of obtaining QRC Stockholder Approval shall have been held and such approval shall not have been obtained upon a vote taken thereon;
          (c) a meeting (including adjournments and postponements) of QELP’s unitholders for the purpose of obtaining QELP Unitholder Approval shall have been held and such approval shall not have been obtained upon a vote taken thereon;
          (d) a meeting (including adjournments and postponements) of QMLP’s unitholders for the purpose of obtaining QMLP Unitholder Approval shall have been held and such approval shall not have been obtained upon a vote taken thereon;
          (e) a court of competent jurisdiction or federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this clause (e) shall have complied with Section 8.6(a) and, with respect to other matters not covered by Section 8.6(a), shall have used its reasonable best efforts to remove such injunction, order or decree; or

          (f) the condition to Closing set forth in Section 9.1(g) shall have become incapable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to this clause (f) shall not be available to any Party whose failure (or whose affiliates’ failure, which in the case of QRC shall not include failure by any QELP Entity or QMLP Entity except to the extent such failure would also constitute a failure by QRC as provided in Section 8.18) to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, such condition becoming incapable of being satisfied.
     Section 10.3 Termination by QRC. This Agreement may be terminated at any time prior to the Effective Time by QRC if:
          (a) QELP or QMLP shall have breached any representation or warranty or failed to perform any covenant or agreement set forth in this Agreement or any representation or warranty of such Party or Parties shall have become untrue, in any case such that the conditions set forth in Section 9.2(a) or (b) would not be satisfied (assuming for purposes of this Section 10.3(a) that the references in Section 9.2(a) and (b) to “Closing Date” mean the date of termination pursuant to this Section 10.3(a)), and such breach, failure or untruth shall not be curable, or, if curable, shall not have been cured within 30 days after written notice of such breach, failure or untruth is given to QELP or QMLP, as applicable, by QRC; provided, however, that QRC may not terminate this Agreement under this Section 10.3(a) if it is then in breach of any representation, warranty, covenant or agreement set forth in this Agreement (other than any breach of any representation or warranty regarding QRC and its Subsidiaries to the extent such breach is a result of a breach by QELP or QMLP of their corresponding representation and warranty) such that the conditions set forth in Section 9.3(a) or Section 9.4(a), respectively, would not be satisfied;
          (b) a QELP Change in Board Recommendation shall have occurred;
          (c) a QMLP Change in Board Recommendation shall have occurred; or
          (d) a QRC Change in Board Recommendation shall have occurred; provided that the right to terminate this Agreement pursuant to this clause (d) shall not be effective until QRC has paid to QELP and QMLP the termination fee required by Section 10.6(a); provided further that QRC may not exercise this right of termination if the circumstances giving rise to the right to terminate under this Section 10.3(d) are no longer in effect because QRC and a Proposing Party are proceeding on Modified Terms.
     Section 10.4 Termination by QELP. This Agreement may be terminated at any time prior to the Effective Time by QELP if:
          (a) QRC or QMLP shall have breached any representation or warranty or failed to perform any covenant or agreement set forth in this Agreement or any representation or warranty of such Party or Parties shall have become untrue, in any case such that the conditions set forth in Section 9.3(a) or (b) would not be satisfied (assuming for purposes of this Section 10.4(a) that the references in Section 9.3(a) and (b) to “Closing Date” mean the date of termination pursuant to this Section 10.4(a)), and such breach, failure or untruth shall not be curable, or, if curable, shall not have been cured within 30 days after written notice of such breach, failure or untruth is given to QRC or QMLP, as applicable, by QELP; provided, however, that QELP may not terminate this Agreement under this Section 10.4(a) if it is then in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 9.2(a) or Section 9.4(a), respectively, would not be satisfied;
          (b) a QRC Change in Board Recommendation shall have occurred;
          (c) a QMLP Change in Board Recommendation shall have occurred; or
          (d) a QELP Change in Board Recommendation shall have occurred; provided that the right to terminate this Agreement pursuant to this clause (d) shall not be effective until QELP has paid to QRC and QMLP the termination fee required by Section 10.6(b); provided further that QELP may not exercise this right of termination if the circumstances giving rise to the right to terminate under this Section 10.4(d) are no longer in effect because QELP and a Proposing Party are proceeding on Modified Terms.
     Section 10.5 Termination by QMLP. This Agreement may be terminated at any time prior to the Effective Time by QMLP if:
          (a) QRC or QELP shall have breached any representation or warranty or failed to perform any covenant or agreement set forth in this Agreement or any representation or warranty of such Party or Parties shall have become untrue, in any case such that the conditions set forth in Section 9.4(a) or (b) would not be satisfied (assuming for purposes of this Section 10.5(a) that the references in Section 9.4(a) and (b) to “Closing Date” mean the date of termination pursuant to this Section 10.5(a)), and such breach, failure or untruth shall not be curable, or, if curable, shall not have been cured within 30 days after written notice of such breach, failure or untruth is given to QRC or QELP, as applicable, by QMLP; provided, however, that QMLP may not terminate this Agreement under this Section 10.5(a) if it is then in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 9.2(a) or Section 9.3(a), respectively, would not be satisfied;
          (b) a QRC Change in Board Recommendation shall have occurred;
          (c) a QELP Change in Board Recommendation shall have occurred; or
          (d) a QMLP Change in Board Recommendation shall have occurred; provided that the right to terminate this Agreement pursuant to this clause (d) shall not be effective until QMLP has paid to QRC and QELP the termination fee required by Section 10.6(c); provided further that QMLP may not exercise this right of termination if the circumstances giving rise to the right to terminate under this Section 10.5(d) are no longer in effect because QMLP and a Proposing Party are proceeding on Modified Terms.

     Section 10.6 Effect of Termination.
          (a) In the event that:
          (i) this Agreement is terminated by QRC pursuant to Section 10.3(d), by QELP pursuant to Section 10.4(b) or by QMLP pursuant to Section 10.5(b), then QRC shall, prior to or upon the termination of this Agreement, pay $250,000 to each of QELP and QMLP (collectively, the “QRC Termination Amount”), in each case in cash by wire transfer to the accounts designated by QELP and QMLP (as applicable); or
          (ii) (A) after the date of this Agreement and prior to the termination of this Agreement, a QRC Alternative Proposal is made to QRC or is made directly to the stockholders of QRC generally or otherwise becomes publicly known or any person publicly announces an intention (whether or not conditional) to make a QRC Alternative Proposal and (B) this Agreement is terminated pursuant to Section 10.2(a) or Section 10.2(b), and within 365 days after such termination QRC or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any QRC Alternative Proposal, then, unless such QRC Termination Amount has previously been paid pursuant to this Section 10.6(a), QRC shall pay the QRC Termination Amount to QELP and QMLP (in each case in cash by wire transfer to the accounts designated by QELP and QMLP (as applicable)) on the earlier of (x) the date QRC or its Subsidiary enters into such agreement with respect to such QRC Alternative Proposal and (y) the date such QRC Alternative Proposal is consummated.
          (b) In the event that:
          (i) this Agreement is terminated by QRC pursuant to Section 10.3(b), by QELP pursuant to Section 10.4(d) or by QMLP pursuant to Section 10.5(c), then QELP shall, prior to or upon the termination of this Agreement, pay $250,000 to each of QRC and QMLP (collectively, the “QELP Termination Amount”), in each case in cash by wire transfer to the accounts designated by QRC and QMLP (as applicable); or
          (ii) (A) after the date of this Agreement and prior to the termination of this Agreement, a QELP Alternative Proposal is made to QELP or is made directly to the unitholders of QELP generally or otherwise becomes publicly known or any person publicly announces an intention (whether or not conditional) to make a QELP Alternative Proposal and (B) this Agreement is terminated pursuant to Section 10.2(a) or Section 10.2(c), and within 365 days after such termination QEGP or QELP or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any QELP Alternative Proposal, then, unless such QELP Termination Amount has previously been paid pursuant to this Section 10.6(b), QELP shall pay the QELP Termination Amount to QRC and QMLP (in each case in cash by wire transfer to the accounts designated by QRC and QMLP (as applicable)) on the earlier of (x) the date QEGP or QELP or its Subsidiary enters into such agreement with respect to such QELP Alternative Proposal and (y) the date such QELP Alternative Proposal is consummated.

          (c) In the event that:
          (i) this Agreement is terminated by QRC pursuant to Section 10.3(c), by QELP pursuant to Section 10.4(c) or by QMLP pursuant to Section 10.5(d), then QMLP shall, prior to or upon the termination of this Agreement, pay $250,000 to each of QRC and QELP (collectively, the “QMLP Termination Amount”), in each case in cash by wire transfer to the accounts designated by QRC and QELP (as applicable); or
          (ii) (A) after the date of this Agreement and prior to the termination of this Agreement, a QMLP Alternative Proposal is made to QMLP or is made directly to the unitholders of QMLP generally or otherwise becomes publicly known or any person publicly announces an intention (whether or not conditional) to make a QMLP Alternative Proposal and (B) this Agreement is terminated pursuant to Section 10.2(a) or Section 10.2(d), and within 365 days after such termination QMGP or QMLP or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any QMLP Alternative Proposal, then, unless such QMLP Termination Amount has previously been paid pursuant to this Section 10.6(c), QMLP shall pay the QMLP Termination Amount to QRC and QELP (in each case in cash by wire transfer to the accounts designated by QRC and QELP (as applicable)) on the earlier of (x) the date QMGP or QMLP or its Subsidiary enters into such agreement with respect to such QMLP Alternative Proposal and (y) the date such QMLP Alternative Proposal is consummated.
          (d) Notwithstanding Section 8.12, in the event of a termination of this Agreement pursuant to Section 10.3(a), 10.4(a) or 10.5(a) based on a Party’s or Parties’ breach of, or failure to perform, any covenant or agreement set forth in this Agreement (for the avoidance of doubt, other than a representation or warranty set forth in this Agreement), the breaching Party or Parties shall reimburse the other Party or Parties for such nonbreaching Party’s or Parties’ Expenses in cash by wire transfer of immediately available funds not later than two Business Days after delivery to such breaching Party or Parties of an itemization prepared in good faith setting forth in reasonable detail all Expenses, which itemization must be delivered within 10 Business Days following termination (and may be supplemented and updated from time to time until the 60th day after termination, upon which event the breaching Party or Parties shall make an additional reimbursements to the nonbreaching Party or Parties in accordance with this Section 10.6(d)). As used in this Agreement, “Expenses” means, with respect to a Party, all reasonable out-of-pocket documented fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers), up to $750,000 in the aggregate, incurred by such Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Support Agreement and all other matters related to the Mergers.
          (e) Each Party acknowledges and agrees that the agreements contained in this Section 10.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other Parties hereto would not enter into this Agreement; accordingly, if any Party fails promptly to pay the amounts due pursuant to this Section 10.6, and, in order to obtain such payment, any other Party commences an Action that results in a judgment for a fee payable pursuant to this Section 10.6, such Party shall also reimburse the other Party’s or Parties’ costs and expenses (including attorneys’ fees and expenses) in connection with such Action, together with interest on the amount of such fee from the date such payment was required to be made until the date of payment at 6% per annum. Any payment to be made under this Section 10.6 shall be made by wire transfer of same-day funds.
          (f) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 10, all obligations of the parties hereto shall terminate, except (i) the obligations of the Parties pursuant to (A) this Section 10.6, (B) the last sentence of Section 8.7 and (C) Section 8.12, and (ii) the provisions of Sections 11.1, 11.2, 11.3, 11.4, 11.6, 11.8, 11.9, 11.10, 11.12, 11.13, 11.14, Section 11.15 and Section 11.16, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of any nonbreaching party under this Agreement, at law or in equity, shall be preserved.
     Section 10.7 Extension; Waiver. At any time prior to the Effective Time, each Party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.
ARTICLE 11
GENERAL PROVISIONS
     Section 11.1 Nonsurvival of Representations, Warranties and Agreement; Purpose of Representations and Warranties. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Mergers; provided, however, that the agreements contained in Articles 3 and 4 and in Sections 8.12, Section 8.13, Section 8.14 and Section 8.17 and the provisions of this Article 11 shall survive the Mergers. The parties acknowledge and agree that the sole purpose of the representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall be to determine the satisfaction or failure of the conditions to closing set forth in Section 9.2(a) and 9.2(b), Section 9.3(a) and 9.3(b), and Section 9.4(a) and 9.4(b) hereof. In accordance with the foregoing and notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that no party shall have any liability with respect to, and no claim, damage, liability or other relief (at law or in equity) of any kind whatsoever shall result from, any breach of any representation or warranty in this Agreement or in any instrument delivered pursuant to this Agreement.
     Section 11.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     if to QRC or Holdco, at:
Quest Resource Corporation
210 Park Avenue
Suite 2750
Oklahoma City, Oklahoma 73102
Attention: President
Facsimile No.: 405-840-9897
     with a copy, which shall not constitute notice for purposes hereof, to:
Stinson Morrison Hecker, LLP
1201 Walnut
Suite 2900
Kansas City, Missouri 64106
Attention: Patrick J. Respeliers
Facsimile No.: (816) 691-3495
     if to QELP, at:
Quest Energy Partners, L.P.
210 Park Avenue
Suite 2750
Oklahoma City, Oklahoma 73102
Attention: President
Facsimile No.: 405-840-9897
     with a copy, which shall not constitute notice for purposes hereof, to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Scott J. Davis
                 William R. Kucera
Facsimile No.: (312) 701 7711
     if to QMLP, at:
Quest Midstream Partners, L.P.
210 Park Avenue
Suite 2750
Oklahoma City, Oklahoma 73102
Attention: President
Facsimile No.: 405-840-9897

     with a copy, which shall not constitute notice for purposes hereof, to:
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: Joshua Davidson
                  Laura Tyson
Facsimile No.: (713) 229-1522
or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.
     Section 11.3 Assignment; Binding Effect; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 8.13 and Section 8.17, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     Section 11.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the QRC Disclosure Letter, the QELP Disclosure Letter, the QMLP Disclosure Letter and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
     Section 11.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of QRC, the unitholders of QELP and the unitholders of QMLP, but after any such approval, no amendment shall be made which by law requires the further approval of stockholders or unitholders without obtaining such further approval. To be effective, any amendment or modification hereto must be in a written document each party has executed and delivered to the other parties.
     Section 11.6 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.
     Section 11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
     Section 11.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.
     Section 11.9 Definitions; Interpretation.
          (a) As used in this Agreement, the term “Parties” means two or more of QRC, QELP and QMLP, as applicable, and “Party” means any of QRC, QELP and QMLP, as applicable. Each of the Parties, Holdco, QMGP, QEGP, QRC Merger Sub, QELP Merger Sub, QMHC and QMLP Merger Sub are sometimes referred to herein as a “party” and collectively as the “parties.”
          (b) As used in this Agreement, the term “affiliate” means with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.
          (c) As used in this Agreement, the term “Subsidiary,” when used with respect to any party, means any (i) corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or (ii) other organization or any organization of which such party directly or indirectly is, or owns or controls, a general partner or managing member. For the avoidance of doubt, (i) QEGP, QELP, QMGP and QMLP and each of their Subsidiaries shall each be considered a Subsidiary of QRC, (ii) QELP and each of its Subsidiaries shall each be considered a Subsidiary of QEGP and (iii) QMLP and each of its Subsidiaries shall each be considered a Subsidiary of QMGP, in each case, unless otherwise indicated.
          (d) As used in this Agreement, “Permitted Liens” means (i) carriers’, warehousemens’, landlords’, mechanics’, materialmen’s, repairmen’s or other like liens imposed by law or contract and arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceeding, (ii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (iii) liens, security interests, charges or other encumbrances imposed by law for Taxes not yet due or which are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect thereto are maintained on the books of such person or its subsidiaries, as the case may be, in conformity with GAAP), (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (v) easements, rights-of-way, restrictions and other encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of the business by the relevant person and its subsidiaries, and (vi) liens, title defects, preferential rights or other encumbrances created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by the relevant person and its subsidiaries.
          (e) As used in this Agreement, the term “Business Day” means any day except Saturday or Sunday on which commercial banks in Oklahoma City are not required or authorized to close.
          (f) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
          (g) Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
     Section 11.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to impair any such right power or remedy, nor will it be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 11.11 Incorporation of Disclosure Letters and Exhibits. The QRC Disclosure Letter, QELP Disclosure Letter, the QMLP Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.
     Section 11.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
     Section 11.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
     Section 11.14 Consent to Jurisdiction and Venue; Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article 10 the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Laws, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 11.14, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum,

(ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     Section 11.15 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 11.16 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or Representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
     Section 11.17 Approval of QRC, QELP and QMLP. For purposes of this Agreement, (a) any consent or approval of QRC shall mean the consent or approval of the Board of Directors of QRC, (b) any consent or approval of QELP, or any action of the Board of Directors of QEGP or QELP, shall mean the consent, approval or action of the Conflicts Committee of the Board of Directors of QEGP and (c) any consent or approval of QMLP, or any action of the Board of Directors of QMGP or QMLP, shall mean the consent, approval or action of the Conflicts Committee of the Board of Directors of QMGP.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized as of the date first written above.

NEW QUEST HOLDINGS CORP.
By:	/s/ David Lawler
David Lawler
President

QUEST RESOURCE CORPORATION
By:	/s/ David Lawler
David Lawler
President and Chief Executive Officer

QUEST MIDSTREAM PARTNERS, L.P. By: Quest Midstream GP, LLC, its General Partner
By:	/s/ David Lawler
David Lawler
President and Chief Executive Officer

QUEST ENERGY PARTNERS, L.P. By: Quest Energy GP, LLC, its General Partner
By:	/s/ Gary Pittman
Gary Pittman
Chairman of the Board of Directors of Quest Energy GP, LLC
[Signature page to Agreement and Plan of Merger]

QUEST MIDSTREAM GP, LLC
By:	/s/ David Lawler
David Lawler
President and Chief Executive Officer

QUEST ENERGY GP, LLC
By:	/s/ Gary Pittman
Gary Pittman
Chairman of the Board of Directors of Quest Energy GP, LLC

QUEST RESOURCE ACQUISITION CORP.
By:	/s/ David Lawler
David Lawler
President

QUEST ENERGY ACQUISITION, LLC By: New Quest Holdings Corp., its Sole Member
By:	/s/ David Lawler
David Lawler
President

QUEST MIDSTREAM HOLDINGS CORP.
By:	/s/ David Lawler
David Lawler
President
[Signature page to Agreement and Plan of Merger]

QUEST MIDSTREAM ACQUISITION, LLC By: Quest Midstream Holdings Corp., its Sole Member
By:	/s/ David Lawler
David Lawler
President
[Signature page to Agreement and Plan of Merger]

Exhibit 2.2.1
RESTATED CERTIFICATE OF INCORPORATION
of
[                                        ]
     FIRST: The name of the corporation is [                                        ] (the “Corporation”).
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute (the “DGCL”).
     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 45,000,000 shares, which shall be divided into (a) 40,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and (b) 5,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
     The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a “Directors’ Resolution.” The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: (i) the number of shares constituting that series and the distinctive designation of that series; (ii) the dividend rate, if any, or any method of computing the dividend on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine; (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) any other relative rights, preferences and limitations of that series.

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     Except as otherwise provided in this Article Fourth or required by law, each registered holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation with respect to a series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any such Certificate of Designation).
     Except as otherwise provided in this Article Fourth or required by law and subject to the rights of the holders of any series of Preferred Stock, (i) holders of Common Stock shall be entitled to elect directors of the Corporation; and (ii) holders of Common Stock shall be entitled to vote on all other matters properly submitted to a vote of stockholders of the Corporation.
     The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.
     No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Directors’ Resolution with respect to a series of Preferred Stock. Furthermore, Common Stock is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.
     Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in a Directors’ Resolution with respect to a series of Preferred Stock.
     FIFTH: (a) Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation.
     (b) Number, Election and Term of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Whole Board (as defined below), subject to such rights of holders of shares of an outstanding series of Preferred Stock to elect one or more directors

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pursuant to any provisions contained in a Directors’ Resolution with respect to such series. Each director shall serve for a term ending on the first annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director shall hold office until the annual meeting of stockholders at which such director’s term expires and, the foregoing notwithstanding, shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
     Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
     For purposes hereof, the term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.
     (c) Removal of Directors. A director of the Corporation may be removed from office as a director, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Directors’ Resolution with respect to such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such Directors’ Resolution.
     (d) Vacancies on Board of Directors. Except as provided in a Directors’ Resolution with respect to a series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or, if there are no directors remaining, by the stockholders. Any director elected in accordance with the preceding sentence shall serve for a term ending on the next annual meeting of stockholders following his or her election to the Board of Directors and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     (e) Amendment of Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any meeting before which such matter has been properly brought in accordance with the Bylaws of the Corporation by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that was valid at the time it was taken.

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     SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, and the power of the stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article Sixth.
     SEVENTH: Except as otherwise required by law, or as may be prescribed in a Directors’ Resolution, special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors of the Corporation, if there is one, (ii) by the Chief Executive Officer of the Corporation, if there is one, (iii) by the Board of Directors or (iv) upon the request of at least three directors of the Corporation, and no such special meeting may be called by any other person or persons.
     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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Exhibit 2.2.2
BYLAWS
of
[                                        ]
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
     1.1 Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware or any successor statute (the “DGCL”) to be maintained in the State of Delaware shall be the registered office named in the Certificate of Incorporation of the Corporation, as it may be amended or restated in accordance with the DGCL from time to time (the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”). Should the Corporation maintain a principal office within the State of Delaware, such registered office need not be identical to such principal office of the Corporation.
     1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may determine from time to time or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. Subject to applicable law, the Board of Directors may elect to postpone any previously scheduled meeting of stockholders.
     2.2 Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may be properly brought before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Section 2.8 and Section 3.5 hereof. Failure to hold the annual meeting at the designated time or otherwise shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.
     2.3 Special Meetings. Except as otherwise required by law, or by or pursuant to the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time only (i) by the Chairman of the Board of Directors, if there is one, (ii) by the Chief Executive Officer, if there is one, (iii) by the Board of Directors or (iv) upon the request of at least three directors of the Corporation, and no such special meeting may be called by any other person or persons.
     2.4 Notice of Meeting. Written notice of all stockholder meetings stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with Section 7.3 not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the Chairman of the Board, Chief Executive Officer or Secretary of the Corporation or the person or persons calling such meeting, to each stockholder entitled to vote at such meeting. Notice of any meeting of stockholders of the Corporation need not be given to any stockholder of the Corporation (a) if waived by him in writing in accordance with Section 7.3 hereof or (b) to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, in either case (i) or (ii) above, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable; provided, however, that the exception in (b)(i) shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. If any person to whom notice need not be given in accordance with clause (b) of the immediately preceding sentence shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. Attendance at a meeting of the stockholders of the Corporation shall constitute a waiver of notice of such meeting, except when a stockholder of the Corporation attends a meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     2.5 Registered Holders of Shares; Closing of Share Transfer Records; Record Date.
     (a) Registered Holders as Owners. The Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 2.5) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares, and shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law; and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.
     (b) Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of

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stockholders, such date in any case to be not more than 60 days and, in the case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.
     If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived in accordance with Section 7.3 of these Bylaws, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors does not fix a record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.
     2.6 Quorum of Stockholders. Unless otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of shares of capital stock entitled to cast a majority of the votes which could be cast at such meeting by the holders of all outstanding shares of capital stock entitled to vote at such meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. “Broker non-votes” shall be considered present at the meeting with respect to the determination of a quorum but shall not be considered as votes cast with respect to matters as to which no authority is granted. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders to vote thereat, present in person or represented by proxy, shall, by the vote of holders of stock representing a majority of the voting power of all shares present at the meeting, have the power to adjourn the meeting from time to time in the manner provided in Section 2.7 until a quorum shall be present or represented. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.
     2.7 Adjournment. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

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     2.8 Voting by Stockholders.
     (a) Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker non-votes shall not be considered as shares present and entitled to vote as to matters with respect to which no authority has been granted. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval or ratification of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter. For this purpose, abstentions shall not be considered as votes cast.
     (b) Voting in the Election of Directors. Unless otherwise provided in the DGCL or the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.
     (c) Stockholder Proposals (Other than Director Nominations). At an annual meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals (other than any nomination of directors of the Corporation, which is governed by Section 3.5 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof, (ii) otherwise be properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) be properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 2.8 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section 2.8, and otherwise be proper subjects for stockholder action and be properly introduced at the annual meeting. Clause (iii) of the immediately preceding sentence shall be the exclusive means for a stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof) before an annual meeting of stockholders of the Corporation.

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     For a proposal to be properly brought before an annual meeting by a stockholder of the Corporation pursuant to these provisions, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the annual meeting date of the immediately preceding annual meeting; provided, however, that if the scheduled annual meeting date is called for a date that is not within 30 days before or after such anniversary date, notice by such stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. For purposes of this Section 2.8(c) and Section 3.5(a), the first anniversary of the annual meeting date of the 2009 annual meeting shall be deemed to be June 15, 2010. In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period for the giving of a timely notice as described above.
     Any such stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration), (ii) as to such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such business or proposal, (B)(1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder or beneficial owner of any security of the Corporation or any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this Section 2.8(c) and Section 3.5, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or

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otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such stockholder and beneficial owner, if any, in such business or proposal, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such stockholder.
     A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.8(c) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.8(c).
     The Chairman of the Board or, if he is not presiding, the presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section 2.8 have been met with respect to any stockholder proposal. If the Chairman of the Board or the presiding officer determines that any stockholder proposal was not made in accordance with the

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terms of this Section 2.8, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.
     For purposes of this Section 2.8 and Section 3.5, “public disclosure” shall mean disclosure in a press release issued by the Corporation or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     At a special meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals (other than any nomination of directors of the Corporation, which is governed by Section 3.5 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.3 and Section 2.4 hereof or (ii) constitute matters incident to the conduct of the meeting as the Chairman of the Board or the presiding officer of the meeting shall determine to be appropriate. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.
     This Section 2.8 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of stockholders, including the presenting at an annual meeting of any proposal properly made pursuant to Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors. In addition to the foregoing provisions of this Section 2.8, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
     2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee or agent. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy authorized hereby shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

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     2.10 Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.
     2.11 Organization. Such person as the Board of Directors may have designated or, in the absence of such person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
     2.12 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) policies and procedures with respect to the adjournment of such meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE III
DIRECTORS
     3.1 Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the provisions of the Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers

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and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and these Bylaws.
     Except as otherwise provided by the Certificate of Incorporation or these Bylaws or to the extent prohibited by Delaware law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that (i) from time to time shall govern the Board of Directors, including, without limiting the generality of the foregoing, the vote required for any action by the Board of Directors and (ii) from time to time shall affect the directors’ power to manage the business and affairs of the Corporation. No Bylaw of the Corporation shall be adopted by the stockholders of the Corporation that shall impair or impede the implementation of this Section 3.1.
     3.2 Number and Term of Directors. Within any limits specified in the Certificate of Incorporation, and subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, the number of directors of the Corporation that shall constitute the Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Whole Board. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Effective at the annual meeting of stockholders scheduled to be held in 2010 and at each annual meeting of stockholders thereafter, all director nominees shall stand for election to terms expiring at the next succeeding annual meeting, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
     3.3 Vacancies. Unless otherwise provided by or pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause in accordance with the Certificate of Incorporation and these Bylaws may be filled by the affirmative vote of a majority of the remaining directors of the Corporation then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or, if there are no directors remaining, by the stockholders. Any director of the Corporation elected in accordance with the preceding sentence shall serve for a term ending on the next annual meeting of stockholders following his or her election to the Board of Directors and until such director’s successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws. Unless otherwise provided by or pursuant to the Certificate of Incorporation, no decrease in the number of directors of the Corporation constituting the Board of Directors shall shorten the term of any incumbent director of the Corporation.
     3.4 Qualifications. Directors need not be residents of the State of Delaware or stockholders of the Corporation.
     3.5 Nomination of Directors.

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     (a) Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 3.5 shall be eligible for election as, and to serve as, directors of the Corporation. Nominations of persons for election to the Board of Directors may be made only at a meeting of the stockholders of the Corporation at which directors of the Corporation are to be elected (i) by or at the direction of the Board of Directors or (ii) (if but only if the Board of Directors has determined that directors shall be elected at such meeting) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 3.5 and on the record date for the determination of stockholders entitled to vote at such meeting, who shall be entitled to vote at such meeting in the election of directors of the Corporation and who complies with the requirements of this Section 3.5. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a stockholder to make any nomination of a person or persons for election as a director of the Corporation at an annual meeting or special meeting. Any such nomination by a stockholder of the Corporation shall be preceded by timely advance notice in writing to the Secretary of the Corporation.
     To be timely with respect to an annual meeting, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the annual meeting date of the immediately preceding annual meeting; provided, however, that (1) if the scheduled annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by such stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made; and (2) if the number of directors to be elected to the Board of Directors at such annual meeting is increased and there is no prior notice or public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to such anniversary date, a stockholder’s notice required by this Section 3.5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. To be timely with respect to a special meeting, such stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the scheduled special meeting date; provided, however, that if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an

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annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
     Any such stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director of the Corporation, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director of the Corporation if elected), and (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) as to such stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and the proposed nominee, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such nomination, (B) (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and such nominee, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder, such beneficial owner and such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder, beneficial owner or nominee with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder, beneficial owner or nominee of any security of the Corporation or any short interest of such stockholder, beneficial owner or nominee in any security of the Corporation, (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, beneficial owner and nominee that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or nominee is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (B)(1) through (B)(7) above, any of the foregoing held by

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members of such stockholder’s, beneficial owner’s or nominee’s immediate family sharing the same household (which information shall be supplemented by such stockholder, beneficial owner, if any, and nominee not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (C) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (D) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (E) any other information relating to such stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such stockholder’s notice to the Secretary of the Corporation shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 3.5(b). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
     A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.5(a) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 3.5(a).
     In addition to the foregoing provisions of this Section 3.5, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5. Nothing in this Section 3.5 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
     (b) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery

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of notice under Section 3.5(a)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
     (c) The Chairman of the Board or, if he is not presiding, the presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section 3.5 have been met with respect to any nomination or intended nomination. If the Chairman of the Board or the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 3.5, he shall so declare at the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 3.5, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5.
     3.6 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the Chief Executive Officer, or such number of directors constituting more than one-third of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the time of the meeting, by telephone, telegram, facsimile transmission or other electronic transmission not less than twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting. Attendance at a meeting of the Board of Directors shall constitute presence in person at and waiver of notice of such meeting, except where a person attends the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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     3.7 Quorum of and Action by Directors. Unless a greater number is required by law or the Certificate of Incorporation, a majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a majority of the directors present at any meeting, whether there is a quorum or otherwise, may adjourn the meeting from day to day until a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the action of the Board of Directors.
     3.8 Board and Committee Action by Unanimous Written Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and is filed with the Secretary of the Corporation.
     3.9 Board and Committee Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can speak to and hear each other, and attendance at a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting, except where a person attends the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     3.10 Compensation. Directors will receive such compensation for their services as may be fixed by resolution of the Board of Directors and shall be reimbursed for their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     3.11 Removal. A director of the Corporation may be removed from office as a director, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of preferred stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.
     3.12 Committees of the Board of Directors.
     (a) The Board of Directors may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any

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limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the DGCL. Any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.
     (b) The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman (unless the Board of Directors appoints a chairman) and may appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Sections 3.6, 3.7, 3.8, 3.9, 3.10 and 7.3 hereof. Election or appointment of a member of a committee shall not of itself create contract rights.
     (c) Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary of the Corporation.
     3.13 Ratification. Any transaction questioned in any stockholders’ derivative proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment by the Board of Directors or, if less than a quorum of directors is qualified, by a committee of qualified directors or by the stockholders; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
ARTICLE IV
OFFICERS
     4.1 Designation. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such Executive, Senior or other Vice Presidents, Assistant Secretaries and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers. The Board of Directors shall also elect or appoint from among the directors a person to act as Chairman of the Board who shall not be deemed to be an officer of the Corporation unless he or she has otherwise been elected or appointed as such.

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     4.2 Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board shall have such duties as may be assigned to him by the Board of Directors and shall preside at meetings of the Board of Directors and at meetings of the stockholders. The Chief Executive Officer shall have general supervision over the business, affairs and property of the Corporation.
     4.3 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer’s successor is elected or appointed or until his earlier death, resignation or removal.
     4.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause at any time. Such removal shall be without prejudice to the contract, common law, and statutory rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     4.5 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President and the Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V
CAPITAL STOCK
     5.1 Shares of Stock. The capital stock of the Corporation shall be represented by certificated or uncertificated shares, as determined by the Board of Directors. Certificates representing such certificated shares shall be signed by the Chairman of the Board, the President or a Vice President and either the Treasurer or an Assistant Treasurer of the Corporation, or the Secretary or an Assistant Secretary of the Corporation, and may bear the seal of the Corporation or a facsimile thereof. The signatures of such persons upon a certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any person who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be Chairman of the Board or shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

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     5.2 Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the stock transfer books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives and, in the case of shares represented by a certificate, the certificate being surrendered for cancellation. Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by him, shall perform all of the duties thereof.
     5.3 Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.
     5.4 Lost or Destroyed Certificates. The Chief Executive Officer, the President or any Vice President may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
ARTICLE VI
INDEMNIFICATION
     6.1 General. The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, costs, claims, damages and, subject to Section 6.2, Expenses (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 6.15 hereof), arising out of any event or occurrence related to the fact that Indemnitee is or was a director or an officer of the Corporation or is or was serving in another Corporate Status.
     6.2 Expenses. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

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     6.3 Advances. In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in connection with such Proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in this Article VI and (ii) reasonably satisfactory evidence as to the amount of such Expenses.
     6.4 Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.
     6.5 Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification notice specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the Court.
     6.6 Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within 14 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within 14 days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 6.6 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Corporation’s objection to the first or second selection of Independent Counsel is without a reasonable basis or for the appointment as Independent Counsel selected by the Court.

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     6.7 Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.4 hereof, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.
     Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.5 or 6.6 hereof to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.
     For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information, opinions, reports or statements presented to him or to the Corporation by any of the Corporation’s officers, employees or directors, or by any other person as to matters the person reasonably believes are in such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to

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have met the applicable standards of conduct for determining entitlement to rights under this Article.
     6.8 Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VI and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.
     6.9 Adjudication. In the event that (i) a determination is made pursuant to Section 6.5 or 6.6 hereof that Indemnitee is not entitled to indemnification under this Article VI; (ii) advancement of Expenses is not timely made pursuant to Section 6.3 hereof; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, (b) within 90 days after objections to his selection have been overruled by the Court or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or is deemed to have been made pursuant to Section 6.5, 6.6 or 6.7 hereof, Indemnitee shall be entitled to an adjudication by the Court of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or is deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.
     The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.9 that the procedures and presumptions of this Article VI are not valid, binding and enforceable. If Indemnitee, pursuant to this Section 6.9, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VI, and if he prevails therein, then Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, then the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be prorated.
     6.10 Participation by the Corporation. With respect to any Proceeding: (a) the Corporation will be entitled to participate therein at its own expense; (b) except as otherwise

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provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. After receipt of notice from the Corporation to Indemnitee of the Corporation’s election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Article VI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless the employment of counsel by Indemnitee has been authorized by the Corporation, or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article VI. The Corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action. The Corporation shall not settle any action or claim in any manner which would impose any limitation or un-indemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.
     6.11 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The rights to indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VI shall be deemed vested at the time a person becomes a director or officer of the Corporation and no subsequent amendment, alteration or repeal of this Article VI or any other provision of the Certificate of Incorporation or the Bylaws shall adversely affect the rights of any person that is or was a director or officer with respect to events, actions or circumstances occurring, in whole or in part, prior to such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his or its heirs, executors, administrators, successors or assigns. Neither the provisions of this Article VI nor those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.
     6.12 Insurance and Subrogation. The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

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     In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
     6.13 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     6.14 Certain Actions Where Indemnification Is Not Provided. Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.
     6.15 Definitions. For purposes of this Article VI:
     “Change of Control” means a change in control of the Corporation after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event that is or would be required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, if the Corporation is or were subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
     “Corporate Status” describes the status of an individual as a present or former director or officer of the Corporation, or as a director, officer or other designated legal representative of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which an

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individual is or was serving as a director, officer or other designated legal representative at the request of the Corporation.
     “Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.
     “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
     “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding by reason of his Corporate Status.
     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.
     “Matter” is a claim, a material issue or a substantial request for relief.
     “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 6.9 hereof to enforce his rights under this Article VI.
     6.16 Notices. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for indemnification or advancement of Expenses pursuant to the terms of this Article VI, notify the Corporation of the commencement of such Proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to Indemnitee’s address as shown on the Corporation’s records unless he specifies otherwise and shall be personally delivered, delivered by U.S. Mail, or delivered by commercial express overnight delivery service. Any such notice shall be effective upon receipt.
     6.17 Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall

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continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.
     6.18 Savings Clause. If any provision of this Article VI of the Bylaws is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum of indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Article VI shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Article VI of the Bylaws shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by an applicable portion of this Article VI of the Bylaws that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.
     6.19 Successors and Assigns. This Article VI of the Bylaws shall be binding upon the Corporation, its successors and assigns.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     7.1 Bylaw Amendments. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with Sections 2.2 and 2.8(c) hereof, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that was valid at the time it was taken.
     7.2 Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.
     7.3 Notice; Waiver. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it may be given personally, by mail or by a form of electronic transmission consented to by the stockholder to whom the notice is given, to the fullest extent allowed under the DGCL. Notice by mail to a stockholder shall be deemed to be sufficient if deposited in the United States mail, postage prepaid, and addressed to last known post office address of such stockholder as shown on the stock records of the Corporation.
     Any notice required to be given to any director or committee member may be given by any method that creates a record of its content that may be retained, retrieved and reviewed by the recipient, except that such notice, other than one which is delivered personally, shall be sent

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to such address (whether physical, telephonic, electronic or otherwise) as such director shall have specified in writing to the Secretary or, in the absence of such specification, to the last known post office address of such director or committee member.
     All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by telephonic, electronic or other similarly instantaneous means shall be deemed to have been given as of the sending time recorded at the time of transmission.
     Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
     7.4 Resignations. Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
     7.5 Seal. The seal of the Corporation, if any, shall be in such form as the Board of Directors may adopt.
     7.6 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board of Directors.
     7.7 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of the Chairman of the Board, any other director, or any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.
     7.8 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or behalf of the Corporation.
As last amended on [                                         ,                     ]

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Exhibit 8.17
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of [___], by and among [New Quest Holdings Corp.], a Delaware corporation (together with any successor entity thereto, the “Company”), and each of the stockholders listed on the signature pages hereto, each of which is referred to in this Agreement as a “Stockholder”.
RECITALS
     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of July 2, 2009, among the Company, Quest Resource Corporation, a Nevada corporation (“QRC”), Quest Midstream Partners, L.P., a Delaware limited partnership (“QMLP”), Quest Energy Partners, L.P., a Delaware limited partnership (“QELP”), Quest Midstream GP, LLC, a Delaware limited liability company, Quest Energy GP, LLC, a Delaware limited liability company, Quest Resource Acquisition Corp., a Delaware corporation, Quest Energy Acquisition, LLC, a Delaware limited liability company, Quest Midstream Holdings Corp., a Delaware corporation, and Quest Midstream Acquisition, LLC, a Delaware limited liability company (as it may be amended from time to time, the “Merger Agreement”), QELP, QMLP and QRC will each become wholly-owned subsidiaries of the Company;
     WHEREAS, in connection with the mergers contemplated by the Merger Agreement, the Stockholders are to receive shares of common stock, par value $0.01 per share, of the Company (“Common Stock”);
     WHEREAS, the Stockholders and the Company desire to enter into an agreement regarding the rights of the Stockholders to cause the Company to register the Common Stock issued to the Stockholders pursuant to the Merger Agreement; and
     WHEREAS, the parties intend that this Agreement supersede the Registration Rights Agreement dated December 20, 2006 between QMLP and certain of the Stockholders, as amended (the “Prior Registration Rights Agreement”);
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.	DEFINITIONS.
     As used in this Agreement, the following terms shall have the following meanings:
     Affiliate: As to any specified Person, (i) any Person beneficially owning ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are beneficially owned by such other Person, or (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person.

     Agreement: As defined in the preamble.
     Alerian: As defined in Section 2(a)(i).
     Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.
     Closing Date: [___], the date on which the transactions contemplated by the Merger Agreement are consummated.
     Closing Price: The closing price of the Common Stock on the first trading day that the Common Stock trades on the Nasdaq Stock Market (subject to appropriate adjustments for any subdivision or combination of Registrable Securities after such date).
     Commission: The Securities and Exchange Commission.
     Common Stock: As defined in the preamble.
     Company: As defined in the preamble.
     Controlling Person: As defined in Section 6(a).
     Conversion Securities: As defined in Section 8(e).
     Effectiveness Period: As defined in Section 2(a)(i).
     End of Suspension Notice: As defined in Section 5(b).
     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.
     Failure Date: As defined in Section 2(b)(v).
     Holder: Each Stockholder or assignee thereof in accordance with Section 8(d) who is a record owner of any Registrable Securities.
     Indemnified Party: As defined in Section 6(c).
     Indemnifying Party: As defined in Section 6(c).
     Issuer Free Writing Prospectus: As defined in Section 4(d).
     Liabilities: As defined in Section 6(a).
     Liquidated Damages Amount: An amount equal to 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 60 days, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a

2

maximum of 1.0% of the Liquidated Damages Multiplier per 30-day period (subject to appropriate adjustments for any subdivision or combination of Common Stock after the date hereof). The Liquidated Damages Amount for any period of less than 30 days shall be prorated by multiplying the Liquidated Damages Amount to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which such liquidated damages are owed, and the denominator of which is 30.
     Liquidated Damages Multiplier: A dollar amount equal to the product of (a) the number of Registrable Securities then held by such Holder and (b) the Closing Price.
     Merger Agreement: As defined in the preamble.
     Notice: As defined in Section 2(a)(i).
     Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.
     Piggyback Registration Statement: As defined in Section 2(c).
     Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.
     Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.
     Purchaser Indemnitee: As defined in Section 6(a).
     QELP: As defined in the preamble.
     QMLP: As defined in the preamble.
     QRC: As defined in the preamble.
     Registrable Securities: The Common Stock issued to the Stockholders pursuant to the Merger Agreement and any securities issued in respect of such Registrable Securities by reason of or in connection with any dividend, distribution, split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Securities or any combination of securities, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock until, with respect to such Registrable Security, the earliest to occur of (i) the date on which it has been first registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it is distributed to the public pursuant to Rule 144 (or any similar provision then in effect) or, in the opinion of counsel to the Company, is eligible for sale pursuant to Rule 144 in a single sale without any limitation as to

3

volume, manner of sale or current public information with respect to the Company, (iii) the date on which the Holder of such Registrable Security beneficially owns less than one percent of the total number of shares of Common Stock outstanding, or (iv) the date on which it is sold to the Company.
     Registration Expenses: Any and all expenses incident to the performance of or compliance by the Company with this Agreement, including, without limitation: (i) all Commission, securities exchange, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a blue sky memorandum), (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Securities on any securities exchange or inter-dealer quotation system pursuant to Section 4(a)(xi) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “comfort” letters required by or incident to such performance), and (vi) all “road show” expenses; provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, fees and expenses of counsel for the Holders, and all transfer taxes relating to the sale or disposition of Registrable Securities by a Holder.
     Registration Statement: Any registration statement of the Company that covers the resale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.
     Resale Registration Statement: As defined in Section 2(a)(i).
     Rule 144: Rule 144, and any of its referenced paragraphs, promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

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     Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Rule 457: Rule 457 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
     Stockholder: As defined in the preamble.
     Suspension Event: As defined in Section 5(b).
     Suspension Notice: As defined in Section 5(b).
     Swank: As defined in Section 2(a)(i).
     Tortoise: As defined in Section 2(a)(i).
     Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
     WKSI: As defined in Section 2(b)(v).
2.	REGISTRATION RIGHTS
     (a) Mandatory Resale Registration.
     (i) At any time on or after the date that is 90 days after the Closing Date, upon the written request (a “Notice”) of any of (a) Alerian Opportunity Partners IV, LP, Alerian Opportunity Partners IX, L.P., Alerian Focus Partners, LP and Alerian Capital Partners, LP (collectively, “Alerian”), (b) Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP and Bel Air MLP Energy Infrastructure Fund, LP (collectively, “Swank”), (c) Tortoise Capital Resources Corporation and Tortoise Gas and Oil Corporation (collectively, “Tortoise”), or (d) the Holders of a majority of the then outstanding Registrable Securities, the Company shall file with the Commission as soon as reasonably practicable following the Notice (but in no event later than the date that is 90 days after the Notice) a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company, including Form S-3, providing for the resale of any Registrable Securities pursuant to Rule 415 from time to time by the Holders (a “Resale Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective by the Commission within 210 days after the initial filing of the Resale Registration Statement, provided that sales pursuant to the Resale Registration Statement shall be subject to the restrictions in Section 2(d)(iv) to the extent applicable. Any Resale

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Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available by the Holders of any and all Registrable Securities. Subject to the other provisions of this Agreement, the Company shall cause the Resale Registration Statement filed pursuant to this Section 2(a)(i) to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders and that it conforms in all material respects to the requirements of the Securities Act during the entire period beginning on the date the Resale Registration Statement is first declared effective under the Securities Act and ending on the date on which all Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”).
     (ii) Amendment on Form S-3 to Registration Statement on Form S-1. If the Resale Registration Statement filed pursuant to Section 2(a)(i) is on Form S-1, the Company may, at any time it is eligible to do so, file a post-effective amendment on Form S-3 to the Resale Registration Statement on Form S-1 for the resale of any then existing Registrable Securities or in any such other manner as is preferred or permitted by the Commission to convert the Resale Registration Statement on Form S-1 to a Resale Registration Statement on Form S-3. Upon the effectiveness of the Resale Registration Statement on Form S-3, all references to the Resale Registration Statement in this Agreement shall then automatically be deemed to be a reference to the Resale Registration Statement on Form S-3.
     (b) Delay in Effectiveness of Resale Registration Statement; Certain Suspensions.
     (i) If the Company fails to file the Resale Registration Statement with the Commission within the period specified in Section 2(a)(i), then each Holder will be entitled to a payment, as liquidated damages and not a penalty, of the Liquidated Damages Amount but only with respect to the Registrable Securities then held by such Holder and not included in an effective Registration Statement, for a period beginning on the day after the deadline for filing the Resale Registration Statement and lasting until such time as the Resale Registration Statement is filed.
     (ii) If the Resale Registration Statement does not become or is not declared effective within the period specified in Section 2(a)(i), then each Holder will be entitled to a payment, as liquidated damages and not a penalty, of the Liquidated Damages Amount but only with respect to the Registrable Securities then held by such Holder and not included in an effective Registration Statement, for the period beginning on the day after such deadline for effectiveness of the Resale Registration Statement and lasting until such time as the Resale Registration Statement is declared effective.
     (iii) If the Holders shall be prohibited from selling their Registrable Securities under the Resale Registration Statement as a result of a Suspension Notice given by the Company in accordance with Section 5 for a period in excess of the periods permitted therein, then each Holder will be entitled to a payment, as liquidated damages and not as a penalty, of the Liquidated Damages Amount for a period beginning on the first date upon which the suspension period exceeded the permitted period and lasting to but

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excluding the day an End of Suspension Notice is delivered by the Company in accordance with Section 5(b).
     (iv) If the Resale Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for the resale of Registrable Securities in accordance with this Agreement, except as permitted in Section 5 (the “Failure Date”), then each Holder will be entitled to a payment, as liquidated damages and not as a penalty, of the Liquidated Damages Amount for a period beginning on the Failure Date and lasting to but excluding the day a post-effective amendment is declared effective by the Commission or supplement or report is filed with the Commission which results in the Resale Registration Statement again being useable for the resale of Registrable Securities in accordance with this Agreement, unless the Company shall cure such failure of such Resale Registration Statement to be effective or usable within 10 days after such Liquidated Damages Amount begins accruing hereunder, in which event no Liquidated Damages Amount shall be payable as a result of such failure.
     (v) The aggregate Liquidated Damages Amount payable to each Holder shall be paid to each Holder in immediately available funds within 10 Business Days after the end of each applicable 30-day period. Any payments pursuant to this Section 2(b)(vii) shall constitute the Holders’ exclusive remedy for such events; provided, however, if the Company certifies that it is unable to pay aggregate Liquidated Damages Amount in cash or immediately available funds because such payment would result in a breach under any of the Company’s credit facilities or other indebtedness filed as exhibits to the Company’s reports filed under the Securities Act or the Exchange Act, then the Company may pay the aggregate Liquidated Damages Amount in kind in the form of the issuance of additional shares of Common Stock. Upon any issuance of shares of Common Stock as liquidated damages, the Company shall promptly prepare and file an amendment to the Resale Registration Statement prior to its effectiveness to include such shares of Common Stock issued as liquidated damages as additional Registrable Securities. If shares of Common Stock are issued as liquidated damages after the Resale Registration Statement has been declared effective, the Company shall have no obligation to prepare and file a post-effective amendment to the Resale Registration Statement to include such shares nor shall the Company be obligated in any way to file a new registration statement for such shares; however if the Company is a well-known seasoned issuer (as defined in the rules and regulations of the Commission) (“WKSI”), the Company shall follow the procedures below in Section (c)(i) with respect to notice and offer to include such shares in a Piggyback Registration Statement. Holders shall not be entitled to Liquidated Damages with respect to any shares issued as Liquidated Damages. The determination of the number of shares of Common Stock to be issued as the aggregate Liquidated Damages Amount shall be equal to the aggregate Liquidated Damages Amount divided by the average of the closing sale price per share for the Common Stock (or if the Common Stock is not listed or traded on a national securities exchange, the average of the last reported bid and ask prices per share) for each of the 10 consecutive trading days ending on the trading day immediately preceding such date of determination.

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     (c) Public Offering.
     (i) If the Company proposes to file (i) a registration statement on Form S-1 or such other form under the Securities Act providing for the public offering of Common Stock for its own account for sale to the public in an Underwritten Offering, excluding the Resale Registration Statement, a registration statement on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), a registration statement for the sale of Common Stock issued upon conversion of debt securities or any other form not available for registering the Registrable Securities for sale to the public, or (ii) if the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Resale Registration Statement, a prospectus supplement to an effective shelf Registration Statement with respect to an Underwritten Offering of Common Stock for its own account, the Company will notify each Holder of the proposed filing and afford each Holder an opportunity to include in the such Registration Statement (the “Piggyback Registration Statement”) all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in the Piggyback Registration Statement all or part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from the Company in the case of a filing of a Registration Statement and within two (2) Business Days after the day of receipt of the above-described notice from the Company in the case of a filing of a prospectus supplement to an effective shelf Piggyback Registration Statement with respect to an Underwritten Offering, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in the Piggyback Registration Statement and provide the Company with such information with respect to such Holder as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. Any election by any Holder to include any Registrable Securities in the Piggyback Registration Statement will not affect the inclusion of such Registrable Securities in the Resale Registration Statement until such Registrable Securities have been sold under the Piggyback Registration Statement.
     (ii) Right to Terminate Registration. The Company shall have the right, in its sole discretion, to terminate or withdraw the Piggyback Registration Statement initiated by it referred to in this Section 2(c) prior to the effectiveness of such registration (or pricing in the event of an Underwritten Offering pursuant to an effective shelf Registration Statement) whether or not any Holder has elected to include Registrable Securities in such registration.
     (iii) Resale Registration not Impacted by Piggyback Registration Statement. The Company’s obligation to file the Resale Registration Statement pursuant to Section 2(a)(i) shall not be affected by the filing or effectiveness of the Piggyback Registration Statement.

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     (d) Underwriting.
     (i) Resale Registration. In the event that one or more Holders elect to dispose of Registrable Securities under the Resale Registration Statement pursuant to an Underwritten Offering and such Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $20,000,000, in the aggregate, the Company shall take all such reasonable actions as are requested by the managing underwriter in order to expedite and facilitate the registration and disposition of the Registrable Securities, including the Company causing appropriate officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such managing underwriter with respect to such Underwritten Offering, provided that the Company shall not be required to cause appropriate officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such managing underwriter with respect to such Underwritten Offering unless such Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $30,000,000, and provided, further, that the Company shall not be required to cause appropriate officers of the Company or its Affiliates to participate in a “road show” with respect to Underwritten Offerings under Resale Registration Statements more than once in any six-month period.
     (ii) Piggyback Registration. If the Registration Statement (or prospectus supplement with respect to an Underwritten Offering pursuant to an effective shelf Registration Statement) under which the Company gives notice under Section 2(c) is for an Underwritten Offering, the Company shall so advise the Holders of Registrable Securities. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of securities to be included, then the managing underwriter(s) may exclude securities (including Registrable Securities) from the Piggyback Registration Statement and Underwritten Offering, and any securities included in such Piggyback Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Piggyback Registration Statement and other holders of securities of the Company (on a pro rata basis based on the total number of shares of Common Stock then held by each such Holder of Common Stock who is requesting inclusion).
     (iii) General Procedures. The right of any such Holder’s Registrable Securities to be included in a Resale Registration Statement pursuant to Section 2(d)(i) or a Piggyback Registration Statement pursuant to Section 2(d)(ii) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Piggyback Registration Statement or Resale Registration Statement, as the case may be;

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provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its holdings and such Holder’s intended method of distribution and any other representation required by law.
     (iv) Market Stand-Off. Regardless of whether a Holder elects to include Registrable Securities in an Underwritten Offering, each Holder of Registrable Securities hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale or hedging or similar transaction with the same economic effect as a sale), grant any option or otherwise transfer or dispose of any Registrable Securities or other securities of the Company or any securities convertible into or exchangeable or exercisable for Common Stock of the Company then owned by such Holder (other than to donees, partners or members of the Holder who agree to be similarly bound) for a period not to exceed 90 days following the effective date of a registration statement for an Underwritten Offering or the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, other than the sale or distribution of Registrable Securities in such Underwritten Offering; provided, however, that:
     (A) such period shall in no event be greater than that which applies to executive officers and directors of the Company; and
     (B) the Holders shall be allowed any concession or proportionate release allowed to any of the Company’s officers or directors that entered into similar agreements (with such proportion being determined by dividing the number of shares of Common Stock being released with respect to such officer or director by the total number of issued and outstanding shares of Common Stock held by such officer or director).
In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.
     (v) Withdrawal. If any Holder disapproves of the terms of an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter delivered (i) prior to the commencement of any marketing efforts for the Underwritten Offering or (ii) at any time up to and including the time of pricing of the Underwritten Offering if the price to the public at which the Registrable Securities are proposed to be sold is less than 95% of the average of the closing sale price per share for the Common Stock (or if the Common Stock is not listed or traded on a national securities exchange, the average of the last reported bid and ask prices per share) for each of the 10 consecutive trading days ending on the trading day immediately preceding the fourth trading day prior to commencement of the marketing efforts for the Underwritten Offering.

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The Holder may agree to waive this right to withdraw with the Company, the underwriters or any custodial agent in any custody agreement and/or power of attorney executed by such Holder in connection with the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from such Registration Statement. No such withdrawal shall affect the Company’s obligation to pay all Registration Expenses, as described in Section 2(e) below.
     (vi) Selection of Underwriter. In connection with any Underwritten Offering under Section 2(d)(i) or 2(d)(ii), the Board of Directors of the Company shall have the sole right to select the managing underwriter(s) for each Underwritten Offering, each of which shall be a nationally recognized firm. The Company shall advise all Holders of the managing underwriter(s) for each proposed Underwritten Offering.
     (e) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall pay all transfer taxes payable by such Holder and bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable to underwriters or brokers in connection with a registration of Registrable Securities pursuant to this Agreement.
3.	RULE 144 REPORTING.
     With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:
     (a) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the Closing Date;
     (b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); and
     (c) so long as a Holder owns any Registrable Securities, to furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time 90 days after the Closing Date) and of the Securities Act and the Exchange Act, and (ii) such other reports and documents of the Company as a Holder may reasonably request and that are not otherwise publicly filed with the Commission or available on the Company’s website in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration.
4.	REGISTRATION PROCEDURES.
     (a) In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, (x) the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities

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Act to permit the sale of such Registrable Securities by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and (y) the Company shall:
     (i) Prepare and file with the Commission a Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 2(c)(ii) and Section 5, until there are no Registrable Securities outstanding;
     (ii) subject to Section 4(a)(vii), and Section 5, (1) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a)(i); (2) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (3) amend or supplement each such Registration Statement to include the Company’s quarterly and annual financial information and other material developments (until the Company is eligible to incorporate such information by reference into the Registration Statement), during which time sales of the Registrable Securities under the Registration Statement will be suspended until such amendment or supplement is filed and, in the case of an amendment, is effective;
     (iii) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, if any, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;
     (iv) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or blue sky laws of such jurisdictions in the United States as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a)(i) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv) and except as may be required by the Securities Act, (2) subject itself to taxation in any such jurisdiction, or (3) submit to the general service of process in any such jurisdiction;
     (v) notify each Holder promptly and, if requested by any Holder, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that

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purpose, (3) of any request by the Commission or any other federal, state or foreign governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, and (4) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which notice may be in the form of a Suspension Notice under Section 5(b));
     (vi) except as provided in Section 5, use commercially reasonable efforts to obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable;
     (vii) except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(a)(v)(4), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (viii) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters a signed counterpart, addressed to the underwriters, of: (1) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, in customary form and reasonably satisfactory to the underwriters, and (2) a “comfort” letter, dated the date of the final prospectus supplement for such offering or, if there is no prospectus supplement, the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent registered public accounting firm that has certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;
     (ix) in the case of an Underwritten Offering, enter into an underwriting agreement in customary form with the underwriters and take all other action required thereunder in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement and make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in such underwritten offerings and confirm the same to the extent customary if and when requested;

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     (x) make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (1) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (2) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (3) such records, documents or information have been generally made available to the public;
     (xi) if the Company is then publicly listed or traded, use its commercially reasonable efforts to list or include all Registrable Securities on the primary national securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed or traded, or if the Company is not then publicly listed but the Company meets the criteria for listing on such exchange or market, use its commercially reasonable efforts to list or include the Common Stock on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (as soon as practicable), as selected by the Company, including seeking to cure in its listing or inclusion application any deficiencies cited by the exchange or market, and thereafter maintain the listing on such exchange;
     (xii) prepare and file all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a)(i), the Company shall voluntarily file such reports pursuant to Section 15(d) of the Exchange Act through the effectiveness period required by Section 4(a)(i);
     (xiii) provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement;
     (xiv) (1) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and (2) make generally available to its securityholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act ) thereunder;
     (xv) provide and cause to be maintained a registrar and transfer agent for all Registrable Securities; and

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     (xvi) in connection with any sale or transfer of the Registrable Securities (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Securities, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of any certificates representing the Registrable Securities to be sold and to enable such Registrable Securities to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least two (2) Business Days prior to any sale of the Registrable Securities, provided that such Holder shall have provided the Company with any documents that are reasonably requested by the Company.
     (b) The Company may require, and it shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2, with respect to the Registrable Securities of any selling Holder, that each selling Holder furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities. In addition, if requested by the Company or the representative of the underwriters of securities of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a Registration Statement filed under the Securities Act. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
     (c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(a)(v)(3) or 4(a)(v)(4), such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
     (d) The Company agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable Securities that are registered under a Registration Statement at such time or the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Securities, it will not make any offer relating to the Common Stock that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 (an “Issuer Free Writing Prospectus”), required to be filed with the Commission. Each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus.

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5.	BLACK-OUT PERIOD.
     (a) Anything in this Agreement to the contrary notwithstanding, subject to the provisions of this Section 5 following the effectiveness of a Registration Statement, the Company may direct the Holders in accordance with Section 5(b) to suspend sales of the Registrable Securities pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but for no more than an aggregate of one-hundred (120) days in any rolling twelve (12)-month period commencing on the Closing Date (provided that no more than sixty (60) days of such one hundred twenty (120) days may be as a result of the following events (after excluding the days between the filing of any post-effective amendment to a registration statement with the Commission as a result of such events through the day such post-effective amendment is declared effective)) or for more than sixty (60) days in any rolling 90-day period as a result of such events (after excluding the days between the filing of any post-effective amendment to a registration statement with the Commission as a result of such events through the day such post-effective amendment is declared effective), if any of the following events shall occur: (i) a majority of the members of the Board of Directors of the Company shall have determined in good faith that (1) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company, (2) after the advice of counsel, the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and (3) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) the proposed transaction renders the Company unable to comply with Commission requirements; (ii) a majority of the members of the Board of Directors of the Company shall have determined in good faith that (1) the Prospectus included in the Registration Statement contains a material misstatement or omission as a result of an event that has occurred and is continuing; and (2) the disclosure of this material non-public information would be detrimental to the Company; (iii) a majority of the members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any Prospectus required under Section 10(a)(3) of the Securities Act, (2) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein, or (3) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information; or (iv) a majority of the members of the Board of Directors of the Company shall have determined to convert the Resale Registration Statement on Form S-1 to a Resale Registration Statement on Form S-3. In addition, the Company may direct the Holders in accordance with Section 5(b) to suspend sales of the Registrable Securities pursuant to a Registration Statement from time to time under Section 4(a)(ii) and Section 4(c). Upon the occurrence of any such suspension under clauses (iii) or (iv), the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to

16

promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as reasonably practicable.
     (b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Securities. The Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the suspension period. Holders hereby agree to hold in confidence any communications in response to a notice of, or the existence of any fact or any event giving rise to the suspension period.
     (c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented and amended Prospectus necessary to resume sales.
6.	INDEMNIFICATION AND CONTRIBUTION.
     (a) The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Securities and any underwriter (as determined in the Securities Act) for such Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable out-of-pocket costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee to the extent provided herein, joint or several, directly or indirectly related

17

to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document prepared by or with the Company for use in selling the securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, (ii) any sales by any Holder after the delivery by the Company to such Holder of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice, or (iii) the failure by a Purchaser Indemnitee to deliver a Prospectus, if delivery is otherwise required. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.
     (b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to (i) untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus, (ii) any sales by such Holder after the delivery by the Company to such Holder of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice, or (iii) the failure by a Purchaser Indemnitee to deliver a Prospectus, if required. The liability of any Holder pursuant to this subsection shall in no event exceed the gross proceeds received by such Holder from sales of Registrable Securities giving rise to such obligations.
     (c) If any Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party shall be entitled to assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the

18

Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
     (d) If the indemnification provided for in subsections (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such subsections, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative

19

fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable out-of-pocket legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder of Registrable Securities shall have the same rights to contribution as such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, member, employee, representative and agent of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (f) The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitees’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of securities sold by each of the Purchaser Indemnitees hereunder and not joint.
7.	LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.
     From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than two-thirds (2/3) of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective

20

holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder with respect to Section 2(d)(ii).
8.	MISCELLANEOUS.
     (a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than two-thirds (2/3) of the then outstanding Registrable Securities. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.
     (c) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing by delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or e-mail (if an e-mail address is provided by a Holder):
     (i) if to a Holder, at the most current address given by the transfer agent and registrar of the Common Stock to the Company (or, if more recent, at an address contained in a written notice from the Holder); and
     (ii) if to the Company at the offices of the Company at:
[New Quest Holdings Corp.]
9520 North May Avenue, Suite 300
Oklahoma City, OK 73120
Attention: President
(facsimile: 405-840-9897)
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The rights to

21

cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or shareholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 100,000 Registrable Securities (as adjusted for splits and combinations), (d) is an Affiliate of such Holder or (e) is a party to a total return swap with the Holder, provided, however, that such transfer shall not be effective for purposes of this Agreement until (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Each Holder agrees that any transferee of any Registrable Securities shall be bound by Section 4(b) and Section 7, whether or not such transferee expressly agrees to be bound.
     (e) Merger, Amalgamation, Consolidation, Etc. of the Company. If the Company is a party to any merger, amalgamation, consolidation, recapitalization, reorganization or otherwise pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other person (“Conversion Securities”), the issuer of such Conversion Securities shall assume (in a writing delivered to all Holders) all obligations of the Company hereunder. The Company will not effect any merger, amalgamation, consolidation, recapitalization, reorganization or otherwise described in the immediately preceding sentence unless the issuer of the Conversion Securities complies with this Section 8(e).
     (f) Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties

22

hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     (k) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein. The Stockholders agree that their rights under the Prior Registration Rights Agreement shall be replaced by this Agreement and that they shall have no further rights under the Prior Registration Rights Agreement.
     (l) Registrable Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
     (m) Adjustment for Splits, etc. Wherever in this Agreement there is a reference to a specific number of securities with respect to any Registrable Securities, then upon the occurrence of any subdivision, combination, or security dividend of such securities, the specific number of securities with respect to any Registrable Securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding securities of such class or series by such subdivision, combination, or security dividend.
     (n) Survival. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.
     (o) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court or arbitrator(s), as the case may be, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY: [NEW QUEST HOLDINGS CORP.]
By:
Name:
Title:

STOCKHOLDERS: ALERIAN OPPORTUNITY PARTNERS IV, LP By: ALERIAN OPPORTUNITY ADVISORS IV, LLC, its general partner
By:
Name:
Title:

Address for Notice: Alerian Capital Management 2100 McKinney Avenue, 18th Floor Dallas, TX 75201 ALERIAN OPPORTUNITY PARTNERS IX, L.P. By: ALERIAN OPPORTUNITY ADVISORS IX, LLC, its general partner
By:
Name:
Title:

Address for Notice: Alerian Capital Management 2100 McKinney Avenue, 18th Floor Dallas, TX 75201
Signature Page to Registration Rights Agreement

ALERIAN FOCUS PARTNERS, LP By: ALERIAN FOCUS ADVISORS, LLC, its general partner
By:
Name:
Title:

Address for Notice: Alerian Capital Management 2100 McKinney Avenue, 18th Floor Dallas, TX 75201 ALERIAN CAPITAL PARTNERS, LP By: ALERIAN CAPITAL ADVISORS, LLC, its general partner
By:
Name:
Title:

Address for Notice:

Alerian Capital Management
2100 McKinney Avenue, 18th Floor
Dallas, TX 75201

SWANK MLP CONVERGENCE FUND, LP

By: SWANK ENERGY INCOME ADVISORS, L.P.
       its general partner

By: SWANK CAPITAL, LLC
       its general partner

By:
Name:
Title:
Signature Page to Registration Rights Agreement

Address for Notice:

Swank Capital, LLC
Oak Lawn Ave, Suite 650
Dallas, TX 75219

SWANK INVESTMENT PARTNERS, LP

By: SWANK ENERGY INCOME ADVISORS, L.P.
       its general partner

By: SWANK CAPITAL, LLC
       its general partner

By:
Name:
Title:

Address for Notice:

Swank Capital, LLC
Oak Lawn Ave, Suite 650
Dallas, TX 75219

THE CUSHING MLP OPPORTUNITY FUND I, LP

By: CARBON COUNTY PARTNERS, LP
       its general partner

By: CARBON COUNTY GP I, LLC
       its general partner

By:
Name:
Title:

Address for Notice: Swank Capital, LLC Oak Lawn Ave, Suite 650 Dallas, TX 75219
Signature Page to Registration Rights Agreement

THE CUSHING GP STRATEGIES FUND, LP By: CARBON COUNTY PARTNERS, LP its general partner By: CARBON COUNTY GP I, LLC its general partner
By:
Name:
Title:

Address for Notice: Swank Capital, LLC Oak Lawn Ave, Suite 650 Dallas, TX 75219 BEL AIR MLP ENERGY INFRASTRUCTURE FUND, LP By: [___] its general partner
By:
Name:
Title:

Address for Notice: [___] TORTOISE CAPITAL RESOURCES CORPORATION
By:
Name:
Title:

Address for Notice: Tortoise Capital Resources Corporation 10801 Mastin Blvd., Suite 222 Overland Park, KS 66210
Signature Page to Registration Rights Agreement

TORTOISE GAS AND OIL CORPORATION
By:
Name:
Title:

Address for Notice: [Tortoise Gas and Oil Corporation 10801 Mastin Blvd., Suite 222 Overland Park, KS 66210]
Signature Page to Registration Rights Agreement

Exhibit 9.1(e)
List of Bank Consents Needed
QRC
Written consent of those lenders holding more than 66 2/3% of the unpaid principal balance of the loans under the Amended and Restated Credit Agreement, dated as of July 11, 2008, by and among Quest Resource Corporation, as borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders party thereto, as amended.
QELP
Written consent of those lenders holding more than 66 2/3% of the aggregate revolving commitments under the Amended and Restated Credit Agreement, dated as of November 15, 2007, among Quest Resource Corporation, as the Initial Co-Borrower, Quest Cherokee, LLC, as the Borrower, Quest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent and Collateral Agent, Keybank National Association, as Documentation Agent, and the Lenders party thereto, as amended.
Written consent of those lenders holding more than 66 2/3% of the term loans under the Second Lien Senior Term Loan Agreement, dated as of July 11, 2008, among Quest Cherokee, LLC, as the Borrower, Quest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent and Collateral Agent, Keybank National Association, as Syndication Agent, Société Générale, as Documentation Agent, and the Lenders party thereto, as amended.
QMLP
Written Consent of those lenders holding more than 66 2/3% of the aggregate revolving commitment under the Amended and Restated Credit Agreement, dated as of November 1, 2007 among Quest Midstream Partners, L.P. and Bluestem Pipeline, LLC, as the Borrowers, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders party thereto, as amended.